As filed with the Securities and Exchange Commission on April 19, 2002.

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant   [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement                    [ ]  Confidential, for Use of
[ ] Definitive Proxy Statement                          the Commission Only
[ ] Definitive Additional Materials                     (as permitted by
[ ] Soliciting Material Pursuant to Rule 14a-11(c)      Rule 14a-6(e)(2))
    or Rule 14a-12

                           DARLING INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         (5)   Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:

         -----------------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         (3)   Filing Party:

         -----------------------------------------------------------------------
         (4)   Date Filed:

         -----------------------------------------------------------------------

                           DARLING INTERNATIONAL INC.

                              [Logo to be inserted]

                     251 O'Connor Ridge Boulevard, Suite 300
                               Irving, Texas 75038



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD May [__], 2002



To the Stockholders of Darling International Inc.:

     An Annual Meeting of Stockholders of Darling International Inc. will be held on [________], May [__], 2002, at 10:00 a.m., local time, at our company's corporate headquarters located at the address set forth above, for the following purposes (which are more fully described in the accompanying Proxy Statement):

     1. To consider and approve the issuance to the lenders under our existing credit facility of (i) approximately 46.7 million shares of our common stock, such that the lenders will collectively own 75% of our issued and outstanding common stock and (ii) up to 110,000 shares of our newly created 6% cumulative redeemable Series A Preferred Stock with a liquidation preference of $100 per share. We will issue such common stock, as well as 100,000 shares of our newly created Series A Preferred Stock plus an additional number of shares of Series A
         Preferred Stock based on the level of our revolving credit with the lenders at the closing of the transactions described in this Proxy Statement, in exchange for the cancellation by the lenders of indebtedness owed by us to the lenders (Proposal No. 1);

     2. To consider and approve an amendment to our certificate of incorporation to facilitate the recapitalization described in Proposal No. 1, which amendment increases the number of authorized shares of our common stock from 25 million to 100 million (Proposal No. 2);

     3. To consider and approve an amendment to our certificate of incorporation to facilitate the recapitalization described in Proposal No. 1, which amendment grants to the lenders preemptive rights to purchase our common stock (Proposal No. 3);

     4. To elect five nominees, including the lenders' three designees (who will constitute a majority of a five-person Board of Directors), to the Board of Directors (Proposal No. 4); and


     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


     The affirmative vote of the holders of (i) a majority of the shares of our common stock present or represented at the Annual Meeting and entitled to vote thereon is required for approval of Proposal No. 1, (ii) a majority of the outstanding shares of our common stock entitled to vote thereon is required for approval of Proposal No. 2, (iii) a majority of the outstanding shares of our common stock entitled to vote thereon is required for approval of Proposal No. 3 and (iv) a plurality of the shares of our common stock voting is required for the election of each of the nominees for director and approval of Proposal No. 4 (assuming in each case a quorum is present). The effectiveness of each proposal is contingent upon the approval of the other proposals. We will not take any action on any proposal unless all proposals are approved.

     The Board of Directors unanimously recommends that you vote to approve each of the four proposals.

     The Board of Directors has fixed the close of business on March 29, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting, to assure your shares are represented at the Annual Meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required.

     A copy of our Annual Report for the year ended December 29, 2001 is enclosed for your convenience.

                                    By Order of the Board of Directors,




                                    Joseph R. Weaver, Jr.
                                    Secretary

Irving, Texas

April [__], 2002





                             YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
                  ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                TABLE OF CONTENTS

                                                                                                                Page
SUMMARY...........................................................................................................1
QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION..................................................................2
QUESTIONS AND ANSWERS ABOUT VOTING................................................................................7
OVERVIEW OF THE RECAPITALIZATION..................................................................................9
   The Recapitalization Transactions..............................................................................9
   Current and Post-Recapitalization Equity Ownership............................................................11
SOME EFFECTS OF THE RECAPITALIZATION.............................................................................12
BACKGROUND OF THE RECAPITALIZATION...............................................................................13
   Events Leading to the Recapitalization........................................................................13
FACTORS CONSIDERED BY THE BOARD OF DIRECTORS.....................................................................15

Engagement of The Blackstone Group L.P...........................................................................16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................17
PROPOSAL NO. 1 - APPROVAL OF THE ISSUANCE OF COMMON STOCK AND
   PREFERRED STOCK IN CONNECTION WITH THE RECAPITALIZATION.......................................................18
   Introduction..................................................................................................18
   Required Vote.................................................................................................18
   Recommendation of the Board of Directors......................................................................18
   Issuance of Common Stock to the Lenders.......................................................................18
   Issuance of Series A Preferred Stock to the Lenders; Terms of the Series A Preferred Stock....................18

PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO
   INCREASE AUTHORIZED COMMON STOCK..............................................................................20

   Introduction..................................................................................................20
   Required Vote.................................................................................................20
   Recommendation of the Board of Directors......................................................................20
   Increase in Authorized Common Stock and Issuance of Common Stock and
       Series A Preferred Stock to the Lenders...................................................................20

PROPOSAL NO. 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO
   GRANT PREEMPTIVE RIGHTS.......................................................................................21
   Introduction..................................................................................................21
   Required Vote.................................................................................................21
   Recommendation of the Board of Directors......................................................................22

   Preemptive Rights.............................................................................................22
THE RECAPITALIZATION AGREEMENT AND RELATED AGREEMENTS............................................................23
   The Recapitalization Agreement................................................................................23
   The New Amended and Restated Credit Agreement.................................................................29
   Terms of the Revolver.........................................................................................29
   Terms of the Term Loan........................................................................................30
   Registration Rights Agreement.................................................................................31

PROPOSAL NO. 4 - ELECTION OF DIRECTORS...........................................................................31

   Introduction..................................................................................................31
   Required Vote.................................................................................................33
   Recommendation of the Board of Directors......................................................................33

   Composition of the Board of Directors if Proposals No. 1, 2, 3 and 4 are Not Approved.........................33

OUR MANAGEMENT...................................................................................................34
   Executive Officers and Directors..............................................................................34
   Meetings and Committees of the Board of Directors.............................................................35
   Compensation of Directors.....................................................................................36
   Executive Compensation........................................................................................37
SUMMARY COMPENSATION TABLE.......................................................................................37
   Option Grants.................................................................................................38
   Option Exercises and Year-End Options Values..................................................................38


                                       i




   Severance Agreements..........................................................................................39
   Stock Option Plans............................................................................................39
   Annual Incentive Plan.........................................................................................40
   Pension Plan Table............................................................................................40
REPORT OF THE COMPENSATION COMMITTEE.............................................................................41
   Base Salaries.................................................................................................41
   Short Term Incentive Awards...................................................................................41
   Long Term Incentive Awards....................................................................................41
PERFORMANCE GRAPH................................................................................................42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................43
   Security Ownership of Certain Beneficial Owners...............................................................43
   Security Ownership of Management..............................................................................45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................45
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................46
UNAUDITED PRO FORMA FINANCIAL STATEMENTS.........................................................................46
   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET................................................................47
   UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS.....................................................48
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS................................................48
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS........................................................................................49
   Results of Operations.........................................................................................50
   Financing, Liquidity, Going Concern Risk and Capital Resources................................................52
   Quantitative and Qualitative Disclosures About Market Risks...................................................53
   Critical Accounting Policies..................................................................................53
   Recent Accounting Pronouncements..............................................................................54
REPORT OF THE AUDIT COMMITTEE....................................................................................55
   Audit Fees; Financial Information Systems Design and Implementation Fees; All Other Fees......................55
INDEPENDENT AUDITORS.............................................................................................56
OTHER MATTERS....................................................................................................56
ADDITIONAL INFORMATION...........................................................................................56
   Stockholder Proposals for Inclusion in Our 2003 Annual Meeting Proxy Statement and Proxy Card.................56
   Other Stockholder Proposals--Deadline for Consideration.......................................................56
Information Regarding Forward Looking Statements.................................................................56
WHERE YOU CAN FIND MORE INFORMATION..............................................................................57


                              [Logo to be inserted]

                     251 O'Connor Ridge Boulevard, Suite 300
                               Irving, Texas 75038

                                 PROXY STATEMENT
                      FOR AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD May [__], 2002


     This Proxy Statement is provided to the stockholders of Darling International Inc. ("Darling," "we," or "our company") in connection with the solicitation of proxies by the Board of Directors to be voted at an Annual Meeting of Stockholders to be held at our corporate headquarters located at the address set forth above, at 10:00 a.m., local time, on [__________], May [__], 2002, and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy is first being sent or given to stockholders on or about April [__], 2002. This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the Annual Meeting.

                                     SUMMARY


     This summary answers basic questions about the proposals. Although this summary attempts to summarize all material provisions of the proposals, we urge you to read the full Proxy Statement for full information about the proposals.

     This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The words "believe," "anticipate," "expect," "estimate," "intend" and similar expressions identify forward-looking statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See "Information Regarding Forward-Looking Statements" on page 70 of this Proxy Statement.

                                  Introduction


     Our existing credit facility with our lenders (the "Lenders") matured on June 30, 2001, at which time approximately $125.5 million of principal and interest became due and payable. We were unable to repay or refinance the credit facility when it matured, which resulted in a default under the credit facility. On June 29, 2001, we entered into a forbearance agreement with the Lenders in which the Lenders agreed not to enforce their remedies under the credit agreement. The Lenders also agreed to continue to make revolving loans under the credit facility. We have amended the forbearance agreement several times. It is currently scheduled to expire on April 30, 2002, after which the Lenders will be entitled to enforce all of their remedies under the credit facility and will no longer be obligated to make revolving loans to us. As a result, KPMG LLP, our independent auditors, have indicated in their audit report dated February 28, 2002 that these circumstances raise substantial doubt about our ability to continue as a going concern. As of April 15, 2002, the outstanding principal amount under our existing credit facility was approximately $119.2 million and we had a letter of credit under our existing credit facility outstanding in the face amount of $2.35 million.


     We have been unable to repay or refinance our existing credit facility. Following extensive negotiations with our Lenders, we have entered into a Recapitalization Agreement with our Lenders that provides for a reduction in the principal amount and a restructuring of our existing indebtedness on the terms and subject to the conditions set forth in the Recapitalization Agreement.

                QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION


What are we asking you to approve?


     We are asking you to approve four proposals necessary to allow us to restructure our indebtedness with our Lenders pursuant to a Recapitalization Agreement we have entered into with our Lenders.

     The first  proposal  for you to consider is the  issuance to the Lenders of
(i) approximately 46.7 million shares of our common stock and (ii) up to 110,000 shares of our newly created 6% cumulative redeemable Series A Preferred Stock with a liquidation preference of $100 per share. We will issue such common stock, as well as 100,000 shares of our newly created Series A Preferred Stock plus an additional number of shares of Series A Preferred Stock based on the level of our revolving credit with the Lenders at the closing of the transactions contemplated by the Recapitalization Agreement, in exchange for the cancellation by the Lenders of a portion of the indebtedness owed by us to the Lenders under our existing credit facility.

     The second proposal for you to consider is an amendment of our certificate of incorporation to facilitate the recapitalization described in the first proposal. The amendment increases the number of authorized shares of our common stock from 25 million to 100 million.

     The third proposal for you to consider is a second amendment of our certificate of incorporation to facilitate the recapitalization described in the first proposal. This amendment grants to the Lenders preemptive rights to purchase our common stock issued in the future.

     The fourth proposal for you to consider is the election of five nominees, including three designees of the Lenders (who will constitute a majority of our five-person Board of Directors), to our Board of Directors, for a term commencing on the consummation of the Recapitalization. The Lenders' three designees are O. Thomas Albrecht, Charles Macaluso and Richard A. Peterson. Two of our current directors, Messrs. Taura and Klink, have been nominated for re-election.

     Each of the four proposals is conditioned upon the approval of the other proposals.


What are the principal terms of the Recapitalization?

     When we refer in this Proxy Statement to the "Recapitalization," we mean the transactions contemplated by and the terms and conditions of the Recapitalization Agreement that we have entered into with our Lenders. Those transactions, include:


     o The issuance to the Lenders of approximately 46.7 million shares of common stock, such that the Lenders will collectively own 75% our issued and outstanding common stock and up to 110,000 shares of 6% cumulative redeemable Series A Preferred Stock with a liquidation preference of $100 per share in exchange for the Lenders canceling an aggregate of approximately $66.3 million of indebtedness owed by us;

     o Our entry into a new amended and restated credit agreement with the Lenders. The amended and restated credit agreement will provide for a $68.25 million term loan and a revolving credit facility of $10.1 million for working capital loans and letters of credit, which revolving credit facility may be increased by up to $8 million with a corresponding decrease in the Term Loan by an equivalent amount under certain circumstances, as described below under the heading "The Recapitalization Agreement and Related Agreements -- Terms of the Revolver";

     o The reduction in the size of our Board of Directors from six to five members and the election of the three designees of the Lenders and two existing directors to our Board of Directors for a term commencing on the consummation date of the Recapitalization and expiring at our 2003 annual meeting of stockholders; and

     o   Our granting certain preemptive rights to the Lenders.


     In order to issue the shares of common stock, we must, under the applicable provisions of the Delaware General Corporation Law, amend our certificate of incorporation to authorize additional shares of common stock. We are also amending our certificate of incorporation to grant preemptive rights to the Lenders. These amendments, together with our proposed issuance of the shares of common stock and the Series A Preferred Stock to the Lenders, require your approval in the manner set forth herein.


     Please read the information set forth under "Overview of the Recapitalization" and "The Recapitalization Agreement and Related Agreements" for details of the Recapitalization Agreement and the transactions contemplated thereby.


Why are we entering into the Recapitalization?


     We are entering into the Recapitalization because our existing credit facility matured on June 30, 2001 and the related forbearance agreement expires April 30, 2002. After extensive negotiations with the Lenders they are willing to amend the facility only upon the terms and conditions described herein and in the Recapitalization Agreement. We believe that no alternative financing is available to us. The Recapitalization is designed to provide us with sufficient financing to implement our business plan and improve our existing debt and capital structure. For additional information regarding the Recapitalization, please see "Overview of the Recapitalization" below.

What factors did the Board of Directors take into consideration in making their determination to approve the Recapitalization? Why has the Board of Directors recommended that I vote to approve the issuance of common stock and Series A Preferred Stock to the Lenders, the amendments to the certificate of incorporation and the election of the nominees for director?

     The Board of Directors considered a number of factors, which are discussed in this Proxy Statement beginning on page [ ]. Our existing credit facility matured on June 30, 2001 and the related forbearance agreement expires on April 30, 2002. We have been unable to obtain alternative financing. If the proposed Recapitalization is not consummated, we are not likely to be able to continue as a going concern and likely will be required to file for bankruptcy, in which event it is likely that there would be no value to our equity. If the Recapitalization is entered into, we expect to be able to continue as a going concern and pay our debts as they mature. The Board of Directors also considered, among other factors, the oral advice of our financial advisor, The Blackstone Group L.P., that under the circumstances the Recapitalization is reasonable, but this does not constitute an opinion or recommendation by The Blackstone Group L.P. to stockholders on how to vote with respect to the proposals. See "Engagement of the Blackstone Group L.P." Therefore, the Board of Directors has unanimously determined that the terms of the Recapitalization, including the issuance of common stock and Series A Preferred Stock to the Lenders, the amendments to the certificate of incorporation and the election of the Lenders' three nominees to the Board of Directors are in the best interests of Darling and our stockholders, and has unanimously recommended that the stockholders vote FOR approval of these proposals.


Why is a stockholder vote necessary to consummate the Recapitalization?

     Under the Delaware General Corporation Law, we are required to obtain stockholder approval to amend our certificate of incorporation to increase the number of our authorized shares of common stock from 25 million to 100 million to enable us to issue approximately 46.7 million shares of common stock to the Lenders and to amend our certificate of incorporation to grant preemptive rights to purchase shares of our common stock to the Lenders as part of the Recapitalization. In addition, we believe that the rules of the American Stock Exchange require that we obtain stockholder approval to issue 46.7 million shares of our common stock to the Lenders.

Following the Recapitalization, what percentage of our Company will the holders of our common stock immediately prior to the Recapitalization own?

     The holders of our common stock immediately prior to the Recapitalization will hold 25% of our outstanding common stock immediately following the Recapitalization. For additional information, please see "Overview of the Recapitalization--Current and Post-Recapitalization Equity Ownership."

Following the Recapitalization, what percentage of our Company will the Lenders own?

     None of the Lenders now beneficially owns any of our common stock. After giving pro-forma effect to the Recapitalization, the Lenders will own 75% of our issued and outstanding common stock. For additional information, please see "Overview of the Recapitalization--Current and Post-Recapitalization Equity Ownership." The shares of Series A Preferred Stock to be issued to the Lenders will constitute all of our outstanding preferred stock.

What are the principal terms of the Series A Preferred Stock, the Revolver and the Term Loan?

     The principal terms of the Series A Preferred Stock, the Revolver and the Term Loan are summarized in the following table. The information set forth in the table should be read in conjunction with the detailed information set forth elsewhere herein.


         Series A Preferred Stock                          Revolver                                  Term Loan
                  Amount                                    Amount                                    Amount
---------------------------------         ---------------------------------------   ------------------------------------------


$10 million (in aggregate liquidation      A revolving credit facility for loans     $68.25 million in aggregate principal
value) of cumulative redeemable            and letters of credit in the amount       amount (after application of $750,000 of
preferred stock; provided, however, that   $10.1 million, of which no loans and      existing cash collateral to repay loans
such amount is subject to increase at the  two letters of credit in the face         under the existing credit agreement at
Closing Date by up to $1 million based     amounts of $750,000 and $2.35 million,    closing). If, however, on the Closing
upon the amount then outstanding under     respectively, will be issued under the    Date, a letter of credit under the
our existing revolving credit facility.    existing credit agreement will be         existing credit agreement intended to
                                           outstanding thereunder and closing. If,   cover projected insurance claims and
                                           however, on the Closing Date, a letter    obligations in the approximate face
                                           of credit under the existing credit       amount of $8.0 million has been issued
                                           agreement intended to cover projected     and remains outstanding, the Revolver
                                           insurance claims and obligations in       will be increased to a maximum of $18.1
                                           the approximate face amount of $8.0       million and the initial Term
                                           million has been issued and remains       Loan will be decreased by the amount
                                           undrawn, the Revolver will be increased   of such  letter of credit (but not below
                                           to a maximum of $18.1 million and         $60.25 million.)
                                           the initial Term Loan will be decreased
                                           by the amount of such letter of credit
                                           (but not below $60.25 million).


           Redemption/Maturity                             Maturity                              Maturity/Payments

Mandatorily redeemable upon the earliest   The Revolver matures on the 5th           The Term Loan matures on the fifth
to occur of (i) a change of control of     anniversary of the Closing Date of the    anniversary of the Closing Date of the
our company, (ii) a sale of all or         Recapitalization.  The Revolver may not   Recapitalization.
substantially all of our consolidated      be cancelled or terminated unless the
assets, (iii) a dissolution or             Term Loan has been or will be             The Term Loan will be fully drawn at
liquidation of our company, or (iv) the    contemporaneously repaid in full.         closing, with the principal balance
fifth anniversary of the Closing Date of                                             thereof being repaid in installments due
the Recapitalization, at a redemption                                                quarterly on the last day of each third
price equal to the aggregate liquidation                                             full calendar month occurring after the
preference of the shares of the Series A                                             Closing Date: (i) $300,000 will be due
Preferred Stock, plus accumulated                                                    on each of the first eight quarterly
dividends and accrued and unpaid                                                     payment dates, and (ii) $1,200,000 will
dividends not yet accumulated to the date                                            be due on each quarterly payment date
of redemption                                                                        thereafter, with a final payment in the
                                                                                     amount of the entire remaining principal
Subject to the prior payment in full of                                              balance and all accrued and unpaid
all indebtedness under the Revolver and                                              interest thereon being due and payable
the Term Loan, we may redeem shares of                                               on the maturity date.  In addition to
Series A Preferred Stock in multiples of                                             the regularly scheduled principal and
not less than $1 million at any time,                                                interest payments, we will make
upon 30 days notice, at a redemption                                                 additional payments on the Term Loan to
price equal to the aggregate liquidation                                             the extent of (i) 25% for 2002, (ii) 35%
preference of the shares to be redeemed,                                             for 2003, and (iii) 50% for each year
plus accumulated dividends and accrued                                               thereafter of excess cash flow (defined
and unpaid dividends not yet accumulated                                             generally as EBITDA, less scheduled
to the date of redemption.  If less than                                             principal and interest payments on the
all shares of Series A Preferred Stock                                               Revolver and the Term Loan and permitted
are to be redeemed, they are required to                                             capital leases, plus or minus as
be redeemed pro-rata based on the number                                             applicable, any changes in adjusted
of shares of Series A Preferred Stock                                                working capital, less cash taxes paid,
owned.                                                                               less any required payments made under


                                       5





                                                                                     permitted non-compete agreements,
                                                                                     less permitted capital expenditures
                                                                                     up to $10,800,000 for 2002 (such
                                                                                     amount to increase by 5% per year
                                                                                     thereafter), which shall be calculated
                                                                                     and due annually, such payments
                                                                                     to be applied in inverse order
                                                                                     of maturity.

                Dividends                                Interest/Fees                               Interest


Dividends will accrue at a rate equal to   The Revolver will accrue interest at our  The Term Loan will bear interest at our
6% per annum.  Dividends on the Series A   election at either (i) 30, 60, or 90 day  election at either (i) 30, 60, or 90 day
Preferred Stock will be cumulative from    LIBOR plus 5.0% per annum, payable on     LIBOR plus 5.0% per annum, payable on
the issue date, whether or not declared,   the last day of each such LIBOR interest  the last day of each such LIBOR interest
and are to be either paid in cash          period, or (ii) Credit Lyonnais New York  period, or (ii) Credit Lyonnais New York
semi-annually or, at our election may be   Branch's prime rate plus 2.0% per annum,  Branch's prime rate plus 2.0% per annum,
accumulated, in which case the dividends   floating with an unused commitment fee    floating, payable quarterly and on the
will be added to the original issue        of 0.50% per annum and a facility fee of  maturity date.
price, and dividends will thereafter       1.5% per annum, with such prime rate
accrue on the original issue price as so   interest, unused commitment fees and
adjusted.  The new credit agreement,       facility fees being payable quarterly on
however, will prohibit us from paying      the last day of the third full calendar
dividends in cash so long as any           month occurring after the Closing Date
indebtedness or commitments remain         and the last day of each third month
outstanding under the Revolver or the      thereafter and on the maturity date.
Term Loan.
                                           Letter of credit fees payable to the
                                           Lenders will be 3% per annum on the
                                           face amount of each letter of credit
                                           outstanding, payable on each
                                           quarterly payment date in arrears
                                           plus a 0.125% per annum "fronting
                                           fee" paid to Credit Lyonnais New York
                                           Branch as the Agent (for its own
                                           account) as issuer of such letter of
                                           credit.
              Ranking/Voting                                Ranking                                   Ranking

The Series A Preferred Stock will rank     The Revolver will share a first priority  The Term Loan will share a first
senior to all of our other equity          lien with the Term Loan on substantially  priority lien with the Revolver on
securities with regard to rights to        all of our assets (subject only to        substantially all of our assets (with
receive dividends, redemptions and         certain permitted liens); provided,       the exception that all obligations and
distributions upon our dissolution,        however, that all obligations and         indebtedness under the Revolver will be
liquidation or winding up.  Except as      indebtedness under the Revolver will be   repaid prior to those under the Term
required by the Delaware General           repaid prior to those under the Term      Loan in the application of any payments
Corporation Law, the Series A Preferred    Loan in the application of any payments   received after the occurrence and during
Stock will be non-voting.                  received after the occurrence and during  the continuance of an event of default
                                           the continuance of an event of default    under the new credit agreement).
                                           under the new credit agreement.



              Convertibility                            Convertibility                            Convertibility


The Series A Preferred Stock will not be   Borrowings under the Revolver will not    Borrowings under the  Term Loan will not
convertible into our common stock.         be convertible into our capital stock.    be convertible into our capital stock.



                       QUESTIONS AND ANSWERS ABOUT VOTING

Who is entitled to vote at the Annual Meeting?


     You are entitled to vote your shares of Darling common stock at the Annual Meeting and any adjournment or postponement thereof if our records show that you owned the shares at the close of business on March 29, 2002. A total of 15,568,362 shares of common stock are eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card shows the number of shares you are entitled to vote at the meeting.


How do I vote?

     Your shares may only be voted at the Annual Meeting if you are present or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided.

     You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy, or by voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

     If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.


     All shares entitled to vote that are represented by properly-completed proxies received prior to the Annual Meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly-completed proxy will be voted (i) FOR Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 and (ii) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

     All stockholders that were stockholders of Darling as of the record date (March 29, 2002), or their authorized representatives, may attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you should bring proof of ownership, such as a bank or brokerage account statement, to the Annual Meeting to ensure your admission.


How will votes be counted?

     The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve Proposal No. 1 -- Issuance of Common Stock and Preferred Stock in Connection with the Recapitalization. Abstentions will have the same effect as a vote cast "against" Proposal No. 1. Broker "non-votes" will have no effect.

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve Proposal No. 2 -- Amendment to Certificate of Incorporation to Increase Authorized Common Stock. Abstentions and broker "non-votes" will have the same effect as a vote cast "against" Proposal No. 2.

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve Proposal No. 3 -- Amendment to Certificate of Incorporation to Grant Preemptive Rights. Abstentions and broker "non-votes" will have the same effect as a vote cast "against" Proposal No. 3.

     With respect to the nominees for director under Proposal No. 4 -- Election of Directors, to be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director.

     Each of the four proposals is conditional upon the approval of the other proposals.


Who will count the votes?

     Our transfer agent, EquiServe Trust Company, N.A., will tally the vote, and will serve as inspector of the Annual Meeting.

Will I have appraisal rights?

     Our stockholders are not entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, whether or not they vote against the proposals.

How are proxies being solicited and who will pay for the solicitation of proxies?

     We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. We will also use the services of the proxy solicitation firm of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies. For such services, we will pay a fee that is not expected to exceed $5,000, plus out-of-pocket expenses.

Who can help answer my other questions?

     If you have more questions about voting or wish to obtain another proxy card, you should contact:

                              Joseph R. Weaver, Jr.
                          General Counsel and Secretary
                           Darling International Inc.
                     251 O'Connor Ridge Boulevard, Suite 300
                               Irving, Texas 75038
                             Telephone: 972.717.0300
                                Fax: 972.281.4475
                    E-mail: corporatesecretary@darlingii.com

                        OVERVIEW OF THE RECAPITALIZATION


The Recapitalization Transactions

     On March 15, 2002, we entered into the Recapitalization Agreement with the Lenders, which we believe provides us with sufficient financing to implement our business plan and improve our existing debt and capital structure. The principal components of the Recapitalization consist of:


     o The issuance to the Lenders of approximately 46.7 million shares of common stock, such that the Lenders will collectively own 75% our issued and outstanding common stock and up to 110,000 shares of 6% cumulative redeemable Series A Preferred Stock with a liquidation preference of $100 per share in exchange for the Lenders canceling an aggregate of approximately $66.3 million of indebtedness owed by us, comprised of (i) the principal amount of loans in excess of $68.25 million under our existing credit agreement, (ii) a portion of the accrued and unpaid interest and commitment fees owing under our existing credit agreement and (iii) the $3,855,000 forbearance fee we owe to the Lenders under the forbearance agreement we entered into with the Lenders in June 2001, as amended;

     o Our entry into a new amended and restated credit agreement with the Lenders. The amended and restated credit agreement will provide for a $68.25 million term loan and a revolving credit facility of $10.1 million for working capital loans and letters of credit. The Term Loan will mature on the fifth anniversary of the Closing Date and will have the terms described below under "The Recapitalization Agreement and Related Agreements -- Terms of the Term Loan." The Revolver will mature on the fifth anniversary of the Closing Date and may be increased by up to $8 million with a corresponding decrease in the Term Loan by an equivalent amount under certain circumstances, as described below under the heading "The Recapitalization Agreement and Related Agreements -- Terms of the Revolver";

     o The reduction of our indebtedness to the Lenders from approximately $135.8 million to $68.25 million principal amount plus approximately $1.25 million of accrued interest, after giving effect to any borrowings (including reimbursement obligations for letters of credit) under the Revolver and the Term Loan at the Closing Date (representing the renewal, modification and extension of advances made by the Lenders to us under the existing credit agreement);

     o The reduction in the size of our Board of Directors from six to five members and the election of the three designees of the Lenders and two existing directors to our Board of Directors for a term commencing on the consummation date of the Recapitalization and expiring at our 2003 annual meeting of stockholders;


     o   Our granting certain preemptive rights to the Lenders; and

     o Our filing a registration statement with the Securities and Exchange Commission after the consummation of the Recapitalization covering, upon its effectiveness, sales by the Lenders, their successors and permitted assigns and transferees, of the shares of common stock and Series A Preferred Stock we issue to the Lenders at consummation of the Recapitalization; we also will grant the Lenders certain other registration rights relating to such shares.


     Please read the information set forth under "The Recapitalization Agreement and Related Agreements" for details of the Recapitalization Agreement and the transactions contemplated thereby.

     At the consummation of the Recapitalization, we will enter into certain agreements and instruments providing for the contemplated transactions, including, without limitation, an amended and restated credit agreement and a registration rights agreement, the terms and conditions of which are summarized herein. The Recapitalization Agreement and the first amendment to the Recapitalization Agreement (excluding exhibits and schedules) are attached to this Proxy Statement as Annex C and Annex D. We urge you to read the entire Recapitalization Agreement, together with the exhibits thereto containing forms of such agreements and instruments, copies of which exhibits may be obtained from our company. See "Where You Can Find More Information."

     The Recapitalization will be consummated as soon as the conditions set forth in the Recapitalization Agreement have been satisfied, including approval of the Recapitalization by our stockholders at the Annual Meeting. Although we are currently working to satisfy all of such closing conditions, including the delivery of customary legal opinions, certificates, and security agreements under the new amended and restated credit agreement, we cannot assure you that all of such conditions will be satisfied or that the Recapitalization will be consummated. We refer to the date on which the Recapitalization is consummated as the "Closing Date" throughout this Proxy Statement.

Current and Post-Recapitalization Equity Ownership

     The table below sets forth information regarding the beneficial ownership of our outstanding common stock within the meaning of Rule 13d-3 under the Exchange Act as of March 14, 2002 and, for illustrative purposes, the beneficial ownership of our outstanding common stock after giving effect to the Recapitalization, assuming the Recapitalization had occurred on such date.



                                                                                      Immediately Following
                                        Prior to the Recapitalization                 the Recapitalization
                                                               % of                                      % of
               Name                   No. of Shares       Common Stock         No. of Shares        Common Stock


Existing Beneficial Owners:
   Morgens, Waterfall Group(1)           7,350,751               46.3%            7,350,751               11.8%
   CIBC Oppenheimer Corp./
    Contrarian Capital
    Management, L.L.C. (2)               1,559,248               10.0             1,559,248                2.5
   Intermarket Corp.                     1,416,104                9.1             1,416,104                2.3

All Other Existing Beneficial
Owners(3)                                7,875,136               44.0             7,875,136               11.2

Lenders:
   Credit Lyonnais New York Branch                                                4,359,141                7.0
   PPM America Special
    Investments Fund, LP                                                         17,902,607               28.7
   Bank One N.A.                                                                  6,434,923               10.3
   Credit Agricole Indosuez                                                       2,075,782                3.3
   Wells Fargo Bank (Texas)
    National Association                                                                363                 **
   ARK CLO 2000-1 Limited                                                         1,037,891                1.7
   Cerberus Partners, L.P.                                                        8,355,849               13.4
   Avenue Special Situations
    Fund II L.P.                                                                  6,538,530               10.5
       Total Lenders                                                             46,705,086               75.0

--------------------------

**   Less than 1%.

(1) The Morgens, Waterfall Group consists of Phoenix Partners; Betje Partners; Phaeton B.V.I.; Morgens Waterfall Income Partners; Morgens, Waterfall, Vintiadis & Company, Inc.; Restart Partners L.P.; Restart Partners II, L.P.; Restart Partners III, L.P.; Restart Partners IV, L.P.; Restart Partners V, L.P., MWV Employee Retirement Plan Group Trust; Endowment Restart, L.L.C.; Edwin H. Morgens; and Bruce Waterfall. For detailed beneficial ownership information relating to each member of the Morgens, Waterfall Group, see "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Certain Beneficial Owners." Includes 302,250 shares that may be acquired upon the exercise of presently exercisable options.

(2) Contrarian Capital Management, L.L.C. does not directly own any of the common stock but may be deemed to indirectly beneficially own 1,559,248 shares of common stock by virtue of its position as investment adviser to CIBC Oppenheimer Corp. regarding such shares of common stock.

(3) Includes 2,330,627 shares that may be acquired upon the exercise of presently exercisable options.

     For more information about the beneficial ownership of our common stock, see "Security Ownership of Certain Beneficial Owners and Management."

                  RISK FACTORS RELATED TO THE RECAPITALIZATION



     Stockholders   should   consider  the   following   risks  related  to  the
Recapitalization.


The Series A Preferred Stock, the Revolver and the Term Loan Will Have Rights Senior to the Common Stock


     The Lenders, as holders of the Series A Preferred Stock, the revolving loans and the Term Loan, will have rights that are senior to those of the holders of our common stock. The Lenders, as holders of the revolving loans and the Term Loan will be our creditors and, as such, will have a claim against our assets senior to the claim of the holders of our equity securities in the event of our liquidation or bankruptcy. The holders of the Series A Preferred Stock will also have a claim against our assets senior to the claim of the holders of the common stock in the event of our liquidation or bankruptcy. As a result, in the event of our liquidation or bankruptcy it is likely that there will be no assets available for distribution to our equity holders and thus no value to our equity. The aggregate amount of the senior claims of the holders of the Series A Preferred Stock, the revolving loans and the Term Loan will initially be at least $78.25 million principal plus approximately $1.25 accrued interest and will increase thereafter due to additional borrowings under the Revolver, accrued and unpaid dividends on the Series A Preferred Stock and accrued and unpaid interest on the Revolver and the Term Loan.


The Recapitalization Will Have a Significant Dilutive Effect on Our Existing Stockholders


     The Recapitalization will have a significant dilutive effect on the ownership interest of our existing stockholders. For example, a stockholder who owns 4% of our outstanding common stock immediately before the Recapitalization, will own only 1% of our outstanding common stock immediately after the Recapitalization. Immediately after the Recapitalization, our existing stockholders will own 25% of our outstanding common stock and the Lenders will own 75% of our outstanding common stock.


The  Lenders  Will  Exercise   Significant  Control  Over  All  Major  Corporate
Transactions


     The Lenders will hold 75% of our common stock outstanding immediately following the Recapitalization. In addition, the Lenders will have designated three representatives to be nominated for election to our Board of Directors. As a result, the Lenders will control our Board of Directors following the consummation of the Recapitalization. The Lenders, who may have interests with respect to their investment in our company that differ from those of other stockholders, will be able to take actions that may disadvantage our other stockholders . The Lenders' three designees to our Board of Directors and the preemptive rights and registration rights to be granted to the Lenders as part of the Recapitalization are described below under Proposal No. 3, under Proposal No. 4, and under "The Recapitalization Agreement and Related Agreements -- Registration Rights Agreement."


The Significant Ownership Interest of the Lenders Could Make it Difficult for a Third Party to Pursue a Change of Control of our Company

     The ownership by the Lenders of a substantial majority of our common stock and the terms of the Series A Preferred Stock and the Term Loan could make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to the interests of our other stockholders.

Sales of the Securities Acquired in Connection with the Recapitalization in the Public Market Could Lower our Stock Price

     Sales of the securities acquired in connection with the Recapitalization in the public market or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise funds necessary to run our business through a public offering of our equity securities.


     In connection with the Recapitalization, we have entered into a registration rights agreement with the Lenders that will obligate us to register under the Securities Act the shares of common stock and Series A Preferred Stock held by the Lenders and to maintain such registration for the foreseeable future. These registration rights are described in further detail below under the heading "The Recapitalization Agreement and Related Agreements -- Registration Rights Agreement."

We May Not Have the Ability to Raise the Funds Necessary to Finance a Required Mandatory Redemption of the Series A Preferred Stock

     The Series A Preferred Stock will be mandatorily redeemable upon the earliest to occur of

     o   a change of control of our company,

     o a sale of all or substantially all of our consolidated assets,a dissolution or liquidation of our company, or

     o   the fifth anniversary of the Closing Date,

to the extent we have legally available funds, at a redemption price equal to the aggregate original issue price of the shares to be redeemed, plus accumulated dividends and accrued and unpaid dividends not yet accumulated to the date of redemption. This represents a significant future liability that we may face. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the new amended and restated credit agreement in an amount sufficient to enable us to redeem the Series A Preferred Stock when required to do so.


In the Absence of the Recapitalization there is Substantial Doubt About Our Ability to Continue as a Going Concern

     Because we did not make the principal payments under our existing credit facility when it matured on June 30, 2001, we are in default under our existing credit agreement. In connection with the Recapitalization Agreement, the Lenders agreed to extend the forbearance period and not exercise their remedies until April 30, 2002. If we are unable to consummate the Recapitalization, we will not be able make the principal payment due under the existing credit agreement and, accordingly, after April 30, 2002, the Lenders could exercise their rights to realize upon the collateral securing the debt (which comprises substantially all of our assets). KPMG LLP, our independent auditors, have indicated in their audit report dated February 28, 2002 that these circumstances raise substantial doubt about our ability to continue as a going concern.

                       BACKGROUND OF THE RECAPITALIZATION

Events Leading to the Recapitalization

     Our existing credit facility with the Lenders matured on June 30, 2001, at which time approximately $125.5 million of principal and interest became due and payable. Our management also investigated other sources of financing but was unable to find any. As a result, we were unable to repay or refinance the credit facility when it matured, which resulted in a default under the credit facility. On June 29, 2001, we entered into a forbearance agreement with the Lenders in which the Lenders agreed not to enforce their remedies under the credit agreement. The Lenders also agreed to continue to make revolving loans under the credit facility. We have amended the forbearance agreement several times. It is currently scheduled to expire on April 30, 2002, after which the Lenders will be entitled to enforce all of their remedies under the credit facility and will no longer be obligated to make revolving loans to us. As a result, KPMG LLP, our independent auditors, have indicated in their audit report dated February 28, 2002 that these circumstances raise substantial doubt about our ability to continue as a going concern. As of April 15, 2002, the outstanding principal amount under our existing credit facility was approximately $119.2 million and we had a letter of credit under our existig credit facility outstanding in the face amount of $2.35 million.


     Our principal products are meat and bone meal, tallow and yellow grease. The prices we receive for our products are established by international commodities markets, which are influenced by factors such as crop production, global economic events, and worldwide supply and demand. Prices declined between 1996 and December 2001, from a blended production value of $18.15 at December 1996 to $11.70 at December 1998, $9.29 at December 2000, and $9.49 at December 2001, and our revenues have decreased significantly.


     Due primarily to these declines in prices, earnings before interest, taxes, depreciation and amortization (EBITDA) declined from $48.1 million in fiscal 1997 to $20.1 million in fiscal 1998, $20.9 million in fiscal 1999, $25.8 million in fiscal 2000 and $30.6 million in fiscal 2001. For these same periods, debt to equity increased from 2.11:1.00 for fiscal 1997, to 3.91:1.00 for fiscal 1998, to 5.39:1.00 for fiscal 1999, to 40.21:1.00 for fiscal 2000 and a deficit of $9.7 million in net worth for fiscal 2001 with outstanding debt of $120.1 million. This substantial decline in EBITDA from 1997 levels, coupled with ongoing cash requirements such as capital expenditures, prevented us from having sufficient internally generated cash to repay the debt outstanding under its existing credit agreement at the June 30, 2001 maturity date, and also deterred lending institutions from providing refinancing alternatives to us.

     We have taken a number of steps to offset the decline in revenue including implementing cost reduction programs and putting increased emphasis on collection charges. As a result, throughout the period of price declines, we maintained positive operating cash flow and met all of our obligations under our existing credit facility, including scheduled amortization payments other than a $125.5 million principal payment due at the maturity of our existing credit facility on June 30, 2001. Since the commencement date of the existing credit facility, we have voluntarily reduced our revolving credit commitment from $135 million to $126.5 million, and have completely repaid a $50 million term loan.

     Discussions with Fleet, the agent bank under our existing credit facility at that time, began during the latter part of 2000 and into the first quarter of 2001, in anticipation of the existing facility maturing on June 30, 2001. As discussions with Fleet continued, we continued to look for alternative sources of financing, none of which materialized.

     On March 20, 2001, we received a proposal from Fleet. The proposal called for an exchange of the existing credit facility into a $25 million revolving credit facility, a $50 million senior secured amortizing note and a $60 million convertible debenture, convertible into an 85% ownership stake in our company. The proposal also called for interest rates well in excess of what we believed to be market, three-year maturies on the senior debt instruments and a five-year maturity on the convertible debenture. Under the Fleet proposal, stockholders would be giving up substantial ownership without reducing the leverage on our balance sheet.

     In contemplation of the initial maturity of the loans at June 30, 2001 and faced with a soft financing market and the recent proposal from Fleet, we hired The Blackstone Group L.P. as financial advisors effective as of March 23, 2001. See "Engagement of The Blackstone Group L.P."

Negotiations with the Lenders

     Following its retention, Blackstone began to conduct its due diligence, contact various parties with regard to alternative sources of financing, including possible third party investment in our company, and assisted us in developing a plan for negotiating with the Lenders. At a meeting of the Board of Directors on April 25, 2001, we, with the assistance of Blackstone, presented a counter offer to be made to the Lenders. On April 27, 2001, we made the counter offer to the previously received proposal from Fleet with substantially the same structure but with lower interest rates, a five-year maturity on all instruments and a decrease in the amount of equity into which the convertible debentures would be convertible, from 85% to 25% of the fully diluted equity of our company.

     Following their receipt of our counter proposal, the Lender group, with Policano & Manzo as financial advisors, expanded the negotiating group beyond Fleet, to include the other Lenders. We then began to assist the Lenders' advisors in conducting their due diligence. On May 15, 2001, we, Blackstone and the lenders' negotiating group held a meeting at which we discussed our counterproposal and the lenders' reaction thereto. As the maturity of our existing facility was approaching, the Lenders agreed to work towards a forbearance agreement while their advisors continued their due diligence. During that time, we and Blackstone also continued to have discussions with various parties with respect to alternative sources of financing. Several confidentiality agreements were signed , however, there were no indications of interest .

     In June 2001, a steering committee for the Lenders met with us and negotiated a forbearance agreement dated June 29, 2001, which provided, among other things, that (i) Credit Lyonnais New York Branch would replace Fleet Bank as agent; (ii) the Lenders would forbear from exercising remedies relating to certain asserted defaults through October 31, 2001; (iii) the revolving commitment would be reduced to $128.5 million; and (iv) certain additional terms and covenants, including the interest rate, would be modified.

     From June 2001 until late July 2001, we and Blackstone continued to work with the Lender's advisors on their due diligence and clarifying various aspects of our proposal. During that time, various additional term sheets were exchanged, none of which contemplated a reduction in our leverage. On July 25, 2001, during a meeting with the Lenders, the Lenders expressed concerns with the over leveraging of our company. We asked the Lenders to consider a de-leveraging recapitalization, with a conversion of a portion of the Lenders' claims into straight equity. On August 10, 2001, the Lenders proposed a structure that contemplated deleveraging our company which included senior debt of $74 million with 85% of our common stock ownership to go to the Lenders.

     From August 2001 through October 2001, additional terms sheets were exchanged and on October 23, 2001, we finally reached an agreement on a structure that served as the basis of the Recapitalization. On October 25, 2001, at a meeting of the Board of Directors, Blackstone orally advised the Board of Directors that under the circumstances the proposed structure was reasonable. The Board of Directors then approved our entering into negotiations with respect to definitive documents for the proposed structure. An amendment to the forbearance agreement was entered into dated October 31, 2001, which further extended the forbearance period from October 31, 2001 through January 31, 2002.

Final Negotiations and Documentation

     Following the execution of the first amendment to the forbearance agreement, extensive negotiations between the steering committee and our management continued and we began to negotiate the details of the new amended and restated credit agreement and the Recapitalization Agreement. Our management also investigated, and we continued to pursue, alternative means of financing but we were unsuccessful in finding investors or other financial institutions willing to invest in our company or to provide credit or other means of financing. As a result, no viable alternatives to the Recapitalization Agreement have been presented to the Board of Directors for its consideration.

     On January 31, 2002, another amendment to the forbearance agreement was entered into, which further extended the forbearance period through February 28, 2002. Our senior management presented the terms and conditions of the Recapitalization Agreement to our Board of Directors at a meeting of the Board of Directors held on February 11, 2002. At such meeting the Board of Directors approved the Recapitalization Agreement and resolved that the Recapitalization be submitted to our stockholders for approval at the Annual Meeting.

     On February 28, 2002, the third amendment to the forbearance agreement was signed further extending the forbearance period to March 15, 2002. On March 15, 2002 we and the Lenders signed the Recapitalization Agreement, at which time the forbearance period was further extended to April 30, 2002. Effective April 1, 2002, we and the Lenders entered into an amendment to the Recapitalization Agreement. All descriptions of the Recapitalization Agreement in this Proxy Statement relate to the Recapitalization Agreement as so amended.

                  FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

     The material factors that the Board of Directors considered in connection with the Recapitalization are described below. In addition, because of our financial condition, the Board of Directors also considered the effect of the Recapitalization upon our creditors. Except as noted below, the Board of Directors considered the following factors to be positive factors supporting its determination that the Recapitalization is in the best interests of our company, including the stockholders. The material positive factors the Board of Directors considered were:


     (1) Our existing credit facility matured on June 30, 2001 and the related forbearance agreement, as amended, expires on April 30, 2002. We have been unable to obtain alternative financing. If the proposed Recapitalization is not consummated, we are likely to become insolvent and be required to file for bankruptcy, in which event it is likely that there would be no value to our equity. Based upon our cash flow projections and our decreased indebtedness following the Recapitalization, if the Recapitalization is entered into, we expect to be able to continue as a going concern and pay our debts as they mature.

     (2) The Board of Directors believes that the transactions with the Lenders are the only reasonably available transactions that would give us the liquidity and flexibility we need to fund our ongoing operations and offer a reasonable opportunity for us to achieve our strategic objectives. Although our management also investigated and continued to pursue alternative means of financing, we were unsuccessful in finding investors or other financial institutions willing to invest in our company or to provide credit or other means of financing. As a result, no viable alternatives to the Recapitalization were presented to the Board of Directors for its consideration.

     (3) Our liquidity and financial strength will improve as a result of the Recapitalization. The Recapitalization will result in a reduction of our indebtedness to the Lenders from approximately $135.8 million to $68.25 million principal plus approximately $1.25 million of interest, after giving effect to any borrowings under the Revolver and the Term Loan at the Closing Date (representing the renewal, modification and extension of advances made by the Lenders to us under the existing credit agreement); the cancellation of accrued interest, commitment fees and the forbearance fee payable aggregating approximately $8.1 million; and improve our debt to total capitalization ratio as of December 29, 2001 from 108.7% on an actual basis to 83.3% on a pro forma basis giving effect to the Recapitalization.


     (4) The Board of Directors believes that the recent trading prices of our common stock and the current conditions of the United States capital markets make it unlikely that we could raise any additional capital through the sale of equity or debt securities for the foreseeable future.

     (5) The terms of the Recapitalization were the result of extensive arm's-length negotiations between our management and our advisors, and the Lenders and their advisors.


     (6) The oral advice of Blackstone, given to the Board of Directors that under the circumstances the Recapitalization is reasonable, but this does not constitute an opinion or a recommendation of Blackstone to stockholders on how to vote with respect to the proposals. See "Engagement of The Blackstone Group L.P."


     The Board of Directors also considered the following negative factors in making their determinations. You should consider these in deciding whether to vote for the proposals:

     (1) The Recapitalization will significantly dilute the holdings of our existing stockholders. Following the closing of the Recapitalization, our existing stockholders will hold a substantially lesser proportion of our common equity. As a result of the Recapitalization, the Lenders will receive shares of our common stock, representing 75% of our common stock outstanding immediately following the consummation of the Recapitalization.

     (2) The significant common stock ownership of the Lenders could effectively deter a third party from making an offer to acquire us. In addition, the terms of the Series A Preferred Stock, which require mandatory redemption upon a change of control, could deter a third party from making an offer to acquire us and could otherwise prevent changes in control or management. Such an offer might involve a premium stock price or other benefits for stockholders.

     (3) The Lenders, as holders of the Revolver, the Term Loan and Series A Preferred Stock, will have preferential rights on distributions if we are liquidated, which means that holders of our common stock would not have the right to receive any distribution on liquidation until the Revolver and the Term Loan are repaid in full and the Lenders receive their liquidation preference with accumulated and accrued dividends on the Series A Preferred Stock.


     (5) Whether or not the Recapitalization is consummated, we are required to reimburse the agent for the Lenders for expenses incurred in connection with the Recapitalization.


     The Board of Directors believes that, on balance, the possible benefits to our stockholders from the positive factors outweighed the possible detriments from the negative factors summarized above.

     In view of the variety of factors considered, the Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the above factors considered or determine that any factor was of particular importance in reaching its determination. Rather, the Board of Directors views its position and its recommendation as being based upon its judgment, in light of the totality of the information presented and considered, of the overall effect of the Recapitalization on the stockholders compared to any reasonably available alternative transaction.


                     Engagement of The Blackstone Group L.P.

     In contemplation of the initial maturity at June 30, 2001 of the loans under our existing credit facility, effective as of March 23, 2001, we retained The Blackstone Group L.P. to act as our financial advisor on an exclusive basis pursuant to an engagement letter between us and Blackstone. We retained Blackstone to provide financial advisory services to us in connection with a possible restructuring of our liabilities and to assist us in analyzing, structuring, negotiating and effecting a restructuring.

     Blackstone was selected by us to act as our financial advisor based on Blackstone's qualifications, expertise and reputation as well as Blackstone's experience in advising companies in connection with restructurings and distressed situations. On October 25, 2002, at a meeting of the Board of Directors held to consider whether to proceed with negotiations with respect to the Recapitalization, Blackstone orally advised the Board of Directors that under the circumstances the October 23 proposal, which would become the basis of the Recapitalization, was reasonable.

     Blackstone's oral advice as to the reasonableness, under the circumstances, of the October 23 proposal, which would become the basis of the Recapitalization was intended for the use and benefit of the Board of Directors in its consideration of the Recapitalization. Blackstone's oral advice was not intended to be and does not constitute an opinion or recommendation to stockholders on how to vote with respect to the proposals.

     Pursuant to the engagement letter, Blackstone agreed to render the following financial advisory services:

     o   assist in the evaluation of our businesses and prospects;

     o assist in the development of our long-term business plan and related financial projections;

     o assist in the development of financial data and presentations to our Board of Directors, various creditors and other third parties;

     o analyze various restructuring scenarios and the potential impact of these scenarios on the value of our company and the recoveries of those stakeholders impacted by the restructuring;

     o advise our Board of Directors on the reasonableness, under the circumstances, of any restructuring proposal;

     o provide strategic advice with regard to restructuring or refinancing of our obligations;

     o   evaluate our debt capacity and alternative capital structures;

     o participate in negotiations among us and our creditors, suppliers, lessors and other interested parties as requested;

     o provide expert testimony in bankruptcy court if appropriate and as required; and

     o provide such other advisory services as are customarily provided in connection with the analysis and negotiation of a restructuring, as requested and mutually agreed.

     In analyzing the Recapitalization, Blackstone assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by Blackstone that was publicly available, that was supplied or otherwise made available to Blackstone by us, or that was otherwise reviewed by or discussed with Blackstone. Without limiting the generality of the immediately preceding sentence, Blackstone assumed that the financial forecasts and the estimates prepared by us and provided to or otherwise reviewed by or discussed with Blackstone were reasonably determined on a basis reflecting our then-current best available judgments and estimates of us.

     Blackstone did not:

     o Perform due diligence on our physical properties and facilities; sales, marketing, distribution, and service organizations; or product markets.

     o   Independently   evaluate   or  appraise   our  assets  or   liabilities
         (contingent or otherwise).

     o Establish a point of view as to the potential prices or trading ranges at which our common stock may trade at any time.

     The terms of the Recapitalization were determined through negotiations between us and the Lenders and were approved by our Board of Directors. Although Blackstone provided oral advice to us during the course of these negotiations, the decision to approve the Recapitalization was solely that of our Board of Directors. As described above, the oral advice of Blackstone constituted only one of a number of factors taken into consideration by our Board of Directors in making its determination to approve the Recapitalization.

     At a Board of Directors meeting held on October 25, 2001, Blackstone reviewed for the Board of Directors the terms of the October 23 proposal against the terms of the various proposals received since August 2001, including the cash flow impacts and implied enterprise values of each proposal. Blackstone described for the Board of Directors the current position of the Lenders and the dynamics of the negotiations over the course of the prior months.

     With regards to the October 23 proposal being presented for the Board of Directors's consideration, Blackstone orally expressed to the Board of Directors the view that the October 23 proposal, which would become the basis of the Recapitalization, was reasonable under the circumstances. These circumstances were:

     o   the heavily negotiated nature of the October 23 proposal,

     o   the lack of alternative financing sources,

     o management's view that in the absence of reaching a deal with the Lenders we would become insolvent and be required to file for bankruptcy,

     o the lack of certainty of obtaining debtor-in-possession financing if we were to file for bankruptcy, and

     o management's view that a bankruptcy filing would likely result in a loss of market share to competitors ultimately leading to an adverse effect on our cash flows.

     Changes were made to the October 23 proposal during the course of the negotiation of the definitive agreements for the Recapitalization, however, none of such changes significantly altered the material economic terms of the October 23 proposal.

     This summary does not purport to be a complete description of all of the factors considered by Blackstone in connection with its review of the proposed Recapitalization. The factors considered by Blackstone were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our and Blackstone's control and involve the application of complex methodologies and educated judgment.

     In consideration for such financial advisory services, we agreed to pay Blackstone a monthly advisory fee of $150,000 and, upon the completion of a successful restructuring (which, in the case of the Recapitalization, requires approval of our stockholders), an additional fee equal to $1 million. We agreed to reimburse Blackstone for all necessary and reasonable out-of-pocket expenses incurred during the term of its engagement. We also agreed to indemnify Blackstone in connection with any losses, claims, damages, expenses and liabilities it may incur arising out of or in connection with its engagement. In connection with the signing of the Recapitalization Agreement and as a condition precedent to the closing of the Recapitalization, the engagement letter was amended to delay the due date of the payment of the successful restructuring fee such that one half of the fee will be due upon consummation of the Recapitalization and one half will be due promptly upon the first instance during which the Revolver remains undrawn for a period of thirty consecutive days.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the American Stock Exchange under the symbol "DAR." The table below presents, for the fiscal quarters indicated, the high and low closing sales prices per share for each such fiscal quarter.



                                  2002                   2001                   2000                   1999
                                  ----                   ----                   ----                   ----
Fiscal Quarter              High        Low        High         Low       High         Low        High        Low
--------------              ----        ---        ----         ---       ----         ---        ----        ---

First Quarter              $0.85      $0.32      $1.125      $0.438     $2.000      $1.625      $3.500     $1.750
Second Quarter                                    0.750       0.500      1.750       1.125       2.125      1.500
Third Quarter                                     1.000       0.550      1.375       0.250       2.000      1.063
Fourth Quarter                                    0.910       0.600      0.875       0.250       3.000      0.875


     We have been notified by our stock transfer agent that as of March 29, 2002, there were 79 registered holders of record of our common stock. There are approximately 650 beneficial stockholders of our common stock. On April 15, 2002, the closing price per share of our common stock was $0.66 as quoted on the American Stock Exchange.

Dividend Policy

     We have not declared or paid any dividends on our common stock since January 3, 1989. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our financing arrangements, pre- and post-Recapitalization, effectively prohibit us from paying cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, for use in the operation of our business, to reduce our indebtedness and to fund future growth. Any future determination to pay cash dividends on our common stock will be at the discretion of our Board of Directors and will be based upon our financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and any other factors that the Board of Directors feels are relevant.

     PROPOSAL NO. 1 - APPROVAL OF THE ISSUANCE OF COMMON STOCK AND PREFERRED
                 STOCK IN CONNECTION WITH THE RECAPITALIZATION


Introduction


     We are asking you to approve the issuance to the Lenders of:

     o approximately 46.7 million shares of our common stock, such that the Lenders will collectively own 75% our issued and outstanding common stock as of the Closing Date, and

     o up to 110,000 shares of our newly created 6% cumulative redeemable Series A Preferred Stock with a liquidation preference of $100 per share.

     We will issue such common stock, as well as 100,000 shares of our newly created Series A Preferred Stock plus an additional number of shares of Series A Preferred Stock based on the level of our revolving credit with the Lenders at the closing of the transactions described in this Proxy Statement, in exchange for the Lenders canceling an aggregate of approximately $66.3 million of indebtedness owed by us, comprised of:

     o the principal amount of loans in excess of $68.25 million under our existing credit agreement,

     o a portion of the accrued and unpaid interest and commitment fees owing under our existing credit agreement; and

     o   the  $3,855,000   forbearance  fee  we  owe  to  the  Lenders  under  a
         forbearance agreement we entered into with the Lenders in June 2001, as amended.


     See Proposal No. 2 for a description of the amendment to our certificate of incorporation necessary to issue the shares of common stock to the Lenders and for additional information concerning the issuance by us of common stock to the Lenders.

Required Vote


     The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote is required to approve Proposal No. 1. Approval of Proposal No. 1 is contingent upon approval of each of the other three proposals.


Recommendation of the Board of Directors

     The Board of Directors has unanimously approved and adopted the matters set forth in Proposal No. 1 and believes that they are in the best interests of us and our stockholders and recommends that the stockholders vote "FOR" Proposal No. 1.

Issuance of Common Stock to the Lenders


     We will issue to the Lenders approximately $46.7 million shares of our common stock, such that the Lenders will collectively own 75% of our issued and outstanding common stock as of the Closing Date.

     The number of shares of common stock to be issued to the Lenders will be determined by first dividing the number of shares of common stock outstanding on the Closing Date by 0.25 to determine the total number of shares that will be outstanding after the Closing Date. From this total we will subtract the number of shares outstanding as of the Closing Date, with the result being the number of shares to be issued to the Lenders.

     For example, as of March 29, 2002, 15,568,362 shares of our common stock were outstanding. Had the Closing Date occurred on such date, we would have issued to the Lenders 46,705,086 shares of our common stock.

     Number of shares of common stock outstanding on Closing Date:    15,568,362

     divided by:                                                            0.25

     equals number of shares of common stock to be outstanding
     immediately following consummation of the Recapitalization:      46,705,086

     less:                                                            15,568,362

     equals number of shares of common stock to be issued to
     the Lenders:                                                     46,705,086


     See Proposal No. 2 for additional information concerning the issuance by us of common stock to the Lenders and a description of the amendment to our certificate of incorporation necessary to issue the shares.

Issuance of Series A Preferred Stock to the Lenders; Terms of the Series A Preferred Stock

     Subject to stockholder approval, our Board of Directors has authorized the issuance of up to 110,000 shares of Series A Preferred Stock to the Lenders pursuant to the Recapitalization Agreement. The Series A Preferred Stock will rank senior (with respect to liquidation payments) to our common stock and any preferred stock we issue in the future.


     The total number of shares of Series A Preferred Stock to be issued to the Lenders will be 100,000 shares plus that number of additional shares of Series A Preferred Stock as shall equal the number obtained by dividing $100 into the positive difference, if any, of:

     o the amount of indebtedness (including letter of credit liabilities) outstanding as of the Closing Date under our existing revolving credit facility less liabilities related to a letter of credit in the face amount of $750,000 under our existing credit agreement as of the Closing Date, minus

     o   $126.5 million.

     If the Recapitalization had been consummated on April 15, 2002, we would have issued 100,000 shares of Series A Preferred Stock to the Lenders.

     For example, had the Recapitalization been consummated on April 15, 2002, the number of shares of Series A Preferred Stock would have been calculated as follows:

     Amount of indebtedness  (including letter of credit  liabilities):         $119.23 million.

     less letter of credit liabilities related to $750,000 letter of credit:    $  0.75 million

     less $126.5 million:                                                       $126.50 million

     equals:                                                                    $(8.02) million


     Because the calculation results in a negative number, if the Recapitalization had been consummated on April 15, 2002, the Lenders would have received 100,000 shares of Series A Preferred Stock, with no additional shares of Series A Preferred Stock being added to the total.

     The complete text of the proposed Certificate of Designation establishing the rights and preferences of the Series A Preferred Stock is attached hereto as Annex A. We urge you to read the Certificate of Designation in its entirety.

     Dividends

     Dividends on the Series A Preferred Stock will accumulate at a rate of 6% per annum. Dividends on the Series A Preferred Stock will be cumulative from the issue date, whether or not declared, and will accrue semi-annually and may be either paid in cash or accumulated, at our election. If accumulated, the dividends will be added to the original issue price, and dividends will thereafter accrue on the original issue price as so adjusted. The new credit agreement, however, will prohibit us from paying dividends in cash so long as any indebtedness or commitments remain outstanding under the Revolver or the Term Loan.


     Liquidation Preference

     Upon any liquidation, dissolution or winding up of our company, each holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made to the holders of our common stock, the sum of original issue price of $100 per share plus accumulated dividends and accrued and unpaid dividends not yet accumulated. Our company will be prohibited from issuing any other preferred stock with a liquidation preference equal to or greater than the Series A Preferred Stock.

     Conversion Rights


     The Series A Preferred Stock will not be convertible into our common stock.


     Redemptions


     Mandatory Redemptions. The Series A Preferred Stock will be mandatorily redeemable upon the earliest to occur of:

     o   a change of control of our company,

     o   a sale of all or substantially all of our consolidated assets,

     o   a dissolution or liquidation of our company, or

     o the fifth anniversary of the Closing Date, to the extent we have legally available funds, at a redemption price equal to the aggregate original issue price of the shares to be redeemed, plus accumulated dividends and accrued and unpaid dividends not yet accumulated to the date of redemption.

     For purposes of the mandatory redemption provisions of the Series A Preferred Stock, a change of control shall be deemed to occur when:

     o any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Lenders and their respective affiliates, individually or as a group, becomes a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our outstanding capital stock,

     o the first day on which a majority of the members of our Board of Directors are not "continuing directors" (defined as any member who (i) was a member of the Board of Directors on the date of issuance of the Series A Preferred Stock, (ii) was nominated for election by the Lenders in accordance with the Recapitalization Agreement, or (iii) was nominated or elected by a majority of the continuing directors who were members at the time of such nomination or election), or

     o our company consolidates with, or merges with or into, any person or entity or any person or entity consolidates with, or merges with or into, our company, pursuant to a transaction in which any of our outstanding voting capital stock is converted into or exchanged for cash, securities or other property.

     Optional Redemptions. Subject to the prior payment in full of all indebtedness under the Revolver and the Term Loan, we may redeem shares of Series A Preferred Stock in multiples of not less than $1 million at any time, upon 30 days notice, at a redemption price equal to the sum of the aggregate original issue price of the shares to be redeemed, plus accumulated dividends and accrued and unpaid dividends not yet accumulated to the date of redemption. If less than all shares of Series A Preferred Stock are to be redeemed, they are required to be redeemed pro-rata based on the number of shares of Series A Preferred Stock owned.

     Voting Rights

     Except as required by the Delaware General Corporation Law, Series A Preferred Stock will be non-voting.


     Covenants

     So long as the Series A Preferred Stock remains outstanding, we will not be able to take any of the following actions without the prior written consent of the holders of 66 2/3% of the then outstanding Series A Preferred Stock, voting separately as a class:

     o creating or issuing any class or series of equity security of our company that is senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of our company;

     o modifying any securities junior to the Series A Preferred Stock so as to become senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of our company;

     o declaring, paying or making any dividends or other distributions on any securities junior to the Series A Preferred Stock (other than dividends declared in connection with any stock splits, stock dividends, share combinations, share exchanges or other recapitalizations in which such dividends are made in the form of securities junior to the Series A Preferred Stock);

     o directly or indirectly redeeming, retiring, repurchasing or otherwise acquiring any shares of Series A Preferred Stock (except to the extent allowed or required by a mandatory or optional redemption as described above) or any securities junior to the Series A Preferred Stock (or authorizing or allowing any of our subsidiaries to do so);

     o increasing the number of shares constituting the Series A Preferred Stock from the number of shares established by the certificate of designation or taking any action that adversely alters or changes the rights, preferences, or privileges of the Series A Preferred Stock; and

     o creating or issuing any class or series of equity security of our company (i) that is subject to mandatory redemption, in whole or in part, by us while any shares of Series A Preferred Stock are outstanding (whether or not such redemption is contingent on the occurrence of any event or circumstance) or (ii) the terms of which provide for protective covenants or provisions more restrictive or onerous upon our company than the covenants and provisions fixed herein in favor of the Series A Preferred Stock.


           PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

Introduction

     We  are  asking  you  to  approve  an  amendment  to  our   certificate  of
incorporation to facilitate the Recapitalization. The amendment increases the number of authorized shares of our common stock from 25 million to 100 million.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required to approve Proposal No. 2. Approval of Proposal No. 2 is contingent upon approval of each of the other three proposals.

Recommendation of the Board of Directors

     The Board of Directors has unanimously approved and adopted the amendment set forth in Proposal No. 2 and believes that it is in the best interests of us and our stockholders and recommends that the stockholders vote "FOR" Proposal No. 2.

Increase in Authorized Common Stock and Issuance of Common Stock and Series A Preferred Stock to the Lenders

     Our certificate of incorporation currently authorizes us to issue up to 25,000,000 shares of common stock, 15,568,362 of which were issued and outstanding and 3,727,538 of which were reserved for issuance, as of April 15, 2002. Thus, even before considering any obligations under the Recapitalization, we only have available 5,704,100 authorized, unissued and unreserved shares as of that date. In connection with the Recapitalization, and as consideration for the cancellation of the outstanding principal of the loans under our existing senior credit facility (together with a portion of the accrued and unpaid interest thereon and commitment fees with respect thereto and the forbearance fee payable under our forbearance agreement), we have agreed, subject to stockholder approval, to issue to the Lenders 46.7 million shares of common stock and up to 110,000 shares of our Series A Preferred Stock, the terms of which are set forth above under Proposal No. 1 under the heading "--Issuance of Series A Preferred Stock to the Lenders; Terms of Series A Preferred Stock."

     Because we do not currently have enough authorized, unissued and unreserved shares of common stock to issue such shares to the Lenders, we are asking you to approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 25 million to 100 million. A copy of the proposed form of such amendment is attached as Annex B to this Proxy Statement.

     46.7 million of the newly authorized shares would be issued to the Lenders in connection with the Recapitalization. The remaining shares of common stock authorized under Proposal No. 2 that are not issued to the Lenders in connection with the Recapitalization, along with other currently existing authorized and unissued shares of our common stock, will be available for any future private or public offerings to raise capital, potential acquisitions, issuance upon exercise of the stock options granted under our stock option plans, conversion of convertible preferred stock, if and when issued by us, and other legitimate corporate purposes. Except with respect to the Recapitalization, however, there are no current plans or commitments for issuing shares of common stock other than upon exercise of stock options.

     In general, subject to the preemptive rights to be granted to the Lenders in connection with the Recapitalization, our Board of Directors is authorized to approve the issuance of additional shares of common stock, without prior notice to or approval by our stockholders, in connection with any transaction that the Board of Directors determines to be in the best interests of our stockholders. Delaware law, however, generally requires stockholder approval for us to issue shares in connection with a merger or consolidation with another corporation.

     The Recapitalization will have a significant dilutive effect on our existing stockholders. Immediately following the Recapitalization, our Lenders will own 75% of our outstanding common stock. In addition, a potential effect of the increase in the number of authorized shares of our common stock beyond that which is necessary to issue to the Lenders in connection with the Recapitalization is that the interests of our existing stockholders could be further diluted, through the issuance of additional authorized but unissued shares of our common stock, without stockholder approval. Such dilutive transactions could occur even without an increase in the number of authorized shares, but the potential for such transactions is increased by the authorization of the substantial additional number of authorized but unissued shares of common stock covered by Proposal No. 2.


           PROPOSAL NO. 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION
                           TO GRANT PREEMPTIVE RIGHTS

Introduction

     We are asking you to approve a second amendment to our certificate of incorporation necessary to facilitate the Recapitalization. This amendment grants to the Lenders preemptive rights to purchase our common stock issued in the future.

Required Vote

     The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required to approve Proposal No. 3. Approval of Proposal No. 3 is contingent upon approval of each of the other three proposals.

Recommendation of the Board of Directors

     The Board of Directors has unanimously approved and adopted the amendment set forth in Proposal No. 3 and believes that it is in the best interests of us and our stockholders and recommends that the stockholders vote "FOR" Proposal No. 3.


Preemptive Rights

     Pursuant to the Recapitalization Agreement, we have agreed to provide preemptive rights to the Lenders, as set forth below. Because the grant of preemptive rights to the Lenders will require an amendment to our certificate of incorporation, we are asking you to approve such amendment, the form of which is attached as Annex B to this Proxy Statement.

     (1) If and whenever we issue any additional shares of common stock following the Closing Date, except as provided in paragraphs (4) and
         (5) below, each Lender will have the right, but not the obligation, to purchase additional shares of common stock up to an amount sufficient to permit such Lender to maintain its percentage equity interest in our company (based on the Common Share Ratio (as defined below) held by such Lender) at the level existing immediately prior to the issuance of the additional shares of common stock. If we desire to issue additional shares of common stock, we will first give notice thereof to each Lender stating the number of additional shares of common stock proposed to be issued and the total consideration to be received by us upon issuance of the additional shares of common stock. Within 30 days after the receipt of such notice, each Lender may elect to exercise its preemptive rights by giving to us written notice to that effect. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any additional shares of common stock as to which a right to purchase shall have been exercised will constitute a waiver of the preemptive rights as to the particular issuance of additional shares of common stock specified in our notice.

         "Common Share Ratio" means, at any time of determination with respect to each Lender whose percentage or ratio is to be calculated, a ratio or percentage consisting of a numerator equal to all shares of common stock held by such Lender and a denominator equal to all issued and outstanding common stock of our company.

     (2) The per share purchase price to be paid by each Lender upon exercise of the preemptive rights described in paragraph (1) will be equal to the per share consideration (net of underwriting discounts or commissions if such Lender is not a participant in the offering) at which the additional shares of common stock are offered or proposed to be offered by us to another party. The total consideration for which additional shares of common stock are offered or proposed to be offered will be determined as follows:

         o in case of the proposed issuance of additional shares of common stock for cash, the consideration to be received by us will be the amount of cash (net of underwriting discounts or commissions if such Lender is not a participant in the offering) for which the additional shares of common stock are proposed to be issued, and


         o in case of the proposed issuance of additional shares of common stock in whole or in part for consideration other than cash, the value of the consideration to be received by us other than cash (net of underwriting discounts or commissions if such Lender is not a participant in the offering) will be the fair market value of that consideration as determined by our Board of Directors.

     (3) If and whenever we issue any securities convertible into or exchangeable or exercisable for additional shares of common stock or rights or options to subscribe for or to purchase additional shares of common stock after the Closing Date, except as provided in paragraph
         (5), each Lender will have the right, but not the obligation, to purchase convertible securities, rights or options of like kind up to an amount which when converted, exchanged or exercised would be sufficient to permit such Lender to maintain its percentage equity interest in us (based on the Common Share Ratio of such Lender) at the level existing immediately prior to the issuance of the convertible securities, rights or options. If we desire to issue convertible securities, rights or options, we will first give notice thereof to each Lender describing the convertible securities, rights or options proposed to be issued (including the number of additional shares of common stock issuable upon conversion, exchange or exercise of such convertible securities, rights or options) and stating the total consideration to be received by us upon such issuance and upon conversion, exchange or exercise. Within 30 days after the receipt of such notice, each Lender may elect to exercise its preemptive rights by giving written notice to us to that effect. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any convertible securities, rights or options as to which a right to purchase shall have been exercised will constitute a waiver of the rights granted as to the particular issuance of convertible securities, rights or options specified in our notice to such Lender.

     (4) The purchase price to be paid by each Lender upon exercise of its rights described in paragraph (3) will be in proportion to the consideration proposed to be received by us (net of underwriting discounts or commissions if such Lender is not a participant in the offering) upon the original issuance to another party of convertible securities, rights or options. The amount of consideration to be received by us upon the original issuance of such convertible securities, rights or options will be determined in the manner described in paragraph (2) above. With respect to securities convertible into or exchangeable or exercisable for additional shares of common stock or rights or options to subscribe for or purchase additional shares common stock, the rights of each Lender (to the extent exercised) will apply only to the issuance of such convertible securities, rights, or options, and Lenders will have no rights with respect to our issuance of additional shares of common stock upon conversion, exchange or exercise of such convertible securities, rights or options. If a Lender does not exercise their right to acquire such convertible securities, rights or options, such Lender shall have the rights described in paragraph (1) above upon conversion, exchange or exercise of such convertible securities, rights or options.


     (5) The provisions described in paragraphs (1) and (3) above will not apply to:

             o shares of common stock issued as a stock dividend to holders of common stock or upon any subdivision or combination of shares of common stock,

             o 3,028,065 options granted by us to acquire our common stock existing as of the Closing Date,

             o options, awards, grants and other stock rights hereafter granted to our or our subsidiaries' employees, officers, directors or consultants and approved by the Board of Directors, or

             o shares of common stock issued pursuant to the options and other rights described in the second and third bullet points above.


     (6) Unless otherwise agreed by the parties, the purchase price to be paid by the Lenders upon exercise of their preemptive rights will be paid upon terms which are the same as those being offered by third party purchasers, unless those terms provide for payment in a manner which could not be duplicated by a Lender, such as the transfer of specific property to our company, in which event payment by the Lender will be in cash in an amount equal to the fair market value of such specific property.

     Transferability. The preemptive rights described above will be assignable to any transferee of the common stock issued to the Lenders, except:


     o transferees who acquire such shares as purchasers in a sale made under a registration statement that has been filed and gone effective pursuant to the Registration Rights Agreement,

     o transferees who acquire their shares in a transfer made under Rule 144 of the Securities Act or any successor rules, and

     o subsequent transferees of shares sold or transferred to a transferee described in the first two bullet points.

              THE RECAPITALIZATION AGREEMENT AND RELATED AGREEMENTS

The Recapitalization Agreement

     On March 15, 2002, we and the Lenders entered into the Recapitalization Agreement, which sets forth the terms and conditions of the proposed Recapitalization. Effective April 1, 2002, we and the Lenders entered into an amendment to the Recapitalization Agreement. All descriptions of the Recapitalization Agreement in this Proxy Statement relate to the Recapitalization Agreement as so amended. A summary of the material transactions that constitute the Recapitalization is set forth above under the heading "Overview of the Recapitalization." A summary of the material terms and conditions of the Recapitalization and the transactions contemplated thereby are described below. The Recapitalization Agreement and the first amendment to the Recapitalization Agreement (excluding exhibits and schedules) are attached as Annex C and Annex D. We urge you to read the entire Recapitalization Agreement, together with the exhibits thereto containing the forms of the amended and restated credit agreement and Registration Rights Agreement, a copy of which exhibits may be obtained from our company. See "Where You Can Find More Information."

     Representations and Warranties

     In the Recapitalization Agreement, we have made various representations and warranties relating to, among other things:

     o our due organization, valid existence and good standing and similar corporate matters,

     o the authorization, execution, delivery and enforceability of the Recapitalization Agreement and the consummation of the transactions contemplated by the Recapitalization Agreement,

     o conflicts under our certificate of incorporation or by-laws, required consents or approvals and violations of any instruments or law, in each case that might be caused by the Recapitalization,

     o our capitalization, corporate structure and subsidiaries and the due authorization of the Series A Preferred Stock,

     o   legal and governmental proceedings and orders,

     o   our financial statements and undisclosed liabilities,

     o the conduct of our business and the lack of material adverse changes in our company,

     o   the absence of brokers, finders or consultants, other than Blackstone,

     o   our taxes,

     o   the  accuracy  of our  filings  with  the  SEC,  including  this  Proxy
         Statement,

     o   our material contracts,

     o   environmental matters,

     o   our employee benefit plans and ERISA,

     o   our labor relations,

     o   our compliance with law,

     o   disclosure,

     o   board approval, and

     o   the exemption of the Recapitalization from state takeover laws.

     The Recapitalization Agreement also contains representations and warranties of each of the Lenders related to:

     o its investment intent with respect to our common stock and the Series A Preferred Stock,

     o   its status as an accredited investor,

     o its understanding that the common stock and Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended, compliance with law and its organizational documents and required consents and approvals,

     o   its business address,

     o   its ownership of our existing debt, and

     o legends to be placed on the shares of common stock and Series A Preferred Stock to be issued to the Lenders.


     Covenants and Restrictions

     The Recapitalization Agreement includes a number of covenants by our company, including the following:

     o we have agreed to (i) make, or cause to be made, all such filings and submissions, and take or cause to be taken all such action, under laws, rules and relations as may be applicable and required for us to consummate the transactions contemplated by the Recapitalization Agreement in accordance with its terms, and (ii) use our reasonable best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents, permits and waivers of or from all governmental entities necessary to be obtained by us in order for us to consummate such transactions; provided, however, that we are not required to (i) register or qualify the common stock or Series A Preferred Stock for offer or sale in any jurisdiction in which an applicable exemption from such registration or qualification is available, (ii) qualify as a dealer in securities under the laws of any jurisdiction, or (iii) provide our general consent to service of process in any jurisdiction;

     o we have agreed to use our reasonable best efforts to obtain any consents, approvals or waivers of any third party required in order for us to consummate the transactions contemplated by the Recapitalization Agreement in accordance with its terms;

     o we have agreed to file an application with the AMEX for approval to list the common stock on the AMEX, subject to official notice of issuance, and we have agreed to use our reasonable best efforts to have such application approved prior to the Closing Date;

     o from the date of the Recapitalization Agreement to the Closing Date, the Recapitalization Agreement requires us to, upon reasonable notice and only as frequently as the agent for the Lenders or the Lenders may reasonably request, make our books and records reasonably available for inspection to the agent for the Lenders or the Lenders and their respective counsel and advisors at reasonable times during normal business hours, subject to the execution of appropriate confidentiality agreements and to cooperate with and provide to the agent for the Lenders or the Lenders, their respective counsel and their respective advisors any financial information reasonably necessary to determine our compliance with the terms and conditions of the Recapitalization Agreement; provided that we or our representatives may be present at or participate in any such inspection;


     o from the date of the Recapitalization Agreement to the Closing Date, except as contemplated by the Recapitalization Agreement, we may not and may not permit any of our subsidiaries to: (i) issue any shares of capital stock (nor any other securities convertible into or exchangeable or exercisable for capital stock) other than pursuant to exercises of options under our existing option plans; (ii) in the case of our company, pay dividends on our capital stock; (iii) register any shares of capital stock or any such convertible security or other security exchangeable or exercisable therefor under the Securities Act, in connection with any distribution of such stock or securities (other than on Form S-8); or (iv) take certain other actions prohibited by the Recapitalization Agreement, generally except to the extent taken in the ordinary course of business consistent with past practice;


     o from the date of the Recapitalization Agreement to the Closing Date, we are required to, and are required to cause our subsidiaries to: (i) conduct our business in the ordinary course consistent with past practice; (ii) use reasonable efforts to maintain and preserve intact our business organization, employees and advantageous business relationships and, except as otherwise contemplated by the agreements listed on the disclosure schedules to the Recapitalization Agreement, retain the services of our key officers and key employees, it being understood that so long as we use such reasonable efforts, the failure of any of our officers or employees to remain an officer or employee of our company shall not constitute a breach of this covenant; (iii) take no action which would reasonably be expected to materially and adversely affect or delay our ability to obtain any necessary approvals of any governmental entity required for the Recapitalization or to perform our covenants and agreements under the Recapitalization Agreement, and (iv) take no action that is intended or may reasonably be expected to result in any of our representations and warranties set forth in the Recapitalization Agreement to be or become untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to closing set forth in the

         Recapitalization Agreement to not be satisfied or in a violation of any provision of the Recapitalization Agreement, except, in every case, as may be required by applicable law;

     o we have agreed to prepare and file with the SEC (i) this Proxy Statement, and (ii) a registration statement on Form S-1 in accordance with the Registration Rights Agreement described below. We are required to use reasonable best efforts to mail this Proxy Statement to our stockholders at the earliest practicable time after such filing;

     o the Recapitalization Agreement requires us and the Lenders to cooperate with each other and provide to each other all information reasonably necessary in order to prepare the registration statement in accordance with the terms and conditions of the Registration Rights Agreement and this Proxy Statement and to provide reasonably promptly to the other party any information that such party may obtain that could necessitate amending or supplementing any such document. We have agreed to notify the Lenders promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to the registration statement or this Proxy Statement or for additional information and to supply the Lenders with copies of all correspondence between us or any of our representatives on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time any event shall occur that should be set forth in an amendment of, or a supplement to, the registration statement or this Proxy Statement, we have agreed to as promptly as practicable prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to this Proxy Statement by mailing such supplement or amendment to our stockholders;

     o as promptly as practicable after the date of the Recapitalization Agreement, we have agreed to take all action necessary in accordance with the Delaware General Corporation Law and our certificate of incorporation and bylaws to convene the Annual Meeting at the earliest practicable time; and

     o we have also agreed that from time to time, as and when reasonably requested by the agent for the Lenders or the Lenders, we will execute and deliver, or cause to be executed and delivered, such documents and instruments and take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the Recapitalization.

     Fees and Expenses


     At the earlier of the Closing Date and the termination of the Recapitalization Agreement for any reason other than a breach by the Lenders, we will pay certain out-of-pocket costs and expenses of the agent for the Lenders arising in connection with the Recapitalization. We have agreed to pay, on the Closing Date (or, if the Recapitalization Agreement is terminated in accordance with its terms, on the date of termination):

     o any transfer taxes payable on the issuance of the common stock and Series A Preferred Stock, in accordance with the terms and conditions of the Recapitalization Agreement,

     o the reasonable fees and expenses of counsel for the agent for the Lenders,

     o the reasonable fees and expenses of the financial consultant to the Agent,

     o any fees and expenses owed to Blackstone, with half of the transaction fee to be paid after the Closing Date,

     o the reasonable fees and expenses of the agent for the Lenders incurred in connection with its due diligence review of our company and with investigations of the Lenders' designees to our Board of Directors, and

     o the reasonable fees and expenses of any other of our attorneys, accountants, consultants and financial advisors other than Blackstone.


     Conditions to Closing

     Conditions to the Obligations of Each Party. Our obligation and the Lenders' obligation, respectively, to consummate the transactions contemplated by the Recapitalization Agreement is subject to:


     o our stockholders having approved Proposals No. 1, 2, 3 and 4 included in this Proxy Statement;


     o all governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by the Recapitalization Agreement having been obtained on terms and conditions reasonably satisfactory to each party and which remain in full force and effect; and

     o no preliminary or permanent injunction or other order, decree or ruling of any governmental entity nor any applicable law shall be in effect that would prohibit, restrain, or make illegal the consummation of the transactions contemplated by the Recapitalization Agreement.

     Additional Conditions to Our Obligations. Our obligation to consummate the transactions contemplated by the Recapitalization Agreement is subject to the satisfaction or waiver of the following conditions:

     o the agent for the Lenders and the Lenders shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by them under the Recapitalization Agreement at or prior to the Closing Date; and

     o the representations and warranties of the Lenders in the Recapitalization Agreement shall be true and correct, as of the date of the Recapitalization Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     Additional Conditions to the Obligations of the Agent for the Lenders and the Lenders. The obligation of the Agent for the Lenders and the Lenders to consummate the transactions contemplated by the Recapitalization Agreement is subject to the satisfaction or waiver of the following conditions:

     o our having furnished to the agent for the Lenders resolutions of our Board of Directors certified by our corporate secretary or an assistant secretary which authorize the execution, delivery, and performance by us of this Recapitalization Agreement and the other related agreements;

     o our having furnished to the Lenders certain customary officer's certificates and certificates of public officials;

     o our having performed in all material respects each obligation and agreement and having complied in all material respects with each covenant to be performed and complied with by us under the Recapitalization Agreement on or prior to the Closing Date;

     o our representations and warranties in the Recapitalization Agreement being true and correct as of the date of the Recapitalization Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date or to the extent changes to the underlying facts are expressly authorized by the Recapitalization Agreement) with the same force and effect as though made on and as of the Closing Date;

     o other than the existing defaults (as such term is defined in our forbearance agreement with the Lenders) under the existing credit agreement, since September 29, 2001, there shall not have occurred any event that the Lenders holding more than 50% of our outstanding revolving loans could reasonably expect to have a material adverse effect (as defined in the Recapitalization Agreement);

     o execution and delivery of the amended and restated credit agreement and each of the other agreements contemplated by the Recapitalization Agreement, and the conditions precedent to their effectiveness having been satisfied and fulfilled, and the transactions contemplated thereby having been consummated;

     o the common stock being issued to the Lenders shall have been approved for listing on the AMEX, subject to official notice of issuance;

     o our company, each of our directors and executive officers and each other beneficial owner of 5% or more of our outstanding common stock shall have delivered releases to the Lenders in the forms attached to the Recapitalization Agreement;

     o all authorizations, consents, approvals and waivers of, or notices to, any third party which if not obtained or made would reasonably be expected to have a material adverse effect on us or materially and adversely interfere with the transactions contemplated by the Recapitalization Agreement shall have been obtained and shall be in full force and effect;

     o our having amended our certificate of incorporation to provide for the increase in our authorized common stock and to grant preemptive rights to the Lenders, as described below;

     o our having duly adopted, executed and filed with the Secretary of State of the State of Delaware a certificate of designation establishing the rights, preferences and privileges of the Series A Preferred Stock and the certificate of designation being in full force and effect;

     o our issuance of the common stock and the Series A Preferred Stock issuable upon consummation of the Recapitalization in compliance with all federal and state securities laws;

     o the Lenders' receipt of an opinion of our counsel as to specified matters;

     o the investigations by the agent for the Lenders and its representatives shall not have caused the agent, the Lenders or their respective representatives to become aware of any facts or circumstances relating to the business, operations, assets, properties, liabilities, financial condition, results of operations or affairs of our company, that, in the reasonable judgment of the Lenders holding more than 50% of our outstanding revolving loans, make it inadvisable to proceed with the transactions contemplated by the Recapitalization Agreement;

     o our reimbursement of the Lenders for their fees and expenses as described above under "--Fees" and Expenses;

     o we and each of the Lenders shall have executed and delivered the new amended and restated credit agreement and all other documents, instruments, and other agreements contemplated thereby and all conditions to the effectiveness thereof shall have been fully satisfied; and

     o all corporate and other proceedings taken or required to be taken by us in connection with the Recapitalization Agreement, the new amended and restated credit agreement and the transactions contemplated thereby, shall have been consummated at or prior to the Closing Date, and all certificates, opinions, instruments, consents and other documents required to be delivered by us to effect the Recapitalization Agreement, the new amended and restated credit agreement and the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Lenders.

     Termination

     The Recapitalization terminates automatically and without notice (i) at 11:50 p.m. (New York time) on April 30, 2002 if the Closing Date has not yet occurred or (ii) upon the commencement of certain bankruptcy or any insolvency proceedings against our company. The Recapitalization Agreement may be terminated at any time prior to the Closing Date:

     o by the mutual written consent of our company and the Lenders holding more than 50% of our outstanding revolving loans;

     o by the Lenders holding more than 50% of our outstanding revolving loans (or in the case of clause (iii) below, any Lender) if (i) any of our representations or warranties in the Recapitalization Agreement shall be false, incorrect or misleading in any material respect when made or deemed made, or we shall breach or fail to perform, or observe or comply with any of our covenants or obligations under the Recapitalization Agreement and such breach or failure shall continue unremedied for a period of 20 business days after receipt by us of written notice of such breach or failure, (ii) the investigations by the agent for the Lenders and its representatives cause the agent, the Lenders, or their respective representatives to become aware of any facts or circumstances relating to the business, operations, assets, properties, liabilities, financial condition, results of operations or affairs of our company, that, in the sole and absolute judgment of the Lenders holding more than 50% of our outstanding revolving loans, make it inadvisable to proceed with the transactions contemplated by the Recapitalization Agreement, (iii) any Lender shall not be satisfied, in its sole and absolute discretion, with the results of any aspect of its due diligence review of our benefit plans, (iv) certain other defaults by us exist under the forbearance agreement, or (iv) our Board of Directors shall have withdrawn or modified its recommendation of the Recapitalization Agreement or the transactions contemplated thereby in a manner adverse to the Lenders;

     o by us, if any of the Lenders' representations or warranties in the Recapitalization Agreement shall be false, incorrect or misleading in any material respect when made or deemed made, or any of the Lenders shall breach or fail to perform, observe or comply with any of their covenants or obligations under the Recapitalization Agreement and such breach or failure shall continue unremedied for a period of 20 business days after receipt by such Lender of written notice of such breach or failure; or


     o by either us or the Lenders holding more than 50% of our outstanding revolving loans, if (i) any permanent injunction, decree, ruling, order or other action of a governmental entity, in each case, having the effect of preventing the consummation of the transactions contemplated by the Recapitalization Agreement shall have become final and non-appealable, or (ii) if the required approval of our stockholders of Proposals No. 1, 2, 3 and 4 shall not have been obtained by reason of the failure to obtain the required vote at the Annual Meeting or any adjournment or postponement thereof.

The New Amended and Restated Credit Agreement


     We have reached an agreement with the Lenders to replace our existing credit facility with a new amended and restated credit facility and to reduce our outstanding indebtedness, subject to the consummation of the Recapitalization and the delivery by us to the Lenders of customary closing documents, including legal opinions, certificates and security agreements. The new amended and restated credit agreement provides for a total of $10.1 million of borrowing capacity under a revolving credit facility (which may be increased by up to $8 million with a corresponding decrease in the Term Loan by an equivalent amount under certain circumstances) and $68.25 million of borrowings through a Term Loan plus allows us to continue to have our existing letters of credit outstanding until its expiration date. In connection with the Recapitalization, the outstanding principal of the loans in excess of $68.25 million under our existing credit facility (together with any accrued and unpaid interest through January 31, 2002 on all outstanding principal plus any accrued and unpaid interest on outstanding principal in excess of $69 million after January 31, 2002 until the Closing Date under the existing credit facility, and commitment fees payable under the existing credit facility and the forbearance fee payable under our forbearance agreement) will be cancelled. In consideration for such cancellation we will issue to the Lenders approximately 46.7 million shares of our common stock and up to 110,000 shares of Series A Preferred Stock. See "Overview of the Recapitalization" and "The Recapitalization Agreement and Related Agreements" for a description of the terms and conditions of the debt cancellation. For a summary description of the terms of the Revolver and the Term Loan see "--Terms of the Revolver" and "--Terms of the Term Loan" below.

Terms of the Revolver

     Pursuant to the new amended and restated credit agreement, and in connection with the Recapitalization, the Lenders will make available to us under the new amended and restated credit agreement, a revolving credit facility for loans and letters of credit in the amount $7.75 million, of which no loans and only two letters of credit in the face amounts of $750,000 and $2.35 million, respectively, will be issued under the existing credit agreement and will be outstanding thereunder at closing. If, however, on the Closing Date, a letter of credit under the existing credit agreement intended to cover projected insurance claims and obligations in the approximate face amount of $8.0 million has been issued and remains undrawn, the Revolver will be increased by a maximum of $8.0 million and the initial Term Loan will be decreased by an equal amount.

     Maturity

     The Revolver, together will all accrued and unpaid interest on the Revolver, will mature on the fifth anniversary of the Closing Date. The Revolver may not be cancelled or terminated by us unless the Term Loan has been or will be contemporaneously repaid in full.


     Ranking

     The Revolver will share a first priority lien with the Term Loan on substantially all of our assets (subject only to certain permitted liens); provided, however, that all obligations and indebtedness under the Revolver will be repaid prior to those under the Term Loan in the application of any payments received after the occurrence and during the continuance of an event of default under the new credit agreement.

     Interest; Fees


     Interest will accrue on the Revolver at our election at either (i) 30, 60, or 90 day LIBOR plus 5.0% per annum, payable on the last day of each such LIBOR interest period, or (ii) Credit Lyonnais New York Branch's Prime Rate plus two percent 2.0% per annum, floating with an unused commitment fee of 0.50% per annum and a facility fee of 1.50% per annum, with such prime rate interest, unused commitment fees and facility fees being payable quarterly on the last day of the third full calendar month occurring after the Closing Date and the last day of each third month thereafter and on the maturity date. If the Recapitalization had been consummated on April 15, 2002, the interest rate payable on the Revolver would have been 6.75% (Credit Lyonnais New York Branch's prime rate plus 2%). Under our existing credit agreement the interest rate payable on the revolving loans at April 15, 2002 was 7.75% (Credit Lyonnais New York Branch's prime rate plus 1% plus a 2% default rate).


     Letter of credit fees payable to the Lenders will be 3% per annum on the face amount of each letter of credit outstanding, payable on quarterly payment dates in arrears plus a 0.125% per annum "fronting fee" paid to Credit Lyonnais New York Branch as Agent (for its own account) as issuer of such letter of credit.

     Conversion


     Borrowings under the Revolver will not be convertible into our capital stock.

Terms of the Term Loan

     Pursuant to the new credit agreement and the other recapitalization agreements, certain advances made by the Lenders to us under the existing credit agreement are being renewed, modified and extended as a Term Loan in the principal amount of $68.25 million (after application of $750,000 of existing cash collateral to repay loans under the existing credit agreement at closing). If, however, on the Closing Date, a letter of credit under the existing credit agreement intended to cover projected insurance claims and obligations in the approximate face amount of $8.0 million has been issued and remains undrawn, the Revolver will be increased by a maximum of $8.0 million and the initial Term Loan will be decreased by an equal amount.


     Maturity; Payment of Principal and Other Amounts

     The Term Loan, together will all accrued and unpaid interest on the Term Loan, will mature on the fifth anniversary of the Closing Date.


     The Term Loan will be fully drawn at closing, with the principal balance thereof being repaid in installments due quarterly on the last day of each third full calendar month occurring after the Closing Date: (i) $300,000 will be due on each of the first eight quarterly payment dates, and (ii) $1,200,000 will be due on each quarterly payment date thereafter, with a final payment in the amount of the entire remaining principal balance and all accrued and unpaid interest thereon being due and payable on the maturity date. In addition, to the regularly scheduled principal and interest payments, we will make additional payments on the Term Loan to the extent of (i) 25% for 2002, (ii) 35% for 2003, and (iii) 50% for each year thereafter of excess cash flow (defined generally as EBITDA, less scheduled principal and interest payments on the Revolver and the Term Loan and permitted capital leases, plus or minus as applicable, any changes in adjusted working capital, less cash taxes paid, less any required payments made under non-compete agreements, less permitted capital expenditures up to $10,800,000 for 2002 (increasing by 5% per year thereafter)), which shall be calculated and due annually, such payments to be applied in inverse order of maturity.


     Ranking

     The Term Loan will share a first priority lien with the Revolver on substantially all of our assets (with the exception that all obligations and indebtedness under the Revolver will be repaid prior to those under the Term Loan in the application of any payments received after the occurrence and during the continuance of an event of default under the new credit agreement).

     Interest


     The Term Loan will bear interest at our election at either (i) 30, 60, or 90 day LIBOR plus 5.0% per annum, payable on the last day of each such LIBOR interest period, or (ii) the Credit Lyonnais New York Branch's prime rate plus 2.0% per annum, floating, payable quarterly and on the maturity date. If the Recapitalization had been consummated on April 15, 2002, the interest rate payable on the Term Loan would have been 6.75% (Credit Lyonnais New York Branch's prime rate plus 2%). There is no outstanding term loan under our existing credit agreement.

     Conversion

     Borrowings under the Term Loan will not be convertible into our capital stock.

Registration Rights Agreement

     As a condition to closing under the Recapitalization Agreement, we will enter into a registration rights agreement with the Lenders that, among other things obligates us to file within 10 days of the Closing Date a registration statement on Form S-1 (or any other appropriate form) covering the offer and sale of the shares of common stock and Series A Preferred Stock held by the Lenders and their permitted assignees on a delayed and continuous basis pursuant to Rule 415 under the Securities Act. In addition, the Registration Rights Agreement will generally require us to use our reasonable best efforts to have the shelf registration declared effective no later than 60 days after the Closing Date and to keep the shelf registration continuously effective, supplemented and amended, as required by the Securities Act, for a period of 5 years (subject to certain exceptions set forth in the Registration Rights Agreement) following the date on which the shelf registration is declared effective in order to permit the prospectus forming a part thereof to be usable under the Securities Act by the Lenders and their permitted assignees from the date the shelf registration is declared effective by the SEC.


     Pursuant to the Registration Rights Agreement, we will also grant to the Lenders and their permitted assignees certain demand and piggy-back registration rights that will commence after the expiration of the five-year term for effectiveness of the shelf registration.

     We have agreed to pay all registration expenses in connection with any registration required by the Registration Rights Agreement. We have also agreed that we will not after the Closing Date enter into any agreement with respect to our securities which is inconsistent with the rights granted to the Lenders and their permitted assignees under the Registration Rights Agreement, including without limitation entering into any agreement which would permit the registration of any securities to the exclusion of any portion of the common stock and Series A Preferred Stock to be issued to the Lenders in connection with the Recapitalization, unless such exclusion is first waived in writing by the holders of more than 50% of such common stock and Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing, any registration rights granted by us after the Closing Date will be required to be subordinate to the registration rights granted under the Registration Rights Agreement, and we will be required to obtain the written agreement of each person or entity to whom such other registration rights may be granted or may become available to such effect.


     We urge you to read the entire form of Registration Rights Agreement, a copy of which may be obtained from our company. See "Where You Can Find More Information."


                     PROPOSAL NO. 4 - ELECTION OF DIRECTORS

Introduction


     Our current Board of Directors consists of six members. In the Recapitalization Agreement, we agreed with the Lenders that in connection with the Recapitalization, (i) the size of the Board of Directors will be reduced to five members, (ii) the Lenders will designate three nominees for election to our Board of Directors and (iii) two of our current directors, Messrs. Taura and Klink, will be nominated to fill the remaining two positions on the Board. Thus, following the Annual Meeting, subject to the approval of Proposals No. 1, No. 2, No. 3 and No. 4, our Board of Directors will consist of five members. The Lenders' three nominees for election as directors are O. Thomas Albrecht, Charles Macaluso and Richard A. Peterson.


     At the Annual Meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be nominated by the Lenders (in the case of a designee of the Lenders) and designated by the Board of Directors. The following table sets forth for each of the nominees for election as a director, his age, principal occupation and certain other information. None of the Lenders' designees currently holds any position with our company. For information about our four resigning directors, see "Our Management" below.


  Name                    Age      Principal Occupation
  ----                    ---      --------------------

  Denis J. Taura           62      Mr.  Taura has served as our  Chairman of the
                                   Board  and  Chief  Executive   Officer  since
                                   August  1999 and  devotes at least 60% of his
                                   business  time to our  company.  Mr. Taura is
                                   a partner in the management  consulting  firm
                                   Taura Flynn &  Associates,  LLC.  Previously,
                                   in October  1991,  Mr. Taura founded D. Taura
                                   & Associates,  a management  consulting  firm
                                   and  a   predecessor   of   Taura   Flynn   &
                                   Associates,   LLC.   Mr.   Taura   served  as
                                   chairman  of  D.  Taura  &  Associates.  From
                                   January 1995 through October 1996, Mr. Taura was also affiliated with Zolfo Cooper LLC, a management consulting firm. From 1972 to October 1991, Mr. Taura was a partner with KPMG LLP. Mr. Taura serves as a director of Kasper A.L.S. Limited.

  Fredric J. Klink         68      Mr.  Klink has been a director of our company
                                   since  April  1995.  Mr.  Klink  has  been  a
                                   partner at the law firm of  Dechert  for more
                                   than five years.  Mr.  Klink's  law  practice
                                   concentrates  on  mergers  and  acquisitions,
                                   securities,   and   international   work.  He
                                   received his LL.B. from Columbia Law School in 1960.

  O. Thomas Albrecht       55      Mr.  Albrecht was employed by the  McDonald's
                                   Corporation  from 1977  until his  retirement
                                   in  March  2001.  Most  recently,  from  1995
                                   until March 2001, Mr. Albrecht served as a Senior Vice President and Chief Purchasing
                                   Officer of McDonald's Corporation.

  Charles Macaluso         58      Mr.  Macaluso  was a  founding  principal  of
                                   East Ridge  Consulting,  Inc.,  a  management
                                   consulting  and  corporate  advisory  service
                                   firm  focusing  on  operational   assessment,
                                   strategic  planning and  workouts,  from 1998
                                   to  2000.   From  1996  to  1998,  he  was  a
                                   partner  at  Miller   Associates,   Inc.,   a
                                   workout,  turnaround  partnership focusing on
                                   operational  assessment,  strategic  planning
                                   and  workouts.  Mr.  Macaluso is  currently a
                                   director  of   Elder-Beerman   Stores   Corp.
                                   (NASDAQ:   EBSC),  where  he  serves  on  the
                                   Executive   Committee   and  the   Audit  and
                                   Finance  Committee,  and  formerly  served on
                                   the  Compensation  Committee.  Mr.   Macaluso
                                   also  serves as a director  of the  following
                                   privately-held  companies:  NCH NuWorld  Ltd.
                                   (Chairman),  Crescent Public Telephone,  Inc.
                                   (Chairman),     Prime    Succession,     Inc.
                                   (Chairman), and Lazy Days RV Centers, Inc.

  Richard A. Peterson      60      Mr. Peterson has been the managing  principal
                                   of    Peterson   &    Associates,    a   firm
                                   specializing in financial  restructuring  and
                                   strategic  advisory  services  to  management
                                   and  directors  of  distressed  companies,  a
                                   firm  he   founded  in  April   2001.   Prior
                                   thereto,  Mr.  Peterson  was  a  senior  vice
                                   president   and   regional   manager  in  the
                                   managed  assets  department  of Bank One, NA,
                                   from  April  1999  until  his  retirement  in
                                   April  2001.  From  the  Fall of  1998  until
                                   April  1999,  he was a first  vice  president
                                   and  regional  manager in the managed  assets
                                   department  of Bank  One,  N.A.;  and he held
                                   the  same  position  with  Bank  One,  N.A.'s
                                   predecessor,  First National Bank of Chicago,
                                   from  1995  until  the Fall of  1998.  He was
                                   employed  by First  National  Bank of Chicago
                                   from   October   1981  to  1995  in   various
                                   capacities in the "workout and turnaround" group for large corporate credits.

Required Vote

     To be elected, each nominee for director must receive a plurality of all votes cast with respect to such position as director. Approval of Proposal No. 3 is contingent upon approval of each of the other three proposals.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote "FOR" each of the nominees set forth in Proposal No. 4.

Composition of the Board of Directors if Proposals No. 1, 2, 3 and 4 are Not Approved

     In the event that Proposals No. 1, 2, 3 and 4 are not approved, our current directors, Messrs. Taura, Ransweiler, Colonnetta, Klink, Longmire and Waterfall will continue to serve in such capacity until their successors are duly elected and qualified.

                                 OUR MANAGEMENT


Executive Officers and Directors


     Our executive officers and directors, their ages and their positions as of April 15, 2002, are as follows: Our executive officers serve at the discretion of the Board of Directors.


  Name                        Age     Position
  ----                        ---     --------

  Denis J. Taura              62      Chairman of the Board and Chief Executive
                                      Officer

  James A. Ransweiler         58      President, Chief Operating Officer and
                                      Director

  John O. Muse                53      Executive Vice President - Finance and
                                      Administration

  Neil Katchen                56      Executive Vice President - Operations

  Mitchell Kilanowski         50      Executive Vice President - Marketing and
                                      Research

  Gilbert L. Gutierrez        45      Senior Vice President - Business
                                      Development

  Joseph R. Weaver, Jr.       55      General Counsel and Secretary

  Joe Colonnetta (1)          39      Director

  Fredric J. Klink (1)(2)     68      Director

  Dennis B. Longmire (2)      57      Director

  Bruce Waterfall (1)(2)      64      Director

------------------
   (1)   Member of the audit committee

   (2)   Member of the compensation committee


     For a description of the business experience of Mr. Taura and Mr. Klink, see Proposal No. 4--Election of Directors.


     James A. Ransweiler has served as our President and Chief Operating Officer since August 1999. Mr. Ransweiler served as the President of Darling Rendering from October 1997 to August 1999. From August 1986 to October 1997, he served as Vice President of our Eastern Region, except for the period from January 1989 to February 1990 when he served as Special Projects Coordinator.

     John O. Muse has served as our Executive Vice President-Finance and Administration since February 2000. From October 1997 to February 2000, he served as our Vice President and Chief Financial Officer. From 1994 to October 1997 he served as Vice President and General Manager at Consolidated Nutrition, L.C. Prior to serving at Consolidated Nutrition, Mr. Muse was Vice President of Premiere Technologies, a wholly-owned subsidiary of Archer-Daniels-Midland Company. Since August 1998, Mr. Muse has served on an advisory board for Factory Mutual Insurance Company.

     Neil Katchen has served as Executive Vice President - Operations since November 2001. Prior thereto he served as Vice President of our Eastern Region beginning in October 1997 and served as General Manager of our Newark, New Jersey facility from January 1990 to October 1997.

     Mitchell Kilanowski has served as our Executive Vice President-Marketing and Research since January 1999. From September 1997 to January 1999, Mr. Kilanowski served as our Vice President-Marketing. From August 1986 to September 1997 he served as Director of Domestic Sales. From March 1975 to August 1986, he served in customer sales and service.

     Gilbert L. Gutierrez has served as our Senior Vice President - Business Development since November 2001. Prior thereto he served as General Manager of our Los Angeles, California facility from June 1997 to November 2001. Prior to serving as General Manager, he served as our Vice President - Human Resources.

     Joseph R. Weaver, Jr. has served as our General Counsel since March 1997 and as our Secretary since April 1997. From May 1994 to March 1997, he served as Secretary and General Counsel of AAF-McQuay, Inc. From January 1990 to April 1994, Mr. Weaver served as Assistant General Counsel of AAF-McQuay, Inc., then known as Snyder General Corporation.

     Joe Colonnetta has been a director of our company since May 2000. Mr. Colonnetta has served as a principal at the equity firm Hicks, Muse, Tate & Furst Incorporated since June 1996. In June 1995, Mr. Colonnetta founded and was the Chief Executive Officer of Resource Management Partners, a management partner to institutional and private equity firms that own middle market companies. Prior to June 1995, Mr. Colonnetta was the Chief Financial Officer of TRC, a restaurant and food company.

     Dennis B. Longmire has been a director of our company since March 1995. Dr. Longmire has served as Chief Executive Officer of McCauley Brothers since 1999. Prior to that, Dr. Longmire served as Chairman of the Board and Chief Executive Officer of our company starting in March 1995. Prior to that, Dr. Longmire was President of Premiere AgriTechnologies, a wholly owned subsidiary of Archer-Daniels-Midland Co. starting January 1994. Dr. Longmire also serves as a director of Terra Nitrogen Corporation.


     Bruce Waterfall has been a director of our company since March 1995. Mr. Waterfall is a co-founder of Morgens, Waterfall, Vintiadis & Company, Inc., where he has served as President since its formation in 1968. Mr. Waterfall has been a professional money manager and analyst for more than thirty years. Mr. Waterfall serves as a director of Elsinore Corporation.


Meetings and Committees of the Board of Directors

     During the fiscal year ended December 29, 2001, the Board of Directors held five regular meetings and nine special meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended December 29, 2001.

     The Board of Directors has an audit committee and compensation committee. The Board of Directors does not have a nominating committee or any other committees.


     The audit committee currently consists of Messrs. Colonnetta (Chairman), Klink, and Waterfall. The audit committee met five times during the fiscal year ended December 29, 2001. The functions of the audit committee are:

     o to annually request from the outside auditors, a formal written statement delineating all relationships between the auditor and our company, discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board of Directors take appropriate action to oversee the auditor's independence,

     o to review the audit plans, scope, fees, and audit results of our independent auditors;

     o to review internal audit reports on the adequacy of internal audit controls,

     o   to review non-audit services and fees, and

     o to review the scope of the internal auditors' plans, the results of their audits, and the effectiveness of our program of correcting audit findings.

The audit committee also recommends to the Board of Directors the independent auditors to perform the annual audit of our financial statements. The directors who serve on the audit committee are all "independent" for purposes of the American Stock Exchange listing standards. If the Recapitalization is consummated, the new Board of Directors will appoint to the audit committee two "independent" members of the Board of Directors to replace Messrs. Colonnetta and Waterfall. Each of the new appointees to the audit committee will be "independent" for purposes of the American Stock Exchange listing standards.


     The Board of Directors has adopted a written charter setting out the audit related functions the audit committee is to perform.


     The compensation committee consisted of Mr. Jackson (Chairman), until his resignation as Chairman on March 28, 2001, Mr. Waterfall and Dr. Longmire. Mr. Klink succeeded Mr. Jackson as Chairman of the compensation committee. The compensation committee met two times during the fiscal year ended December 29, 2001. The functions of the compensation committee are:

     o to review and recommend to the Board of Directors the direct and indirect compensation and employee benefits of our executive officers,

     o to review and administer our incentive, bonus, and employee benefit plans, including the 1993 Plan, the 1994 Plan, and the Non-Employee Directors Stock Option Plan,

     o to review our policies relating to employee and executive compensation, and

     o to review management's long-range planning for executive development and succession.

     The compensation committee also performs the functions of the nominating committee of the Board of Directors. If the Recapitalization is consummated, the new Board of Directors will appoint to the compensation committee two new non-employee members of the Board of Directors to replace Messrs. Waterfall and Longmire.


Compensation of Directors

     Non-employee members of the Board of Directors are paid a $25,000 annual retainer. Each outside director receives $1,500 for each board meeting or $1,000 for each committee meeting personally attended, or $500 if a committee meeting is attended before or after a board meeting, and $750 for each board or committee meeting attended by telephone.

     Under the Non-Employee Directors Stock Option Plan, prior to May 17, 2000, each outside director was granted an option to purchase 15,000 shares of our common stock on the tenth business day of July 1995 and was granted an identical option on the tenth business day of July of each year thereafter. Each outside director elected after July 1995 but prior to May 17, 2000, was granted an option to purchase 21,000 shares of our common stock on the day he was first elected by our stockholders as a member of the Board of Directors. Pursuant to an amendment to the Non-Employee Directors Stock Option Plan adopted on May 17, 2000, each outside director elected on or after May 17, 2000 is granted options to buy 4,000 shares of our common stock when he is first elected to the Board of Directors by our stockholders. Thus, if elected to our Board of Directors, each of Messrs. Albrecht, Macaluso and Peterson will, upon such election, be granted options to purchase 4,000 shares of our common stock. On the date of each calendar year thereafter on which our independent auditors sign their annual audit report, options to purchase 4,000 shares of our common stock are granted under the Non-Employee Directors Stock Option Plan, but such grants occur only if we obtain 90% of our target EBITDA for the year of such director's election. The per share exercise price of each option granted under the Non-Employee Directors Stock Option Plan is equal to the fair market value per share of our common stock on the date of grant of the options relating thereto. Twenty-five percent of the shares subject to each option vest on the date that is six months following the date of grant and 25% of the shares vest on each of the first, second and third anniversaries of the date of grant thereafter. Options to purchase an aggregate of 450,000 shares of our common stock may be granted under the Non-Employee Directors Stock Option Plan.

     If while unexercised options remain outstanding under the Non-Employee Directors Stock Option Plan, any of the following events occur, all options granted under the Non-Employee Directors Stock Option Plan become exercisable in full, whether or not they are otherwise exercisable:

     o any entity other than us makes a tender or exchange offer for shares of our common stock pursuant to which purchases are made,

     o our stockholders approve a definitive agreement to merge or consolidate our company with or into another corporation or to sell all or substantially all of our assets or adopt a plan of liquidation,

     o the beneficial ownership of securities representing more than 15% of the combined voting power of our company is acquired by any person, or

     o during any period of two consecutive years, the individuals who at the start of such period were members of the Board of Directors cease to constitute at least a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the start of such period.


     In the case of a merger where we are the surviving entity and in which there is a reclassification of the shares of our common stock, each option shall become exercisable for the kind and amount of shares of stock or other securities receivable upon such reclassification or merger. Upon consummation of the Recapitalization, all options granted under the Non-Employee Directors Stock Option Plan will become exercisable in full, whether or not they are otherwise exercisable.

     No options were granted under the Non-Employee Directors Stock Option Plan during fiscal 2001 because we did not achieve 90% of our targeted EBITDA for the fiscal year ended December 30, 2000.

Executive Compensation

     The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal years 2001, 2000 and 1999 paid to our five most highly compensated executive officers who were serving as such at December 29, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                        Annual Compensation         Compensation
                                                                                      Number of
                                                                                     Securities
               Name and                                                              Underlying         All Other
          Principal Position              Year        Salary          Bonus            Options         Compensation
          ------------------              ----        ------          -----          ------------      ------------

Denis J. Taura                            2001     $  700,000(1)              --             --              --
   Chairman and Chief Executive           2000        520,000(2)              --      1,080,000(5)   $    13,200 (3)
     Officer                              1999             --                 --         15,000(6)       328,007 (4)

James A. Ransweiler                       2001        307,500            $30,000         90,000(7)            --
   President and Chief Operating          2000        300,000                                --               --
     Officer                              1999        258,000                                --               --

John O. Muse                              2001        216,924             20,000         45,000(7)            --
   Executive Vice President - Finance     2000        197,693                 --             --               --
     and Administration                   1999        185,000                 --             --               --

Neil Katchen                              2001        200,000             20,000         73,800(7)            --
   Executive Vice President -             2000        195,000                 --             --               --
     Operations                           1999        178,460                 --             --               --

Mitchell Kilanowski                       2001        164,000             10,000         45,000(7)            --
   Executive Vice                         2000        160,000                 --             --               --
     President -Marketing and Research    1999        160,000              3,333          5,000(8)            --

         ---------------------


(1) Of this amount, $180,000 represents additional salary paid to Mr. Taura as compensation for extensive additional time spent on company matters during fiscal 2001. Mr. Taura's current salary for fiscal 2002 is $520,000. Upon the consummation of Recapitalization Agreement, Mr. Taura will be retained as a consultant to our company and the remaining portion of Mr. Taura's salary for 2002 will be paid to Taura Flynn & Associates, LLC, of which Mr.
     Taura is a  principal,  for  services  to be provided to our company by Mr.
     Taura as Chief Executive  Officer pursuant to a consulting  agreement.  Mr.
     Taura's entry into the consulting agreement is a condition precedent to the consummation of the Recapitalization Agreement.


(2)  Of this  amount,  $130,000  represents  compensation  paid to Taura Flynn &
     Associates, LLC, of which Mr. Taura is a principal, for services provided to our company by Mr. Taura as Chief Executive Officer pursuant to a loan-out agreement. Effective March 15, 2000, Mr. Taura became an employee of our company. Mr. Taura does not participate in any of our employee benefit plans.

(3) $13,200 represents payments of management consulting fees and expenses to Taura Flynn & Associates, LLC, of which Mr. Taura is a principal, for services provided to us.

(4) Amount represents payments of management consulting fees and expenses to Taura Flynn & Associates, LLC, of which Mr. Taura is a principal. Of this amount, $148,007 represented fees and expenses during 1999 related to management consulting services provided to us prior to Mr. Taura serving as Chief Executive Officer and $180,000 was paid pursuant to a loan-out agreement in connection with Mr. Taura serving as Chief Executive Officer.

(5) Amount represents (i) options to purchase 540,000 shares of our common stock granted March 15, 2000 and ratified by shareholders on May 17, 2000; and (ii) options granted on December 13, 2000 to purchase an additional 540,000 shares of Common Stock.

(6) Pursuant to the Directors Plan on the tenth business day of July each year, 15,000 options were granted to Mr. Taura as a non-employee director prior to him serving as Chief Executive Officer.

(7) On May 16, 2001, our stockholders authorized the Board of Directors to grant under the 1994 Plan on or after June 4, 2001 options to purchase 735,355 shares of our common stock at 100% of fair market value on such date to key employees who surrendered an equal number of options on December 1, 2000. On June 5, 2001, options to purchase 703,385 shares of our common stock were issued to such key employees at $0.50 per share.

(8) Mr. Kilanowski surrendered such options on December 1, 2001. See footnote 7 above.

     On October 29, 2001, Omar A. Dreiling, who had been our Vice President - Western Region, resigned and the responsibility for our rendering operations was reorganized. Mr. Katchen has been appointed Executive Vice President with responsibility for all of our rendering plants. Effective January 1, 2002, the salaries of Messrs. Ransweiler, Muse and Katchen were increased to $335,000, $240,000 and $220,000, respectively.

Option Grants

     On June 5, 2001, options under the 1994 Plan to purchase 90,000, 45,000, 73,800, and 45,000 shares of our common stock at $0.50 per share were issued to Messrs. Ransweiler, Muse, Katchen and Kilanowski, respectively, each of whom surrendered an equal number of options on December 1, 2000. See "--Stock Option Plans--1994 Plan" below. No other options were granted by us to any of the executive officers named in the summary compensation table above during the fiscal year ended December 29, 2001.

Option Exercises and Year-End Options Values

     The following table sets forth certain information with respect to options exercised during the fiscal year ended December 29, 2001 by each of the executive officers named in the summary compensation table above and the value of unexercised options held by such executive officers at December 29, 2001:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                             Options Exercised in Fiscal 2001       Number of Securities       Value of Unexercised
                                                                   Underlying Unexercised      In-the-Money Options
                                  Shares                        Options at December 29, 2001   at December 29, 2001
                               Acquired on       Value                 Exercisable (E)            Exercisable (E)
                                 Exercise       Realized              Unexercisable (U)         Unexercisable(U)(1)
                            ----------------- ----------------  ------------------------------ --------------------

      Denis J. Taura             --                --                  1,202,250(E)                 $81,000 (E)
                                                                           3,750(U)                       0 (U)
      James A. Ransweiler        --                --                    182,832(E)                   2,700 (E)
                                                                          72,000(U)                  10,800 (U)
      John O. Muse               --                --                      9,000(E)                   1,350 (E)
                                                                          36,000(U)                   5,400 (U)
      Neil Katchen               --                --                     14,760(E)                   2,214 (E)
                                                                          59,040(U)                   8,856 (U)
      Mitchell Kilanowski        --                --                      9,000(E)                   1,350 (E)
                                                                          36,000(U)                   5,400 (U)

(1) Based on the difference between the closing price of our common stock on December 29, 2001 ($0.650 per share) and the exercise price of the option.


Severance Agreements

     We entered into severance agreements with Messrs. Taura, Ransweiler, Muse, Dreiling, Katchen and Kilanowski which provide, subject to certain conditions, for severance compensation equal to one year's compensation to the officer (except that in Mr. Taura's case, severance compensation is equal to two years' base compensation) in the event of a termination of the officer's employment unless such termination is voluntary or based upon cause as defined in the agreement. Mr. Dreiling's employment has terminated and he is receiving an aggregate of $195,000 in severance payments, to be paid in monthly installments commencing November, 2001. If consummated, the Recapitalization will constitute a change of control under the terms of Mr. Taura's severance agreement. Pursuant to an amendment to the severance agreement that will be entered into as a condition precedent to closing of the Recapitalization, Mr. Taura has agreed that payments to be made under the severance agreement will be delayed such that payments will payable in twenty-four equal monthly installments, commencing on the Closing Date; provided that if any time after the Closing Date (i) Mr. Taura ceases to be a member of our Board of Directors, or (ii) a change of control occurs, all remaining payments under the severance agreement will become immediately due and payable.

Stock Option Plans

     1993 Plan. The Board of Directors has suspended the 1993 Plan and no further options are to be issued under such plan. Officers and other key employees of Darling were eligible to receive options under the 1993 Plan. In December 1993, we granted options covering 1,483,500 shares of our common stock to seven members of our management pursuant to the 1993 Plan. The exercise price of these options is $2.857 per share. These options vested 20% on the date of grant and vest 20% on each anniversary date thereof. All options under the 1993 Plan have fully vested. The options granted pursuant to the 1993 Plan are intended to be incentive stock options to the maximum extent permissible under the Internal Revenue Code of 1986, as amended and nonqualified stock options to the extent not incentive stock options. 184,066 of the shares covered by these options were transferred to the 1994 Plan prior to the three-for-one stock split, pursuant to shareholder approval at the annual meeting of stockholders held May 20, 1997.

     1994 Plan. Our compensation committee may grant options under the 1994 Plan to officers and other key employees of Darling. The purpose of the 1994 Plan is to attract, retain and motivate officers and key employees, and to encourage them to have a financial interest in our company. In 1994, 500,000 options, each to buy one share of our common stock, were authorized for the 1994 Plan and pursuant to stockholder approval at the annual meeting of stockholder held May 20, 1997, 184,066 options forfeited or canceled under the 1993 Plan were authorized as additional options available for grant under the 1994 Plan. Therefore, after the effect of the three-for-one stock split, a total of 2,052,198 options were authorized to be granted under the 1994 Plan. Pursuant to stockholder approval at the annual meeting of stockholders held May 27, 1998, 500,000 additional options were authorized for the 1994 Plan bringing the total authorized to be granted under the 1994 Plan to 2,552,198 options. Pursuant to stockholder approval at the annual meeting of stockholders held May 17, 2000, the number of authorized shares under the 1994 Plan were reduced from 2,552,198 to 2,012,198 shares. Options granted pursuant to the 1994 Plan typically vest 20% on the date of grant and 20% on each anniversary date thereof. Pursuant to the acceleration provisions of the 1994 Plan relating to change of control, upon consummation of the Recapitalization, all options granted under the 1994 Plan will become exercisable in full, whether or not they are otherwise exercisable, except that the options granted on June 5, 2001, as described below, will not accelerate upon consummation of the Recapitalization.

     Under the 1994 Plan, stock options are awarded based on an individual's level of responsibility within his or her area, such individual's executive development potential and competitive market norms. Options granted under the 1994 Plan are granted at 100% of the fair market value of the stock on the date of grant. During fiscal 2001, 703,385 options were granted under the 1994 Plan.

     On May 16, 2001, our stockholders authorized the Board of Directors to grant under the 1994 Plan on or after June 4, 2001 options to purchase 735,355 shares of our common stock at 100% of fair market value on such date to key employees who surrendered an equal number of options on December 1, 2000. On June 5, 2001, options to purchase 703,385 shares of our common stock were issued to such key employees at $0.50 per share.

     Non-Employee Directors Stock Option Plan. For a description of the Non-Employee Directors Stock Option Plan, see the disclosure set forth above under "Compensation of Directors."

Annual Incentive Plan

     Our annual incentive plan is administered by our compensation committee and provides incentive cash bonuses to corporate and regional executives. In 2001, the annual incentive plan was tied to plan components comprised of actual levels achieved for EBITDA, collection/service charge revenue, operating expenses, safety goals, raw material procurement and individual initiatives. Incentive earned under each component is calculated independently of the other components and is expressed in terms of a percentage of base salary.

Pension Plan Table

     The following table illustrates the approximate annual pension that the executive officers named in the summary compensation table above (other than Mr. Taura) would receive under the Salaried Employee's Retirement Plan if the plan remains in effect and such executive officers retired at age 65. However, because of changes in the tax laws or future adjustments to benefit plan provisions, actual pension benefits could differ significantly from the amounts set forth in the table.

                                                              Estimated Annual Pension
                                       -----------------------------------------------------------------------
                                                                 (Years of Service)
            Average Annual Salary
           During the Last 5 Years          15            20             25            30             35
         ----------------------------- ------------- -------------- ------------- -------------- -------------

                   $150,000              $40,500       $54,000        $67,500        $71,250       $75,000
                   175,000                47,250        63,000         78,750         83,125        87,500
                   200,000                54,000        72,000         90,000         95,000       100,000
                   235,840                63,677        84,902        106,128        112,024       117,920

     The above amounts do not reflect the compensation limitations for plans qualified under the Internal Revenue Code, effective January 1, 1994. Effective January 1, 2000, annual compensation in excess of $170,000 ($235,840 for 1993) is not taken into account when calculating benefits under the Retirement Plan. Such limitation will not, however, operate to reduce plan benefits accrued as of December 31, 1993.

     If the executive officers named in the summary compensation table above (other than Mr. Taura) remain employees of our company until they reach age 65, the years of credited service for Messrs. Ransweiler, Muse, Katchen and Kilanowski will be as follows: Ransweiler, 24 years; Muse, 16 years; Katchen, 40 years; and Kilanowski, 40 years.

     The Retirement Plan is a non-contributory defined benefit plan. Office and supervisory employees, not covered under another plan, automatically become participants in the plan on the earlier of January 1 or July 1 following completion of 1,000 hours of service in a consecutive twelve-month period. Upon meeting the eligibility requirement, employees are recognized as a participant from the date of commencement of their service with our company. Eligible employees become fully vested in their benefits after completing five years of service. Benefits under the plan are calculated on "average monthly pay" based upon the highest 60 consecutive months of the latest 120 months (and subject to the limitations discussed above) and the years of service completed.

     The basic pension benefit is equal to 45% of the employee's average monthly pay, reduced proportionally for years of service less than 25 years. The multiple is increased 0.5% per year for years of service in excess of 25 years to a maximum of 15 additional years.

                      REPORT OF THE COMPENSATION COMMITTEE


     The following report of the compensation committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

     Our executive compensation program is designed to attract, motivate, reward and retain the executive officers needed to achieve our business objectives, to increase our profitability and to provide value to our stockholders. The program has been structured and implemented to provide competitive compensation opportunities and various incentive awards based on company and individual performance. Our executive compensation program is composed of three principal components: base salary, short term incentive awards and long term incentive awards.

Base Salaries

     The base salaries of the executive officers of our company are set forth in the summary compensation table located above. The base salary of Mr. Taura was established and reviewed by the compensation committee. Executive positions are grouped by grades which are part of our company's overall salary structure. The base salaries of senior executives, except those established by employment agreements, are reviewed to determine if adjustment is necessary based on competitive practices and economic conditions. Salaries are adjusted within grade ranges based on individual performance and changes in job content and responsibilities.

Short Term Incentive Awards

     The short-term program, or Annual Incentive Plan, consists of an opportunity for the award of an annual incentive cash bonus in addition to the payment of base salary. In 2001, our Annual Incentive Plan for corporate and division executives was tied to plan components comprised of actual levels achieved for EBITDA, collection/service charge revenue, operating expenses, safety goals, raw material procurement and individual initiatives. Incentive earned under each component is calculated independently of the other components and is expressed in terms of a percentage of base salary.

     In fiscal 2001, our company met the predetermined threshold established for the payment of cash incentive awards to all employees participating in the Annual Incentive Plan. Under the Annual Incentive Plan, senior executives are entitled to receive annual bonuses of up to 60% of their base salaries.

Long Term Incentive Awards

     In connection with a financial restructuring of our company consummated in December 1993, long term incentive awards in the form of stock options were granted to certain of our executive officers under the 1993 Plan. In Fiscal 1997, the Board of Directors suspended the 1993 Plan and no further options are to be issued under such plan.

     Under the 1994 Plan, stock options are awarded based on an individual's level of responsibility within his or her area, such individual's executive development potential and competitive market norms. Options granted under the 1994 Plan are granted at 100% of the fair market value of the stock on the date of grant.

March 14, 2002

                                        Fredric J. Klink
                                        Dennis B. Longmire
                                        Bruce Waterfall

                                PERFORMANCE GRAPH


     Set forth below is a line graph comparing the change in the cumulative total stockholder return on our company's common stock with the cumulative total return of the Nasdaq Stock Market - U.S. Index, the Dow Jones Industrial Pollution Control/Waste Management Index, and the CSFB-Nelson Agribusiness Index for the period from December 28, 1996 to December 29, 2001, assuming the investment of $100 on December 28, 1996 and the reinvestment of dividends.

     The stock price performance shown on the graph only reflects the change in our company's stock price relative to the noted indices and is not necessarily indicative of future price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                              DARLING COMMON STOCK
                            NASDAQ STOCK MARKET- U.S.
          DOW JONES INDUSTRIAL POLLUTION CONTROL/WASTE MANAGEMENT INDEX
                         CSFB-NELSON AGRIBUSINESS INDEX

                     [Graph omitted and replaced by chart]

     Our common stock first became eligible for trading on the Nasdaq Stock Market on September 8, 1994. On September 12, 1997, our common stock began trading on the American Stock Exchange and ceased trading on the Nasdaq Stock Market.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

     The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of March 14, 2002, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to our management to be the beneficial owner of more than five percent of our outstanding common stock and is based upon information provided to us by such persons. The numbers in the table do not give effect to the Recapitalization.

                                                                          Amount and Nature
                                                                            of Beneficial              Percent
Name and Address of Beneficial Owner                                        Ownership (1)              of Class
------------------------------------                                      ------------------           --------

Phoenix Partners..........................................                      260,940                  1.67%
Betje Partners............................................                       91,152                  0.58%
Phaeton B.V.I.............................................                      182,349                  1.17%
Morgens Waterfall Income Partners.........................                      233,187                  1.50%
Morgens, Waterfall, Vintiadis & Company, Inc..............                      273,501 (2)              1.75%
Restart Partners L.P......................................                      884,193                  5.66%
Restart Partners II, L.P..................................                    1,746,980                 11.17%
Restart Partners III, L.P.................................                    1,445,937                  9.25%
Restart Partners IV, L.P..................................                      900,369                  5.77%
Restart Partners V, L.P...................................                      150,000                  0.96%
MWV Employee Retirement Plan Group Trust..................                       96,619                  0.62%
Endowment Restart, L.L.C..................................                    1,266,775                  8.11%
Edwin H. Morgens..........................................                    7,161,882 (3)             45.34%
Bruce Waterfall ..........................................                    7,254,132 (4)             45.65%
(collectively the "Morgens, Waterfall Group")
Morgens, Waterfall Group
    10 East 50th Street
    New York, NY  10022...................................                    7,350,751(5)              46.25%
CIBC Oppenheimer Corp.
    Oppenheimer Tower
    World Financial Center
    New York, NY  10281...................................                    1,559,248                 10.00%
Contrarian Capital  Management, L.L.C.
    411 West Putnam Avenue
    Suite 225
    Greenwich, CT  06830..................................                    1,559,248 (6)             10.00%
Intermarket Corp.
    667 Madison Ave.
    New York, NY  10021...................................                    1,416,104                  9.08%

------------------------------

(1) Except as otherwise indicated in footnotes 2, 3, 4, 5 , and 6, the entities named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

(2) Morgens Waterfall Vintiadis & Company, Inc. does not directly own any of the common stock or options described in footnote 5 but may be deemed to indirectly beneficially own 273,501 shares of our common stock, assuming exercise of the options, by virtue of contracts with Phaeton B.V.I. and Betje Partners pursuant to which Morgens Waterfall Vintiadis & Company, Inc. provides investment advisory services.

(3) Edwin H. Morgens does not have direct beneficial ownership of the common stock or options described in footnote 5. Mr. Morgens may be deemed to indirectly beneficially own 7,161,882 shares of our common stock, assuming exercise of the options described in the second to last sentence of footnote 5, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as Chairman of the Board of Directors and Secretary of Morgens Waterfall Vintiadis & Company, Inc.; as Chairman of the Board of Directors and Secretary of Prime, Inc., as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.


(4) Bruce Waterfall has direct beneficial ownership of options for 100,000 shares, of which 92,250 are presently exercisable. He may be deemed to indirectly beneficially own 7,161,882 shares of our common stock, assuming exercise of the options described in the last sentence of footnote 5, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as President, Assistant Secretary and a Director of Morgens Waterfall Vintiadis & Company, Inc.; as President and a Director of Prime, Inc. as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.

(5) Includes options, which are immediately exercisable, in the following amounts for each entity: Phoenix Partners (6,498 options); Betje Partners (2,322 options); Phaeton B.V.I. (4,620 options); Morgens Waterfall Income Partners (7,014 options); Restart Partners L.P. (26,603 options); Restart Partners II, L.P. (52,562 options); Restart Partners III, L.P. (43,500 options); Restart Partners IV, L.P. (27,087 options); MWV Employee Retirement Plan Group Trust (1,680 options); Endowment Restart, L.L.C. (38,114 options). Edwin H. Morgens may be deemed to have indirect beneficial ownership of 208,320 options. Bruce Waterfall has direct beneficial ownership of 100,000 options, of which 92,250 are presently exercisable, and may be deemed to have indirect beneficial ownership of an additional 208,320 options.


(6) Contrarian Capital Management, L.L.C. does not directly own any of the common stock but may be deemed to indirectly beneficially own 1,559,248 shares of common stock by virtue of its position as investment adviser to CIBC Oppenheimer Corp. regarding such shares of common stock.

                        Security Ownership of Management


     The following table and notes set forth certain information with respect to the beneficial ownership of shares of our common stock, as of March 14, 2002, by each director, each executive officer and by all executive officers and directors as a group:



                                                        Former                          Common Stock    Percent of
                                            Common      Class A       Unexercised       Beneficially      Common
Name of Individual                        Stock Owned  Options (1)  Plan Options (2)      Owned (3)     Stock Owned
------------------                        -----------  -----------  ----------------    ------------    ------------
Denis J. Taura (5)                             30,000       30,000         1,172,250       1,232,250           7.35%
Fredric J. Klink                               90,000            0            92,250         182,250           1.16%
Joe Colonnetta                                      0            0             2,000           2,000               *
Dennis B. Longmire                             60,300            0             3,000          63,300               *
James A. Ransweiler                             5,000            0           182,832         187,832           1.19%
Bruce Waterfall (4)                         6,953,562      208,320            92,250       7,254,132          45.71%
Joseph R. Weaver, Jr.                               0            0             7,020           7,020               *
John O. Muse                                    7,500            0             9,000          16,500               *
Neil Katchen                                    5,000            0            14,760          19,760               *
Mitch Kilanowski                                3,500            0             9,000          12,500               *
Gilbert L. Gutierrez                                0            0             4,560           4,560               *
All executive officers and directors
as a group (11 persons)                     7,154,862      238,320         1,588,922       8,982,104          51.63%


------------------

*    Represents less than one percent of our common stock outstanding.

(1) These Class A options were canceled and the numbers represent options to purchase shares of our common stock.

(2) Represents options that are or will be vested and exercisable within 60 days of March 14, 2002.

(3) Except as otherwise indicated in the columns "Former Class A Options" and footnote 1 and "Unexercised Plan Options" and footnote 2 and in footnote 4, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.

(4) Based on his management positions with the Morgens, Waterfall Group, Mr. Waterfall may be deemed to indirectly beneficially own 7,161,882 of the securities listed, assuming exercise of all of the options. See footnote 4 to "Security Ownership of Certain Beneficial Owners" table above.

(5) "Common Stock Beneficially Owned" includes 540,000 options granted to Mr. Taura on March 15, 2000 and an additional 540,000 options granted to Mr. Taura on December 13, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. Taura has served as our Chairman of the Board and Chief Executive Officer since August 1999. Mr. Taura is a partner in the management consulting firm Taura Flynn & Associates, LLC. Prior to Mr. Taura becoming our employee, he served as our Chairman of the Board and Chief Executive Officer pursuant to an agreement between Taura, Flynn & Associates and us. Pursuant to such agreement, we paid Taura, Flynn and Associates $130,000 during Fiscal 2000. Upon consummation of the Recapitalization Agreement, Mr. Taura will be retained as a consultant to serve as our Chairman and Chief Executive Officer pursuant to an agreement between Taura, Flynn & Associates and us. Instead of paying Mr. Taura as a salaried employee during the remainder of 2002, we will pay Taura, Flynn & Associates an equivalent amount for his services.

     Fredric J. Klink, one of our directors, is a partner in the law firm of Dechert. We pay Dechert fees for the performance of various legal services.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers and any persons who own more than ten percent of our common stock to file with the Securities and Exchange Commission various reports as to ownership of such common stock. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us, the aforesaid Section 16(a) filing requirements were met on a timely basis during 2001.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial information was prepared to give effect to the transactions outlined under the heading "Overview of the Recapitalization."

     The unaudited pro forma consolidated balance sheet data as of December 29, 2001 gives effect to the Recapitalization as if it had occurred on December 29, 2001. The unaudited consolidated statement of operations data for the year ended December 29, 2001 gives effect to the Recapitalization as if it had occurred on December 31, 2000, the beginning of our 2001 fiscal year.

     The unaudited pro forma consolidated financial statements are not necessarily indicative of what our results would have been if the Recapitalization had actually occurred as of the dates indicated or of what our future operating results will be.

     The unaudited pro forma consolidated financial statements should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 29, 2001 and the information set forth under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this Proxy Statement.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             As of December 29, 2001
                                 (in thousands)



                                                                                    Pro Forma
                                                                Historical          Adjustments         Pro Forma
                                                                ----------          -----------         ---------

Assets
   Current Assets:
     Cash and cash equivalents                                  $      3,668        $         --        $   3,668
     Accounts receivable                                              23,719                  --           23,719
     Inventories                                                       7,698                  --            7,698
     Prepaid expenses                                                  4,394                  --            4,394
     Deferred income taxes                                             2,203                  --            2,203

     Other current assets                                                209                  --              209
                                                                -------------       ------------        ----------
       Total current assets                                           41,891                  --           41,891
   Property, Plant and Equipment
     less accumulated depreciation and amortization                   74,744                  --           74,744
   Collection Routes and Contracts, less accumulated
     amortization                                                     27,366                  --           27,366
   Goodwill, less accumulated amortization                             4,429                  --            4,429
   Assets held for sale                                                3,002                                3,002
   Other Noncurrent Assets                                             7,647               3,715 (a)        3,885
                                                                                          (7,049)(b)
                                                                                            (428)(c)
   Debt Issuance Costs                                                    --               4,892 (b)        4,892
                                                                ------------        ------------        ---------
Total Assets                                                    $    159,079        $      1,130        $ 160,209
                                                                ============        ============        =========

Liabilities and Stockholders' Equity (Deficit)
   Current Liabilities:
     Current portion of long-term debt                          $    120,053        $   (120,027)(c)    $   5,097
                                                                                           5,071 (c)
     Accounts payable, principally trade                              11,104                --             11,104
     Accrued expenses                                                 24,069               3,715 (a)       25,214
                                                                                          (2,570)(c)
     Accrued interest                                                  3,383              (3,383)(c)           --
                                                                -------------       ------------        ----------
       Total current liabilities                                     158,609            (117,194)          41,415
Long-term debt, less current portion                                      --              82,051 (c)       82,051
Other noncurrent liabilities                                           8,134                  --            8,134
Deferred income taxes                                                  1,990                  --            1,990
                                                                -------------       ------------        ----------
       Total liabilities                                             168,733             (35,143)         133,590
   Series A 6% Cumulative Redeemable Preferred Stock,
     Liquidation Preference $10,000,000; none
     (historical)                                                         --               8,072 (c)        7,619
     and 100,000 (pro forma) shares issued and
     outstanding                                                                            (453)(b)
   Stockholders' Equity (Deficit):
     Preferred stock, $0.01 par value; 1,000,000 shares
     authorized, none issued                                              --                  --               --
     Common stock, $0.01 par value; 25,000,000
     (historical) and 100,000,000 (pro forma) shares
     authorized; 15,589,362 (historical) and 62,273,448
     (pro forma) shares issued and outstanding                           156                 467 (c)          623
     Additional paid-in capital                                       35,235              29,891 (c)       63,422
                                                                                          (1,704)(b)
     Treasury stock, at cost, 21,000 shares                             (172)                 --             (172)
     Accumulated comprehensive loss                                     (533)                 --             (533)
     Accumulated deficit                                             (44,340)                 --          (44,340)
                                                                -------------       ------------        ----------
       Total stockholders' equity (deficit)                           (9,654)             28,654           19,000
                                                                -------------       ------------        ----------
Total Liabilities and Stockholders' Equity (Deficit)            $    159,079        $      1,130        $ 160,209
                                                                =============       ============        ==========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the Year Ended December 29, 2001
                      (in thousands, except per share data)


                                                                                 Pro Forma
                                                            Historical          Adjustments      Pro Forma
                                                            ----------          -----------      ---------

Net sales                                                  $     255,974        $       --       $     255,974
                                                           --------------       -----------      --------------
Costs and Expenses:
   Cost of sales and operating expenses                          196,778                --             196,778
   Selling, general and administrative                            28,594                --              28,594
   Depreciation and amortization                                  26,634                --              26,634
                                                           --------------       -----------      --------------
     Total costs and expenses                                    252,006                --             252,006
                                                           --------------       -----------      --------------
Operating Income                                                   3,968                --               3,968
                                                           --------------       -----------      --------------
Other Income (Expense):
   Interest expense                                              (14,162)           12,747 (d)          (1,415)
   Other, net                                                     (1,651)             (349)(e)          (2,000)
                                                           --------------       -----------      --------------
     Total costs and expense                                     (15,813)           12,398              (3,415)
                                                           --------------                      ----------------
Earnings (Loss) Before Income Taxes                              (11,845)           12,398                 553
Income Taxes                                                          --                --                  --
                                                           --------------       -----------      --------------
Net Earnings (Loss)                                              (11,845)           12,398                 553
Preferred Dividends and Accretion                                     --            (1,465)(f)          (1,465)
                                                           --------------       -----------      --------------
Net Loss Applicable to Common Shareholders                 $     (11,845)       $   10,933       $        (912)
                                                           ==============       ===========      ==============
Basic and Diluted Loss Per Share:                          $       (0.76)                        $       (0.01)
                                                           ==============                        ==============



                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


     (a) Represents estimated additional issuance costs of $3.7 million to be incurred after December 29, 2001 related to the Term Loan, the Revolver, the issuance of shares of Series A Preferred Stock and the issuance of shares of common stock.

     (b) Represents the reclassification of total estimated capitalized issuance costs of $7.0 million related to the Term Loan, the Revolver, the issuance of shares of Series A Preferred Stock and the issuance of shares of common stock on a pro rata basis as follows: $4.9 million to debt issuance cost, $1.7 million to additional paid in capital and $0.5 million to cumulative redeemable preferred stock.

     (c) For accounting purposes, the Recapitalization is treated as the exchange of:

         i.   Approximately $120.0 million of the revolving debt,

         ii.  $3.4 million of accrued and unpaid interest thereon, and


         iii. $2.2 million of forbearance fees, consisting of a $2.6 million liability less a $0.4 million deferred cost included in other noncurrent assets, all under the existing credit facility, all under the existing credit facility,


         For:

         i. Term Loan with a face value of $69.0 million and a carrying value of $87.1 million due to troubled debt restructuring accounting,

         ii. Issuance of approximately 46.7 million shares of common stock (constituting 75% of the total issued and outstanding common shares as of December 29, 2001) with a market value of $0.65 per share at December 29, 2001, and

         iii. Issuance of $10.0 million of Series A Preferred Stock with a dividend rate of 6% per annum and an estimated fair value of $8.1 million.

              Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," requires that the existing amount of debt owed by our company to the Lenders be reduced by the fair value of the equity interest granted and that no gain from restructuring our company's debt be recognized unless the remaining carrying amount of the debt exceeds the total future cash payments specified by the terms of the debt remaining unsettled after the restructuring. Accordingly, the remaining amount of debt owed by us to the Lenders has been adjusted to $87.1 million, which exceeds the contractual amount of the Term Loan by $18.1 million. Interest expense on the remaining carrying amount of debt reported in our financial statements will be based on a new effective interest rate that equates the present value of the future cash payments specified by the new terms of the Term Loan with the carrying amount of the debt.


     (d) Represents the reduction in interest expense associated with the exchange of the revolving debt for the Term Loan, the Revolver, the issuance of shares of Series A Preferred Stock and the issuance of shares of common stock. Interest expense for financial reporting purposes subsequent to the Recapitalization will be determined as described in note (c) above and will be substantially less than the amount based on the contractual amount of outstanding debt ($69 million) and the current interest rate (6.75% based on our choice of the lesser of the prime rate plus 2% and LIBOR plus 5%). Interest expense reported over the term of the debt will be the amount by which the total cash payments for retirement of the debt and interest ($90.3 million based on a current interest rate of 6.75%) exceed the adjusted carrying amount of our debt ($87.1 million). A 1/8 per cent variance in the interest rate utilized would have an effect of $0.1 million for the year ended December 29, 2001.


     (e) Represents the increase in debt issuance cost amortization associated with the exchange of the revolving debt for the Term Loan, the Revolver, the issuance of shares of Series A Preferred Stock and the issuance of shares of common stock.

     (f) Represents dividends on and accretion of the Series A Preferred Stock.

     (g) Pro forma basic and diluted loss per share is based on 62.3 million weighted average shares outstanding and includes the issuance of 46.7 million shares of new common stock in the exchange for the revolving commitments under the existing credit facility.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed elsewhere in this Proxy Statement. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this Proxy Statement.

General


     Darling is a recycler of food processing by-products. We collect and recycle animal processing by-products and used restaurant cooking oil. In addition, we provide grease trap collection services to restaurants. We process such raw materials at 27 facilities located throughout the United States into finished products such as tallow, meat and bone meal and yellow grease. We sell these products nationally and internationally, primarily to producers of various industrial and commercial oleo-chemicals, soaps, pet foods and livestock feed, for use as ingredients in their products or for further processing into basic chemical compounds.

Results of Operations

52 Week Fiscal Year Ended December 29, 2001 (Fiscal 2001) vs. 52 Week Fiscal Year Ended December 30, 2000 (Fiscal 2000)


     General. We reported a sales increase of $13.2 million (5.4%) for Fiscal 2001 and operating income of $4.0 million compared to a $5.4 million operating loss in Fiscal 2000, an improvement of $9.4 million. Principal factors affecting these comparative results, which are discussed further in the following section, were higher collection fees which improved recovery of collection expenses, favorable finished goods prices, and lower depreciation expense, partially offset by higher natural gas and fuel oil expenses. We reported a loss from continuing operations of $11.8 million for Fiscal 2001 compared to a loss from continuing operations of $19.6 million for Fiscal 2000, a reduction of the operating loss of $7.8 million.


     Net Sales. We collect and process animal by-products (fat, bones and offal), and used restaurant cooking oil to produce finished products of tallow, meat and bone meal, and yellow grease. Sales are significantly affected by finished goods prices, quality of raw material, and volume of raw material. Net sales include the sales of produced finished goods, grease trap services, and finished goods purchased for resale, which constitute less than 10.0% of total sales.


     During Fiscal 2001, net sales increased by $13.2 million (5.4%) to $256.0 million as compared to $242.8 million during Fiscal 2000. The increase in net sales was primarily due to the following: (1) improved recovery of collection expenses, $9.2 million; (2) favorable finished goods prices resulted in a $4.6 million increase (our average yellow grease prices increased 52(cent)/cwt to
$8.94/cwt, (6.2% higher)), average tallow prices increased 63(cent)/cwt to $9.58/cwt (6.6% higher), and average meat and bone meal prices decreased $4.60/ton to $184.00/ton (2.4% lower); (3) hide increased $2.0 million; (4) improved yields on production increased $0.9 million; (5) other net increases during Fiscal 2001, $0.3 million; partially offset by (6) finished product purchased for resale decreased $3.1 million; and (7) raw material inage decreased $0.7 million.


     Cost of Sales and Operating Expenses. Cost of sales and operating expenses includes prices paid to raw material suppliers, the cost of product purchased for resale, and the cost to collect and process the raw material. We utilize both fixed and formula pricing methods for the purchase of raw materials. Fixed prices are adjusted where possible for changes in competition and significant changes in finished goods market conditions, while raw materials purchased under formula prices are correlated with specific finished goods prices.


     During Fiscal 2001, cost of sales and operating expenses increased $6.5 million (3.4%) to $196.8 million as compared to $190.3 million during Fiscal 2000. The increase in cost of sales and operating expenses was primarily due to the following: (1) natural gas and fuel oil expenses increased $5.4 million; (2) repairs expense increased $2.9 million; (3) leased vehicle expenses increased $0.8 million; (4) contract hauling expenses increased $0.5 million; (5) other net increased expenses during Fiscal 2001 of $0.8 million; partially offset by
(6) finished product purchased for resale decreased $3.1 million; and (7) gasoline and lubricant expenses decreased $0.8 million.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $28.6 million during Fiscal 2001, a $1.9 million (7.1%), $26.7 million during Fiscal 2000, primarily due to higher payroll expense.

     Depreciation and Amortization. Depreciation and amortization charges decreased $4.5 million (14.4%), to $26.6 million during Fiscal 2001 as compared to $31.2 million during Fiscal 2000. Included in Fiscal 2001 and Fiscal 2000, depreciation and amortization expense are impairment charges of $0.8 million and $4.0 million, respectively, due to impairment charges recorded in accordance with Statement of Financial Accounting Standards No. 121.

     The Fiscal 2001 impairment charge of $0.8 million pertains solely to assets held for sale in our rendering business segment. The impairment charges were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value in light of current economic conditions. Estimated net realizable values were based on information from business and real estate brokers, comparable sales, property tax valuations and internal discussions with our employees working in the geographic areas who were familiar with the specific assets. A summary of the impairment charge follows (in millions):


                           Land                               $0.1
                           Leaseholds and buildings            0.1
                           Equipment and furniture             0.6
                                                              ----

                                    Total impairment          $0.8
                                                              ====

     The Fiscal 2000 impairment charge of $4.0 million consists of (1) $2.1 million related to rendering business segment operating assets, (2) $0.1 million and $0.4 million related to restaurant services business segment equipment and allocable goodwill, respectively, and (3) $1.3 million related to assets held for sale in our rendering business segment. The impairment charges of the assets in operation were made to reduce the carrying value to estimated fair value based on the discounted future cash flows of the assets. The impairment charges of the assets held for sale were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value based on information from a business broker. A summary of the impairment charge follows (in millions):

                                              Restaurant
                              Rendering        Services             Total
                              ---------       ----------            -----
     Leaseholds
       and buildings         $     0.6       $      --            $     0.6
     Equipment
       and furniture               2.9             0.1                  3.0
     Goodwill                       --             0.4                  0.4
                             ---------       ---------            ---------
     Total impairment        $     3.5       $     0.5            $     4.0
                             =========       =========            =========

     Interest Expense. Interest expense was $14.2 million during Fiscal 2001, compared to $14.0 million during Fiscal 2000, an increase of $0.2 million (1.4%). The effects of amortization of loan forbearance fees included in interest expense of $2.1 million and higher debt levels during Fiscal 2001 were partially offset by declining interest rates on our floating rate debt.


     Income Taxes. We recorded a valuation allowance to eliminate the deferred tax benefit attributable to the Fiscal 2001 loss, as we did in Fiscal 2000.


     Capital Expenditures. We made capital expenditures of $9.1 million during Fiscal 2001 as compared to $7.7 million in Fiscal 2000, an increase of $1.4 million (18.2%). Fiscal 2001 capital expenditures were principally for: operating equipment, $5.8 million; vehicles (primarily trucks or tractor-trailers), $1.6 million; office equipment, $1.2 million; and other capital expenditures, $0.5 million.

52 Week Fiscal Year Ended December 30, 2000 (Fiscal 2000) vs. 52 Week Fiscal Year Ended January 1, 2000 (Fiscal 1999)

     General. We reported a sales decrease of $15.8 million (6.1%) for Fiscal 2000, and an operating loss of $5.4 million compared to an operating loss of $12.0 million in Fiscal 2000 an operating loss reduction of $6.6 million (55.0%). Principal factors affecting these comparative results, which are discussed further in the following section, were lower finished goods sales prices and lower sales volume, the effects of which were more than offset by lower raw material costs and higher collection fees which improved recovery of collection expenses. We reported a loss from continuing operations of $19.6 million for Fiscal 2000 compared to a loss from continuing operations of $15.7 million for Fiscal 1999, an increased loss from continuing operations of $3.9 million (24.8%).

     Net Sales. During Fiscal 2000, net sales decreased by $15.8 million (6.1%) to $242.8 million as compared to $258.6 million during Fiscal 1999. The decrease is net sales was primarily due to the following: (1) decreases in overall finished goods prices resulted in an $11.1 million decrease in sales during Fiscal 2000 versus Fiscal 1999 (our average yellow grease prices decreased $1.17/cwt to $8.42/cwt (12.2%), average tallow prices decreased $1.48/cwt to $9.58/cwt, and average meat and bone meal prices increased $40.12/ton to $188.60/ton (27.2%); (2) products purchased for resale resulted in an $11.9 million; (3) decreases in the volume of raw materials processed resulted in a $9.7 million decrease in sales; and (4) other items decreased $1.2 million compared to Fiscal 1999; partially offset by (5) increases in collection fees (to offset a portion of the cost incurred in collecting raw material) of $13.0 million; (6) improved yields in production of $4.1 million; and (7) finished hides sales increased $1.0 million.

     Cost of Sales and Operating Expenses. During Fiscal 2000, cost of sales and operating expenses decreased $20.6 million (9.8%) to $190.3 million as compared to $210.9 million during Fiscal 1999. The decrease in cost of sales and operating expenses was primarily due to the following: (1) lower raw material prices paid, correlating to decreased prices for fats and oils and meat and bone meal, resulted in decreases of $6.4 million in cost of sales; (2) decreases in products purchased for resale resulted in a $11.9 million decrease; (3) decreases in the volume of raw materials collected and processed resulted in a decrease of approximately $1.8 million in cost of sales; (4) reductions in repairs expense, payroll, and contract hauling operating expenses of $4.8 million; and (5) other changes resulted in a decrease of $2.7 million; partially offset by (6) increases in natural gas, sewer expense and utilities, resulted in an increase of $6.7 million; and (7) costs of hides purchased increased $0.3 million.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $26.7 million during Fiscal 2000, a $0.1 million decrease (0.4%), from $26.8 million during Fiscal 1999. Decreases in professional and legal fees were partially offset by various expense increases.

     Depreciation and Amortization. Depreciation and amortization charges decreased $1.7 million (5.2%), to $31.2 million during Fiscal 2000 as compared to $32.9 million during Fiscal 1999. Included in Fiscal 2000 and Fiscal 1999 depreciation and amortization expense are impairment charges of $4.0 million and $1.4 million, respectively, due to impairment recorded in accordance with Statement of Financial Accounting Standards No. 121.

     The Fiscal 2000 impairment charge of $4.0 million consists of (1) $2.1 million related to rendering business segment operating assets, (2) $0.1 million and $0.4 million related to restaurant services business segment equipment and allocable goodwill, respectively, and (3) $1.3 million related to assets held for sale in our rendering business segment. The impairment charges of the assets in operation were made to reduce the carrying value to estimated fair value based on the discounted future cash flows of the assets. The impairment charges of the assets held for sale were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value based on information from a business broker. A summary of the impairment charge follows (in millions):

                                                Restaurant
                            Rendering             Services               Total
                            ---------           ----------            ---------
 Leaseholds
   and buildings          $     0.6            $      --              $     0.6
 Equipment
   and furniture                2.9                  0.1                    3.0
 Goodwill                        --                  0.4                    0.4
                          ---------            ---------              ---------
 Total impairment         $     3.5            $     0.5              $     4.0
                          =========            =========              =========

     The Fiscal 1999 impairment charge of $1.4 million pertains solely to assets held for sale in our rendering business segment. The impairment charges were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value. Estimated net realizable values were based on an offer from a prospective buyer and information from real estate brokers. A summary of the impairment charge follows (in millions):

                           Leaseholds and buildings           $ 1.1
                           Equipment                             .3
                                                              -----

                                    Total impairment          $ 1.4
                                                              =====

     Interest Expense. Interest expense was $14.0 million during Fiscal 2000, compared to $15.5 million during Fiscal 1999, a decrease of $1.5 million (9.7%). Lower debt during Fiscal 2000 was partially offset by higher interest rates.


     Income Taxes. We recorded a valuation allowance to eliminate the deferred tax benefit attributable to the Fiscal 2000 loss. This results in a decrease in income tax benefit of $10.0 million, compared to Fiscal 1999. In Fiscal 1999, we recorded a $10.0 million income tax benefit, which consisted of $9.2 million of federal tax benefit and $0.8 million for various state and foreign tax benefits.


     Capital Expenditures. We made capital expenditures of $7.7 million during Fiscal 2000 as compared to $9.9 million in Fiscal 1999, a decrease of $2.2 million (22.2%).


     Discontinued Operations. The operations of the Bakery By-Products Recycling segment have been classified as discontinued operations. In Fiscal 2000, we realized a gain related to a reduction in an indemnification reserve, net of tax, of $0.4 million related to the sale of this business segment which was finalized on April 5, 1999, compared to a loss of $0.3 million in Fiscal 1999.

Financing, Liquidity, Going Concern Risk and Capital Resources


     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the Consolidated Balance Sheet at December 29, 2001, we have $120.0 million of debt due under our bank credit facilities classified as a current liability because our existing credit agreement had a maturity date of June 30, 2001. Effective June 29, 2001, we entered into a forbearance agreement with the Lenders. The forbearance agreement, which has been amended several times, among other things, provides that the Lenders will not exercise their rights in connection with certain defaults under the credit agreement until April 30, 2002, raises the interest rate under the credit agreement from 1% over prime to 3% over prime, requires the payment of a fee of $3.9 million to the Lenders with respect to the forbearance agreement, reduces the commitment during the forbearance period by $2.0 million, from $128.5 million to $126.5 million, and limits financial covenants to certain minimum cash flows, based upon our own projected cash flow for certain periods during the forbearance period.

     On March 15, 2002, we entered into the Recapitalization Agreement. Under the terms of the Recapitalization Agreement, the forbearance period is extended to April 30, 2002, and if the Recapitalization is consummated, we will exchange the borrowings outstanding under our existing credit agreement, a portion of the accrued interest and commitment fees, and forbearance fees payable for newly issued common stock equal to 75% of our total outstanding common stock on a fully-diluted basis (exclusive of stock options issued and outstanding) and newly issued Series A Preferred Stock. If the Recapitalization is consummated, we will enter into an amended and restated credit agreement which is anticipated to result in borrowings under a senior term loan of $68.25 million, the issuance of cumulative redeemable preferred stock with a face value of $10.0 million and a revolving credit facility which will enable us to borrow up to $10.1 million. The consummation of the Recapitalization is subject to a number of conditions and termination rights as described above under the heading "The Recapitalization Agreement and Related Agreements--The Recapitalization Agreement--Conditions to Closing and Termination Rights."

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments related to recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Because we did not make the principal payments under the credit facility when it matured on June 30, 2001, we are in default under our existing credit agreement. In connection with the Recapitalization Agreement, the Lenders agreed to extend the forbearance period and not exercise their remedies until April 30, 2002. If we are unable to consummate a new financing arrangement, then, in the absence of another business transaction or debt agreement, we cannot make the principal payment due under the existing credit agreement and, accordingly, after April 30, 2002, the Lenders could exercise their rights to realize upon the collateral securing the debt (which comprises substantially all of our assets). As a result of this material uncertainty, there is doubt about our ability to continue as a going concern. The absence of a new financing arrangement creates a material uncertainty regarding our ability to continue as a going concern. Management is not able to predict what the outcome or consequences of these matters might be.


     Substantially all of our assets are either pledged or mortgaged as collateral for borrowings under the existing credit agreement. The credit agreement contains certain terms and covenants, which, among other matters, restrict the incurrence of additional indebtedness, the payment of cash dividends, the retention of certain proceeds from sales of assets, and the annual amount of capital expenditures, and requires the maintenance of certain minimum financial ratios. As of December 29, 2001, no cash dividends could be paid to our stockholders pursuant to the credit agreement.

     On December 29, 2001, we had a working capital deficit of $116.7 million and our working capital ratio was 0.26 to 1 compared to a working capital deficit of $106.8 million and a working capital ratio of 0.30 to 1 on December 30, 2000.


     Upon completion of the Recapitalization discussed elsewhere herein, we expect that our current liabilities on a pro forma basis as of December 29, 2001 will decrease by approximately $117.2 million resulting in positive working capital of approximately $0.5 million. Our current working capital deficit and expected positive working capital subsequent to the Recapitalization are not expected to be significantly different. In addition, the decrease in debt subsequent to the Recapitalization will result in reduced interest expense.

     Net cash provided by operating activities was $5.6 million, $16.2 million and $0.7 million in Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively. Net cash provided by operating activities in Fiscal 2001 decreased principally due to increased accounts receivable arising from increased sales and reductions in accounts payable and accrued expenses, partially due to lower levels of credit extended by trade vendors and due to a $5.9 million cash payment to our insurance claim administrator under a letter of credit arrangement. The cash payment was funded through a borrowing under the credit agreement.

     The current negative economic environment in our markets has the potential to adversely impact our liquidity in a variety of ways, including through reduced sales and potential inventory buildup. Our management has revised our sales forecasts in light of our view of current economic conditions, and believes that following the Recapitalization cash generated from operations and funds available under the amended and restated credit agreement should be sufficient to meet our working capital needs and capital expenditures for at least the next 12 months. There can be no assurance, however, that a continued slowdown in the economy or other factors will not cause us to fail to meet management's revised forecasts, or otherwise result in liquidity concerns. Moreover, in the event the Recapitalization is not consummated we are not likely to be able to continue as a going concern.


Quantitative and Qualitative Disclosures About Market Risks

     Market risks affecting our company are exposures to changes in prices of the finished products we sell, interest rates on debt, and the price of natural gas used in our plants. Predominately all of our finished products are commodities that are generally sold at prices prevailing at the time of sale. We have used interest rate and, through March 2001, natural gas swaps to manage these risks. Beginning in April 2001, we are using natural gas forward purchase agreements with our suppliers to manage the price risk of natural gas used in our facilities. While we do have international operations, and operate in international markets, we consider our market risks in such activities to be immaterial.

     At December 29, 2001, we were party to two interest rate swap agreements. Under the terms of the swap agreements, the interest obligation on $45 million of existing credit agreement floating-rate debt was exchanged for fixed rate contracts which bear interest, payable quarterly. One swap agreement for $25 million matures June 27,

2002, bears interest at 6.5925% and our receive rate is based on the three-month LIBOR. The second swap agreement for $20 million matures on June 27, 2002, with a one-time option for the bank to cancel at June 27, 2001, which the bank declined to exercise, bears interest at 9.17% and our receive rate is based on the base rate.


     At December 29, 2001, we have forward purchase agreements obligating us to purchase approximately 1,500,000 mmbtu's of natural gas for the period January through December, 2002, at an average purchase price of $3.47/mmbtu.


Critical Accounting Policies

     We follow certain significant accounting policies when preparing our consolidated financial statements. A complete summary of these policies is included in Note 1 of Notes to Consolidated Financial Statements.

     Certain of the policies require our management to make significant and subjective estimates which are sensitive to deviations of actual results from management's assumptions. In particular, management makes estimates regarding future undiscounted cash flows of acquired operations in assessing impairment of goodwill, estimates regarding future undiscounted cash flows from the future use of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, estimates regarding the net realizable value of long-lived assets held for sale, and estimates regarding self insured risks including insurance, environmental and litigation contingencies.

     In assessing impairment of goodwill and the impairment of long-lived assets where there has been a change in circumstances indicating the carrying value of a long-lived asset may not be recoverable, we have estimated future undiscounted net cash flows from the acquired operations and from use of the asset, respectively, based on actual historical results and expectations about future economic circumstances including future business volume, finished product prices and operating costs. The estimate of future net cash flows from the acquired operations and use of the asset could change if actual prices and costs differ due to industry conditions or other factors affecting the level of business volume or our performance. In assessing impairment of long-lived assets held for sale, we have estimated the net realizable value of such assets based on information from various external sources regarding possible selling prices for such assets. These estimates could change based on changes in market conditions, interest rates and other factors. In estimating liabilities for self insured risks, we consider information from outside consultants and experts, and past historical experience, in projecting future costs expected to be incurred. These estimates could change if future events are different than assumed by management, actual costs to settle the liabilities differ from those estimated and the circumstances associated with the self insured risks change.

Recent Accounting Pronouncements

     Recently, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, Business Combinations (Statement
141), Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (Statement 143), and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144).

     Statement 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. Statement 141 also specifies the criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. We do not believe Statement 141 will have a significant impact on our consolidated financial statements. Statement 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. Statement 142 also requires that intangible assets with estimated useful lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment. Statement 142 is effective for fiscal years beginning after December 15, 2001. Amortization expense related to goodwill that will not be amortized under Statement 142 was $242,000, $142,000 and $228,000 for Fiscal 2001, 2000 and 1999, respectively.
Because of the extensive effort needed to comply with adopting Statement 142, it is not practicable to reasonably estimate the impact of adopting this standard at the date of this report, including whether we will be required to recognize any transitional impairment losses as the cumulative effect of a change in accounting principle.

     Statement 143 establishes requirements for the accounting for removal costs associated with asset retirements and is effective for fiscal years beginning after June 15, 2002, with earlier adoption encouraged. We are currently assessing the impact of Statement 143 on our consolidated financial statements. Statement 144 supercedes Statement 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Statement 144 retains the fundamental provisions of Statement 121 but eliminates the requirement to allocate goodwill to long lived assets to be tested for impairment. Statement 144 also requires discontinued operations to be carried at the lower of cost or fair value less costs to sell and broadens the presentation of discontinued operations to include a component of an entity rather than a segment of a business. Statement 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those years with early adoption encouraged. We do not expect the adoption of Statement 144 to have a material impact on our consolidated financial statements.

                          REPORT OF THE AUDIT COMMITTEE

     The following report of the audit committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

     Under the guidance of a written charter adopted by the Board of Directors, the audit committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the 2001 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our company's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the auditors' independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditor's independence.

     The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. The audit committee held five meetings during the fiscal year ended December 29, 2001.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission.

March 14, 2002


                                    Joe Colonnetta
                                    Fredric Klink
                                    Bruce Waterfall

Audit Fees; Financial Information Systems Design and Implementation Fees; All Other Fees

     In addition to performing the audit of our consolidated financial statements, KPMG LLP has provided various other services during fiscal 2001. The aggregate fees billed for fiscal 2001 for each of the following categories of services are set forth below:

          Audit and review of our 2001 financial statements:    $223,500.
          All other services:                                   $197,200.


     KPMG LLP has not provided to us and we have not paid them any fees for consulting services on financial information systems during fiscal 2001. The fee set forth above for "other services" includes audits of employee benefit plans, internal audit services, tax consultation, and consultation on the proposed recapitalization transaction and related proxy statement.


     The audit committee has reviewed summaries of the services provided by KPMG LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

                              INDEPENDENT AUDITORS


     The Board of Directors, upon recommendation of our audit committee, has appointed KPMG LLP as our independent auditors for the fiscal year ending December 29, 2001. Representatives of KPMG LLP, are expected to be present at the Annual Meeting. The consolidated financial statements and schedules as of December 29, 2001 and December 30, 2000 and for the years ended December 29, 2001, December 30, 2000 and January 1, 2000 included in this Proxy Statement have been so included in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 29, 2001 consolidated financial statements contains an explanatory paragraph that states that we have debt of $120,027,000 classified as a current liability at December 29, 2001. We have not as yet obtained a new financing arrangement and these circumstances raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                                  OTHER MATTERS

     Our management is not aware of any other matters to be presented for action at the Annual Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2003 Annual Meeting Proxy Statement and Proxy Card

     Any stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in May 2003, must be received by our Secretary at our principal executive offices located at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, no later than January 1, 2003.

Other Stockholder Proposals--Deadline for Consideration

     Stockholder proposals not included in a proxy statement for an annual meeting of stockholders, including stockholder nominations for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in our Bylaws in order to be properly brought before the annual meeting of stockholders. In general, notice of a stockholder proposal or a director nomination must be delivered to our Secretary not less than 120 days prior to the anniversary date of the date on which proxy materials for the preceding annual meeting of stockholders were mailed to stockholders. With regard to next year's annual meeting of stockholders expected to be held in May 2003, the written notice must be received before [December 9], 2002.

     In addition to timing requirements, the advance notice provisions of our Bylaws contain informational content requirements that must also be met. A copy of the Bylaw provision containing these timing procedures and content requirements may be obtained by writing to our Secretary.

     If the presiding officer of the special meeting of stockholders determines that business was not brought before the meeting in accordance with the Bylaw provisions, such business will not be transacted or such defective nomination will not be placed.

                INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements that involve risks and uncertainties. The words "believe," "anticipate," "expect," "estimate," "intend" and similar expressions identify forward-looking statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.


     In addition to those factors discussed elsewhere in this Proxy Statement and in our other public filings with the SEC, important factors that could cause actual results to differ materially from our expectations include: our ability to consummate the Recapitalization; our continued ability to obtain sources of supply for our rendering operations; general economic conditions in the European and Asian markets; and prices in the competing commodity markets which are volatile and are beyond our control. Among other things, future profitability may be affected by our ability to grow our business which faces competition from companies that may have substantially greater resources than we do.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file reports and other information with the SEC pursuant to the information requirements of the Exchange Act.


     Our filings with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information relating to the public reference rooms. Copies of our filings may be obtained at the prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding our company.

     The Recapitalization Agreement and the first amendment to the Recapitalization Agreement (excluding exhibits and schedules) are attached to this Proxy Statement as Annex C and Annex D. We will provide you with a copy of the exhibits to the Recapitalization Agreement, including the forms of the new credit agreement and the Registration Rights Agreement without charge. You may request copies of these documents by contacting us at: Darling International Inc., 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038 or calling us at 972.717.0300, Attention: Secretary. Statements contained in this Proxy Statement as to the contents of any contract or other document referred to in this Proxy Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

Consolidated Financial Statements as of December 29, 2001 and December 30, 2000 and for the Three Years Ended December 29, 2001

Independent Auditors' Report.................................................F-2

Consolidated Balance Sheets..................................................F-3

Consolidated Statements of Operations........................................F-4

Consolidated Statements of Stockholders' Equity..............................F-5

Consolidated Statements of Cash Flows........................................F-6

Notes to Consolidated Financial Statements...................................F-7

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Shareholders
Darling International Inc.:


We have audited the consolidated financial statements of Darling International Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Darling International Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has debt of $120,027,000 classified as a current liability at December 29, 2001 because it matured in June 2001 and is now subject to a recapitalization agreement pursuant to which the lenders have agreed to a forbearance period expiring April 30, 2002 during which time the Company will endeavor to consummate a new credit agreement. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     KPMG LLP

Dallas, Texas
February 28, 2002

                               DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                                       Consolidated Balance Sheets
                                 December 29, 2001 and December 30, 2000
                             (in thousands, except share and per share data)



                                                                        December 29,       December 30,
ASSETS (Notes 2 and 9)                                                        2001             2000
----------------------                                                  -------------      -------------
Current assets:
     Cash and cash equivalents                                             $  3,668         $  3,509
     Accounts receivable, less allowance for bad                             23,719           21,837
       debts of $467 at December 29, 2001 and
       $680 at December 30, 2000
     Inventories (Note 3)                                                     7,698            8,300
     Prepaid expenses                                                         4,394            3,046
     Deferred income taxes (Note 11)                                          2,203            3,081
     Assets held for sale (Note 5)                                                -            3,161
     Other (Note 1)                                                             209            2,923
                                                                            -------          -------
              Total current assets                                           41,891           45,857

Property, plant and equipment, net (Note 4)                                  74,744           88,242
Collection routes and contracts, less accumulated amortization of
     $22,139 at Dec. 29, 2001 and $18,828 at Dec. 30, 2000                   27,366           32,140
Goodwill, less accumulated amortization of $1,077 at
     December 29, 2001 and $883 at December 30, 2000                          4,429            4,632
Deferred loan costs                                                               -              629
Assets held for sale (Note 5)                                                 3,002                -
Other assets (Note 6)                                                         7,647            3,005
                                                                            -------          -------
                                                                           $159,079         $174,505
                                                                            =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current portion of long-term debt (Note 9)                            $120,053         $109,528
     Accounts payable, principally trade                                     11,104           14,341
     Accrued expenses (Note 7)                                               24,069           23,160
     Accrued interest                                                         3,383            3,038
     Deferred income (Note 1)                                                     -            2,599
                                                                            -------          -------
              Total current liabilities                                     158,609          152,666

Other noncurrent liabilities (Note 10)                                        8,134           16,247
Deferred income taxes (Note 11)                                               1,990            2,868
                                                                            -------          -------
              Total liabilities                                             168,733          171,781
                                                                            -------          -------

Stockholders' equity (deficit) (Note 12):
     Preferred stock, $0.01 par value; 1,000,000 shares
         authorized,  none issued                                                 -
     Common stock, $.01 par value; 25,000,000 shares authorized,
         15,589,362 shares issued and outstanding
         at December 29, 2001 and December 30, 2000                             156              156
     Additional paid-in capital                                              35,235           35,235
     Treasury stock, at cost; 21,000 shares at December 29, 2001
         and December 30, 2000                                                 (172)            (172)
     Accumulated comprehensive loss                                            (533)               -
     Accumulated deficit                                                    (44,340)         (32,495)
                                                                            -------          -------
         Total stockholders' equity (deficit)                                (9,654)           2,724
                                                                            --------         -------
Commitments and contingencies (Notes 8 and 16)
                                                                           $159,079         $174,505
                                                                            =======          =======


                           The accompanying notes are an integral part of these
                                    consolidated financial statements.

                                                   F-3

                                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES


                                      Consolidated Statements of Operations
                                       Three years ended December 29, 2001
                                      (in thousands, except per share data)


                                                        December 29,        December 30,          January 1,
                                                            2001                2000                 2000
                                                       ----------------    ----------------     ---------------
Net sales                                                 $255,974            $242,795             $258,570
                                                           -------             -------              -------
Costs and expenses:
    Cost of sales and operating expenses                   196,778             190,283              210,879
    Selling, general and administrative expenses            28,594              26,736               26,773
    Depreciation and amortization                           26,634              31,181               32,912
                                                           -------             -------              -------
          Total costs and expenses                         252,006             248,200              270,564
                                                           -------             -------              -------
          Operating income and (loss)                        3,968              (5,405)             (11,994)
                                                           -------             -------              -------
Other income/(expense):
    Interest expense                                       (14,162)            (13,971)             (15,533)
    Other, net                                              (1,651)               (184)               1,812
                                                           -------             -------              -------
          Total other income(expense)                      (15,813)            (14,155)             (13,721)
                                                           -------             -------              -------

Loss from continuing operations
    before income taxes                                    (11,845)            (19,560)             (25,715)
Income tax benefit (Note 11)                                     -                   -              (10,015)
                                                           --------            --------             -------
    Loss from continuing operations                        (11,845)            (19,560)             (15,700)
    Gain/(loss) on disposal of discontinued
          operations, net of tax (Note 15)                       -                 371                 (333)
                                                           --------            --------             --------
Net loss                                                 $ (11,845)          $ (19,189)           $ (16,033)
                                                           ========            ========             ========

Basic and diluted earnings (loss) per share:
    Continuing operations                                $   (0.76)          $   (1.25)           $   (1.01)
    Gain/(loss) on disposal of discontinued
          operations                                             -                0.02                (0.02)
                                                           --------            --------             --------
                  Total                                  $   (0.76)          $   (1.23)           $   (1.03)
                                                           ========            ========             ========


                                   The accompanying notes are an integral part of these consolidated financial statements.


                                                       F-4


                                             DARLING INTERNATIONAL INC. AND SUBSIDIARIES


                                           Consolidated Statements of Stockholders' Equity
                                                 Three years ended December 29, 2001
                                                  (In thousands, except share data)


                                           Common stock
                                      -----------------------
                                                                                                         Retained
                                                             Additional                 Accumulated     earnings/        Total
                                         Number    $.01 par    Paid-in     Treasury    comprehensive   (accumulated  stockholders'
                                       of shares     value     capital       stock          loss         deficit)        equity
                                                                                                                       (deficit)
------------------------------------------------------------------------------------------------------------------------------------
Balances at January 2, 1999            15,568,362   $  156     $  35,235    $ (172)    $        -      $  (2,727)       $ 37,946

Net loss                                        -        -             -         -              -        (16,033)        (16,033)
                                      ------------  --------   ----------   -------     ----------        -------         -------

Balances at January 1, 2000            15,568,362      156        35,235      (172)             -         (13,306)         21,913

Net loss                                        -        -             -         -              -         (19,189)        (19,189)
                                      ------------  --------   ----------    ------      ---------         -------         -------

Balances at December 30, 2000          15,568,362   $  156      $ 35,235      (172)             -       $ (32,495)      $   2,724

Net loss                                        -        -             -         -              -         (11,845)        (11,845)

Minimum pension liability                       -        -             -         -           (533)              -            (533)

Derivative transition
adjustment (Note 1)                             -        -             -         -          2,220               -           2,220

Net change arising from current period
hedging transactions (Note 1)                   -        -             -         -            376               -             376

Reclassifications into earnings (Note 1)

Total comprehensive loss                        -        -             -         -         (2,596)              -          (2,596)
                                                                                                                           -------
                                                                                                                          (12,378)
                                      ------------  --------   ----------    ------      ---------         -------         -------

Balances at December 29, 2001          15,568,362   $    156     $ 35,235    $ (172)     $   (533)      $ (44,340)       $ (9,654)
                                       ==========     ======      =======     =====       ========        ========         =======


                                             The accompanying notes are an integral part
                                             of these consolidated financial statements.


                                                                 F-5


                                         DARLING INTERNATIONAL INC. AND SUBSIDIARIES


                                            Consolidated Statements of Cash Flows
                                             Three years ended December 30, 2000
                                                       (in thousands)
                                                                   December 29,         December 30,          January 1,
                                                                       2001                 2000                 2000
                                                                  ----------------     ----------------     ---------------
Cash flows from operating activities:
   Loss from continuing operations                                    $(11,845)            $(19,560)           $ (15,700)
   Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
        Depreciation and amortization                                   26,634               31,181               32,912
        Deferred income tax benefit                                          -                    -               (9,911)
        Loss/(gain) on sale of assets                                      (80)                 144               (2,060)
        Changes in operating assets and liabilities:
               Accounts receivable                                      (1,882)              (4,850)                (372)
               Inventories and prepaid expenses                           (746)               2,246                2,092
               Accounts payable and accrued expenses                    (4,898)               3,070               (4,328)
               Accrued interest                                            345                2,928                 (546)
               Other                                                    (1,916)               1,084               (1,403)
                                                                      --------            ---------            ---------
   Net cash provided by continuing operating activities                  5,612               16,243                  684
   Net cash provided by discontinued operations                              -                    -                  119
                                                                      --------            ---------            ---------
        Net cash provided by operating activities                        5,612               16,243                  803
                                                                      --------            ---------            ---------
Cash flows from investing activities:
   Recurring capital expenditures                                       (9,142)              (7,684)              (9,851)
   Gross proceeds from sale of property, plant and equipment,
      assets held for disposition and other assets                         145                4,412               32,150
   Payments related to routes and other intangibles                       (279)                (636)                (152)
   Net cash used in discontinued operations                                  -                    -                 (330)
                                                                      --------            ---------            ---------
      Net cash provided by/(used in) investing activities               (9,276)              (3,908)              21,817
                                                                      --------            ---------            ---------

Cash flows from financing activities:
   Proceeds from long-term debt                                        208,387              171,351              179,927
   Payments on long-term debt                                         (197,862)            (179,842)            (210,237)
   Contract payments                                                    (3,368)              (2,163)              (2,377)
   Deferred recapitalization costs                                      (3,334)                   -                    -
   Deferred loan costs                                                       -                    -                 (300)
   Net cash used in discontinued operations                                  -                    -                 (150)
                                                                      --------            ---------            ---------
      Net cash provided by/(used in) financing activities                3,823              (10,654)             (33,137)
                                                                      --------            ---------            ---------

Net change in cash and cash equivalents
   from discontinued operations                                              -                    -                   28
                                                                      --------            ---------            ---------
Net increase/(decrease) in cash and cash equivalents                       159                1,681              (10,489)

Cash and  cash equivalents at beginning of year                          3,509                1,828               12,317
                                                                      --------            ---------             --------
Cash and cash equivalents at end of year                             $   3,668          $     3,509           $    1,828
                                                                      ========            =========             ========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Interest                                                       $  13,817           $    9,161            $  14,550
                                                                      --------             --------             --------
      Income taxes, net of refunds                                   $    (141)          $   (1,777)         $      (625)
                                                                      --------             --------             --------


                                         The accompanying notes are an integral part
                                         of these consolidated financial statements.


                                                             F-6

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


(1)  GENERAL

     (a)  NATURE OF OPERATIONS

          Darling International Inc. (the "Company") believes it is the largest publicly traded recycler of food processing by-products in the United States, operating a fleet of vehicles, through which it collects animal by-products and used restaurant cooking oil from butcher shops, grocery stores, independent meat and poultry processors and restaurants nationwide. The Company processes raw materials through facilities located throughout the United States into finished products, such as tallow, meat and bone meal, and yellow grease. The Company sells its finished products domestically and internationally to producers of soap, cosmetics, rubber, pet food and livestock feed for use as ingredients in such products.


          On October 22, 1993, the Company entered into a settlement agreement approved by the U.S. District Court providing for a restructure of the Company's debt and equity and resolution of a class action lawsuit (the "Settlement"). The terms of the settlement were tantamount to a prepackaged bankruptcy despite the settlement not occurring under Chapter 11 of the Bankruptcy Code. On December 29, 1993, the Settlement was consummated and became binding on all original note holders. The Company has accounted for the Settlement using "Fresh Start Reporting" as of January 1, 1994, in accordance with Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the United States Bankruptcy Code" issued by the American Institute of Certified Public Accountants. Using a valuation of the Company performed by an independent appraiser, the Company determined the total reorganization value of all its assets to be approximately $236,294,000 as of January 1, 1994 and the Company's accumulated deficit was eliminated as of January 1, 1994.


     (b)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (1)  Basis of Presentation

               The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. As disclosed in Note 15, the operations of IPC, as defined below, are classified as discontinued operations.

          (2)  Fiscal Year

               The Company has a 52/53 week fiscal year ending on the Saturday nearest December 31. Fiscal years for the consolidated financial statements included herein are for the 52 weeks ended December 29, 2001, the 52 weeks ended December 30, 2000 , and the 52 weeks ended January 1, 2000.

          (3)  Inventories

               Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

          (4)  Property, Plant and Equipment

               Property, plant and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of assets: 1) Buildings and improvements, 24 to 30 years;
               2) Machinery and equipment, 3 to 8 years; and 3) Vehicles, 4 to 6 years.

               Maintenance and repairs are charged to expense as incurred and expenditures for major renewals and improvements are capitalized.

          (5)  Collection Routes and Contracts


               Collection routes consist of groups of suppliers of raw materials in similar geographic areas from which the Company derives collection fees, and a dependable source of raw materials for processing into finished products. Restrictive covenants represent non-compete agreements with former competitors whose businesses were acquired. Amortization is computed by the straight-line method over the following periods: 1) Collection routes, 8 to 15 years; and 2) Restrictive covenants, 3 to 10 years

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

          (6)  Goodwill

               Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, not exceeding 30 years. Annually, the Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

          (7)  Environmental Expenditures

               Environmental expenditures incurred to mitigate or prevent environmental contamination that has yet to occur and that otherwise may result from future operations are capitalized. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenues are expensed or charged against established environmental reserves. Reserves are established when environmental assessments and/or clean-up requirements are probable and the costs are reasonably estimable.

          (8)  Income Taxes

               The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          (9)  Earnings Per Common Share

               Basic earnings per common share are computed by dividing net earnings attributable to outstanding common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are computed by dividing net earnings attributable to outstanding common stock by the weighted average number of common shares outstanding during the year increased by dilutive common equivalent shares (stock options) determined using the treasury stock method, based on the average market price exceeding the exercise price of the stock options.

               The weighted average common shares used for basic earnings per common share was 15,568,362, 15,568,362 and 15,568,362 for 2001,
               2000 and 1999, respectively. The numbers of shares for 2000 and 1999 have been reduced for 21,000 treasury shares from numbers previously reported, which did not effect previously reported earnings per share. For 2001, 2000 and 1999 the effect of all outstanding stock options was excluded from diluted earnings per common share because the effect was anti-dilutive.

          (10) Stock Option Plans

               The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

          (11) Statements of Cash Flows

               The Company considers all short-term highly liquid instruments, with an original maturity of three months or less, to be cash equivalents.

          (12) Use of Estimates

               The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


          (13) Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of

               The Company applies the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

               In Fiscal 2001, Fiscal 2000, and Fiscal 1999, the Company recorded impairment charges of $840,000, $4,016,000, and $1,387,000, respectively, to reduce the value of goodwill, routes, and certain land, buildings and equipment to estimated fair value. The impairment charges are included in depreciation and amortization expense in the accompanying Fiscal 2001, Fiscal 2000 and Fiscal 1999 Consolidated Statements of Operations.

               The Fiscal 2001 impairment charge of $840,000 pertains solely to assets held for sale (see Note 5) in the Company's rendering business segment. The impairment charges were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value in light of current economic conditions. Estimated net realizable values were based on information from business and real estate brokers, comparable sales, property tax valuations and internal discussions with Company employees working in the geographic areas who were familiar with the specific assets. A summary of the impairment charge follows (in thousands):

                       Land                                           $ 106
                       Leaseholds and buildings                         134
                       Equipment and furniture                          600
                                                                      -----

                                Total impairment                      $ 840
                                                                      =====

               The Fiscal 2000 impairment charge of $4,016,000 consists of (1) $2,138,000 related to rendering business segment operating assets, (2) $162,000 and $375,000 related to restaurant services business segment equipment and allocable goodwill, respectively, and (3) $1,341,000 related to assets held for sale in the Company's rendering business segment. The impairment charges of the assets in operation were made to reduce the carrying value to estimated fair value based on the discounted future cash flows of the assets. The impairment charges of the assets held for sale were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value based on information from a business broker. A summary of the impairment charge follows (in thousands):

                                                         Restaurant
                                         Rendering        Services       Total
                                         ---------       ----------      -----
               Leaseholds
               and buildings             $     642         $  -          $   642
               Equipment
               and furniture                 2,837           162           2,999
               Goodwill                        -             375             375
                                         ---------         -----         -------
                    Total impairment     $  3,479          $ 537         $ 4,016
                                         ========          =====         =======

               The Fiscal 1999 impairment charge of $1,387,000 pertains solely to assets held for sale in the Company's rendering business segment. The impairment charges were necessary to reduce the carrying value of these assets to management's estimate of their net realizable value. Estimated net realizable values were based on an offer from a prospective buyer and information from real estate brokers. A summary of the impairment charge follows (in thousands):

                       Leaseholds and buildings                       $1,139
                       Equipment                                         248
                                                                      ------

                                Total impairment                      $1,387
                                                                      ======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

          (14) Financial Instruments

               The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments.

               The carrying amount for the Company's outstanding borrowings under the Credit Agreement and Term Loan described in Note 9, approximates the fair value due to the floating interest rates on the borrowings.

               The fair values of the interest rate swap agreements were liabilities of $1,020,000 and $874,400 at December 29, 2001, and December 30, 2000, respectively. Current market pricing models were used to estimate fair value of interest rate swap agreements. See Note 9.

          (15) Derivative Instruments

               The Company makes limited use of derivative instruments to manage cash flow risks related to interest and natural gas expense. Interest rate swaps are entered into with the intent of managing overall borrowing costs. The Company does not use derivative instruments for trading purposes.

               Effective December 31, 2000 (the first day of Fiscal 2001), the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement 133). Statement
               133, as amended, standardizes the accounting for derivatives instruments, including certain derivative instruments embedded in other contracts. Under the standard, entities are required to report all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reason for holding the instrument. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows, or foreign currencies. The Company held no fair value hedge or foreign currency hedge derivative instruments at December 30, 2000 or December 29, 2001. If the hedged exposure is a cash flow exposure, the effective portion of the gain or loss on the derivative instrument is reported initially as a component of other comprehensive income (outside of earnings) and is subsequently reclassified into earnings when the forecasted transaction affects earnings. Any amounts excluded from the assessment of hedge effectiveness as well as the ineffective portion of the gain or loss are reported in earnings immediately. If the derivative instrument is not designated as a hedge, the gain or loss is recognized in earnings in the period of change. Upon adoption, the provisions of Statement 133 must be applied prospectively.

               Upon adoption of Statement 133 on December 31, 2000, the Company was party to interest rate and natural gas swaps to manage the risk of changes in cash flows related to interest expense on floating-rate borrowings under its Credit Agreement and the purchase of natural gas used in its plants.

               At December 30, 2000, the Company was party to three interest rate swap agreements whereby the interest obligation on $70 million of floating-rate debt has been exchanged for fixed rate contracts which bear interest, payable quarterly. One swap agreement for $25 million matures June 27, 2002, bears interest at 6.5925% and the Company's receive rate is based on the three-month LIBOR. A second swap agreement for $25 million matured June 27, 2001, bore interest at 9.83% and the Company's receive rate was based on the Base Rate. The third swap agreement for $20 million matures June 27, 2002, with a one-time option for the bank to cancel at June 27, 2001, which the bank declined to exercise, bears interest at 9.17% and the Company's receive rate is based on the Base

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               Rate. Due to the uncertainty related to the Company's ability to renew its Credit Agreement (see Notes 2 and 9), the portion of the interest rate swap agreements extending beyond June 30, 2001, the expiration date of the Credit Agreement, was not considered a hedge. The Company recorded a liability of $0.5 million at December 30, 2000, with the related charge recorded in other expense. The Company continues to follow this policy in Fiscal 2001. At December 29, 2001, the fair value of this liability is $1.0 million. The Company accounted for the portion of the interest rate swaps through June 30, 2001 as cash flow hedges. The fair value of this portion of the swaps was a liability of $0.4 million at December 30, 2000.

               At December 30, 2000 and through March 2001, the Company was party to natural gas swap agreements representing approximately 300,000 mmbtu's of natural gas per month for January, February and March, 2001, with a NYMEX purchase price of approximately

               $4.682/mmbtu. At December 30, 2000, the fair value of the Company's positions in these swap agreements was an asset of $2.6 million. All of the Company's positions in these swap agreements were settled during the three months ended March 31, 2001, and the Company no longer uses natural gas swap agreements to manage its cash flow risk arising from the purchase of natural gas used in its plants.

               As of December 29, 2001, the Company has forward purchase agreements in place for purchases of approximately 1,500,000 mmbtu's of natural gas for the period January through December, 2002, based on an average purchase price of $3.47/mmbtu. These agreements have no net settlement provisions and the Company intends to take physical delivery, which it has done under similar forward purchase agreements from March through December, 2001. Accordingly, the agreements are not subject to the requirements of Statement 133 because they qualify as normal purchases as defined in the standard.

               The Company has designated the interest rate and natural gas swap agreements as cash flow hedges and such agreements qualify for hedge accounting under Statement 133, except as described above for certain portions of two of the interest rate swaps. A summary of the transition adjustment recorded to other comprehensive income, the net change arising from hedging transactions, and the amounts recognized in earnings during the twelve-month period ended December 29, 2001 follows (in thousands):


               Transition adjustment on December 31, 2000
               to accumulated other comprehensive income             $    2,220

               Net change arising from current period
               hedging transactions                                         376

               Reclassifications into earnings                           (2,576)
                                                                        --------

               Accumulated other comprehensive
               loss at December 29, 2001                              $       -
                                                                        ========

               A summary of the gains and losses recognized in earnings during the year ended December 29, 2001 follows (in thousands):

               Loss to interest expense related to
               interest rate swap agreements                          $    (487)

               Gain to operating expenses related to
               natural gas swap agreements (effective portion)            2,568

               Gain to other income related to
               natural gas swap agreements (ineffective portion)            515
                                                                           ----

                Total reclassifications into earnings for the
                year ended December 29, 2001                          $   2,596
                                                                         =======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

               Gains and losses reported in accumulated other comprehensive income are reclassified into earnings upon the occurrence of the hedged transactions (accrual of interest expense and purchase of natural gas).

               The entire amount reported in accumulated other comprehensive income as of December 31, 2000 (transition), was reclassified into earnings by the second quarter of Fiscal 2001.

               There was no income tax expense or benefit recorded related to the derivative transactions described above.

               For Fiscal 2000 and 1999, interest rate swaps were accounted for under the accrual method, whereby the difference between the Company's pay and receive rate was recognized as an increase or decrease to interest expense. The natural gas fixed for float swap agreements to which the Company was party during Fiscal 2000 are traded on the NYMEX. Realized gains or losses from the settlement of these financial hedging instruments were recognized as an adjustment of the cost of purchased natural gas in the month of delivery during Fiscal 2000. The gains or losses realized as a result of these Fiscal 2000 hedging activities were substantially offset in the cash market when the hedged natural gas was delivered to the Company's facilities.

          (16) Comprehensive Income

               The Company follows the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (Statement 130). Statement 130 establishes standards for reporting and presentation of comprehensive income and its components. In accordance with Statement 130, the Company has presented the components of comprehensive income in its consolidated statement of stockholders' equity.

          (17) Revenue Recognition

               The Company recognizes revenue on sales when products are shipped and the customer takes ownership and assumes risk of loss. Collection fees are recognized in the month the service is provided.

          (18) Reclassifications

               Certain immaterial reclassifications of amounts previously reported have been made to the Fiscal 2000 and Fiscal 1999 consolidated financial statements to conform the presentation for each year.

(2)      LIQUIDITY AND GOING CONCERN RISK

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the Consolidated Balance Sheet at December 29, 2001, the Company has $120.0 million of debt due under its bank credit facilities classified as a current liability because the underlying Credit Agreement had a maturity date of June 30, 2001. Effective June 29, 2001, the Company entered into a series of forbearance agreements and amendments with the parties to its existing Credit Agreement. The forbearance agreements and amendments, among other things, provide that the lenders will not exercise their remedies under the

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

Credit Agreement for certain defaults
         until April 30, 2002 and will continue to make revolving loans to the Company, raise the interest rate under the Credit Agreement from 1% over prime to 3% over prime, require the payment of a fee of $3.9 million to the lenders with respect to the forbearance agreements, reduce the commitment during the forbearance period by $2.0 million, from $128.5 million to $126.5 million, and limit financial covenants to certain minimum cash flows, based upon the Company's own projected cash flow for certain periods during the forbearance period.

         On March 15, 2002, the Company entered into a Recapitalization Agreement. Under the terms of the Recapitalization Agreement, the forbearance period is extended to April 30, 2002, if the recapitalization transaction is contemplated, the Company will exchange the borrowings outstanding under its existing Credit Agreement, accrued interest, and forbearance fees payable for newly issued common stock equal to 75% of the Company's total outstanding common shares on a fully-diluted basis (exclusive of stock options issued and outstanding) and 6% cumulative redeemable preferred stock with a face value of $10.0 million. If the recapitalization is consummated, a new amended and restated credit agreement which is anticipated to result in borrowings under a term loan of $68.3 million, and a revolving credit agreement which will enable the Company to borrow up to $10.1 million.


         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

         The financial statements do not include any adjustments related to recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the Company is unable to consummate a new financing arrangement, then, in the absence of another business transaction or debt agreement, the Company cannot make the principal payment due under the existing Credit Agreement and, accordingly, the lenders could declare a default, and attempt to realize upon the collateral securing the debt (which comprises substantially all the Company's assets). As a result of this material uncertainty, there is doubt about the Company's ability to continue as a going concern. The absence of a new financing arrangement creates a material uncertainty regarding the ability of the Company to continue as a going concern. Management is not able to predict what the outcome or consequences of these matters might be.

(3)      INVENTORIES

         A summary of inventories follows (in thousands):

                                                December 29,      December 30,
                                                    2001              2000
                                              ---------------- -----------------
         Finished product                          $  6,117         $  7,117
         Supplies and other                           1,581            1,183
                                                    -------          -------
                                                   $  7,698         $  8,300
                                                    =======          =======

(4)      PROPERTY, PLANT AND EQUIPMENT

         A summary of property, plant and equipment follows (in thousands):


                                              December 29,      December 30,
                                                  2001              2000
                                            ------------------------------------
         Land                                $    9,454        $    9,871
         Buildings and improvements              25,906            27,272
         Machinery and equipment                139,248           139,678
         Vehicles                                49,084            48,041
         Construction in process                  6,607             4,324
                                                -------           -------
                                                230,299           229,186
         Accumulated depreciation               155,555           140,944
                                                -------           -------
                                             $   74,744         $  88,242
                                                =======           =======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


(5)      ASSETS HELD FOR SALE

         Assets held for sale consist of the following (in thousands):

                                             December 29,     December 30,
                                                 2001             2000
                                           -----------------------------------
         Esteem (Norfolk, NE)                  $ 1,200          $ 1,400
         Peptide (Norfolk, NE)                     500              862
         Petaluma, CA                              497                -
         Billings, MT                              421              372
         West Point, NE                            118                -
         Lynchburg, VA                             100                -
         Shelbyville, VA                            62                -
         Zanesville, VA                             54                -
         Goldsboro, NC                              50                -
         Milwaukee, WI                               -              527
                                                 -----            -----
                                               $ 3,002          $ 3,161
                                                 =====            =====



         The Esteem and Peptide assets are principally idle machinery and equipment. Assets at other locations are either closed rendering facilities or closed transfer stations (locations where raw materials collected from suppliers are aggregated and transferred to processing plants) and consist primarily of land. None of the above assets was operated during Fiscal 2001 and Fiscal 2000. The effect of suspending depreciation of these assets was approximately $0.2 million in both Fiscal 2001 and 2000.

         During Fiscal 2001, management changed its assessment of the period of time in which the assets held for sale could likely be sold. Accordingly, the balance of assets held for sales is classified as a noncurrent asset at December 29, 2001. Management expects to dispose of the assets held for sale during Fiscal 2003.


(6)      OTHER ASSETS

         Other assets consist of the following (in thousands):

                                                   December 29,     December 30,
                                                       2001             2000
                                                  ------------------------------
         Prepaid pension cost (Note 13)             $  2,359        $  2,054
         Deposits and other                            1,526             951
         Deferred recapitalization costs               3,762               -
                                                     -------         -------
                                                    $  7,647        $  3,005
                                                     =======         =======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(7)      ACCRUED EXPENSES

         Accrued expenses consist of the following (in thousands):

                                                                       December 29,      December 30,
                                                                           2001              2000
                                                                     ------------------------------------
       Compensation and benefits                                        $   6,750         $   4,093
       Utilities and sewage                                                 3,944             3,981
       Accrued plant expenses                                               2,590             2,048
       Accrued forbearance fees                                             2,570                 -
       Insurance (Note 16)                                                  2,604             6,004
       Accrued freight cost                                                 1,208             1,053
       Accrued interest rate swap liability                                 1,020               436
       Accrued taxes                                                          888             1,359
       Reserve for environmental and litigation matters (Note 16)             599             1,149
       Non-compete agreements                                                 363             1,620
       Other accrued expense                                                1,533             1,417
                                                                         --------          --------
                                                                         $ 24,069          $ 23,160
                                                                          =======           =======

(8)      LEASES

         The Company leases five plants and storage locations, four office locations and a portion of its transportation equipment under operating leases. Leases are noncancellable and expire at various times through the year 2028. Minimum rental commitments under noncancellable leases as of December 29, 2001, are as follows (in thousands):

                Period Ending Fiscal                           Operating Leases
                --------------------                           ----------------

                     2002                                        $   3,627
                     2003                                            2,725
                     2004                                            2,086
                     2005                                            1,335
                     2006                                              515
                     Thereafter                                      8,504
                                                                    ------
                        Total                                     $ 18,792
                                                                    ======

         Rent expense for the years ended December 29, 2001, December 30, 2000 , and January 1, 2000 was $4.2 million, $3.2 million and $2.6 million, respectively.

(9)      DEBT

         Debt consists of the following (in thousands):

                                                   December 29,     December 30,
                                                       2001             2000
                                                --------------------------------
          Credit Agreement:
            Revolving Credit Facility                $120,027         $109,498
            Term Loan                                       -                -
          Other notes                                      26               30
                                                      -------         ---------
                                                      120,053          109,528
          Less current maturities                     120,053          109,528
                                                      -------         ---------
                                                     $      -         $      -
                                                      =======         =========

         See the discussion  regarding  Liquidity and Going Concern Risk in Note
2.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

     CREDIT AGREEMENT

     Effective June 5, 1997, the Company entered into a Credit Agreement (the "Credit Agreement") which originally provided for borrowings in the form of a $50,000,000 Term Loan and $175,000,000 Revolving Credit Facility. On October 3, 1998, the Company entered into an amendment of the Credit Agreement whereby BankBoston, N.A., as agent, and the other participant banks in the Credit Agreement (the "Banks") agreed to forbear from exercising rights and remedies arising as a result of several existing events of default of certain financial covenants (the "Defaults") under the Credit Agreement, as amended, until November 9, 1998.

     On November 6, 1998, the Company entered into an extension of the amended Credit Agreement whereby the Banks agreed to forbear from exercising rights and remedies arising as a result of the Defaults until December 14, 1998. The forbearance period was subsequently extended to January 22, 1999. On January 22, 1999, the Company and the banks amended and restated the Credit Agreement.

     The Credit Agreement, as amended, provided for borrowings in the form of a $36,702,000 Term Loan and $135,000,000 Revolving Credit Facility. At December 30, 2000, the Term Loan had been paid in full and the availability under the revolver was $128.5 million. Substantially all assets of the Company are either pledged or mortgaged as collateral for borrowings under the Credit Agreement. The Credit Agreement contains certain terms and covenants, which, among other matters, restrict the incurrence of additional indebtedness, the payment of cash dividends, the retention of certain proceeds from sales of assets, and the annual amount of capital expenditures, and requires the maintenance of certain minimum financial ratios.


     As shown in the Consolidated Balance Sheet at December 29, 2001, the Company has $120.0 million of debt due under its bank credit facilities classified as a current liability because the underlying Credit Agreement had an expiration date of June 30, 2001. Effective June 29, 2001, the Company entered into a series of forbearance agreements and amendments with the parties to its existing Credit Agreement. The forbearance agreements and amendments, among other things, provide that the lenders will not exercise their remedies under the Credit Agreement for certain defaults until April 30, 2002 and will continue to make revolving loans to the Company, raise the interest rate under the Credit Agreement from 1% over prime to 3% over prime, require the payment of a fee of $3.9 million to the lenders with respect to the forbearance agreements, reduce the commitment during the forbearance period by $2.0 million, from $128.5 million to $126.5 million, and limit financial covenants to certain minimum cash flows, based upon the Company's own projected cash flow for certain periods during the forbearance period.

     On March 15, 2002, the Company entered into a Recapitalization Agreement. Under the terms of the Recapitalization Agreement, the forbearance period is extended to April 30, 2002, and if the recapitalization transaction is consummated, the Company will exchange the borrowings outstanding under its existing Credit Agreement, accrued interest, and forbearance fees payable for newly issued common stock equal to 75% of the Company's total outstanding common shares on a fully-diluted basis (exclusive of stock options issued and outstanding) and 6% cumulative redeemable preferred stock with a face value of $10.0 million. The Company and its lenders will use their best efforts to consummate a new Credit Agreement which is anticipated to result in borrowings under a senior term loan of $68.3 million and a revolving credit agreement which will enable the Company to borrow up to $10.1 million.

(10)     OTHER NONCURRENT LIABILITIES

         Other noncurrent liabilities consist of the following (in thousands):

                                                                              December 29,     December 30,
                                                                                  2001             2000
                                                                            ----------------------------------
         Reserve for insurance, environmental, litigation and tax
            matters (Note 16)                                                    $  7,184          $13,214
         Liabilities associated with consulting and noncompete agreements             758            2,868
         Other                                                                        192              165
                                                                                 --------         --------
                                                                                 $  8,134          $16,247
                                                                                  =======           ======


         During Fiscal 2001, the Company made cash payments under letter of credit arrangements to its insurance claims administrator and to one party to a noncompete agreement of $5.9 million and $1.8 million, respectively.


         The Company sponsors a defined benefit health care plan that provides postretirement medical and life insurance benefits to certain employees. The Company accounts for this plan in accordance with Statement of Financial Accounting Standards No. 106 and the effect on the Company's financial position and results of operations is immaterial.

(11)     INCOME TAXES

         Income tax expense (benefit) attributable to income (loss) from continuing operations before income taxes consists of the following (in thousands):


                                       December 29,   December 30,   January 1,
                                           2001          2000           2000
                                     -------------------------------------------
          Current:
               Federal               $      -        $      -        $        -
               State                        -               -                 -
               Foreign                      -               -                 -
          Deferred:
               Federal                      -               -            (9,183)
               State                        -               -              (796)
               Foreign                      -               -               (36)
                                     --------        --------          --------
                                    $       -        $      -          $(10,015)
                                    =========        ========          =========


         Income tax benefit for the years ended December 29, 2001, December 30, 2000, and January 1, 2000, differed from the amount computed by applying the statutory U.S. federal income tax rate (35%) to loss from continuing operations before income taxes as a result of the following (in thousands):

                                                                 December 29,    December 30,    January 1,
                                                                     2001            2000           2000
                                                               -----------------------------------------------
        Computed "expected" tax expense                         $ (4,146)         $ (6,846)      $ (9,000)
        State income taxes, net of federal benefit                     -                 -           (517)
        Tax-exempt income of foreign sales corporation                 -                 -              -
        Change in valuation allowance                              4,289             7,554           (311)
        Other, net                                                  (143)             (708)          (187)
                                                                 --------          --------        -------
                                                                $      -          $      -       $(10,015)
                                                                 ========          ========        =======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 29, 2001 and December 30, 2000 are presented below (in thousands):

                                                   December 29,     December 30,
                                                       2001             2000
                                               ---------------------------------
     Deferred tax assets:
      Net operating loss carryforwards            $  34,208        $  35,668
      Capital loss carryforwards                          -                -
      Loss contingency reserves                       4,229            5,457
      Other                                           1,753            1,314
                                                  ---------        ---------
         Total gross deferred tax assets             40,190           42,439
         Less valuation allowance                   (25,994)         (21,705)
                                                  ---------        ---------
         Net deferred tax assets                     14,196           20,734
                                                  ---------        ---------
    Deferred tax liabilities:
     Collection routes and contracts                 (5,250)          (6,926)
     Property, plant and equipment                   (8,016)         (13,023)
     Other                                             (717)            (572)
                                                  ---------        ---------
         Total gross deferred tax liabilities       (13,983)         (20,521)
                                                  ---------        ---------
                                                  $     213        $     213
                                                  =========        =========

         The portion of the deferred tax assets and liabilities expected to be recognized in Fiscal 2001 has been recorded at December 29, 2001, in the accompanying consolidated balance sheet as a net current deferred income tax asset of $2,203,000. The remaining non-current deferred tax assets and liabilities have been recorded as a net deferred income tax liability of $1,990,000 at December 29, 2001 in the accompanying consolidated balance sheet.

         The valuation allowance for deferred tax assets as of December 29, 2001 and December 30, 2000 was $25,994,000 and $21,705,000, respectively.
         The net changes in the total valuation allowance was an increase of $4,289,000 for the year ended December 29, 2001 and an increase of $7,554,000 for the year ended December 30, 2000 . The Company believes that the remaining net deferred tax assets at December 29, 2001 will be realized primarily through future reversals of existing taxable temporary differences.

         At December 29, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $90,020,000 which are available to offset future federal taxable income through 2019. The availability of the net operating loss carryforwards to reduce future taxable income is subject to various limitations. As a result of the change in ownership, the Company believes utilization of its pre-1994 net operating loss carryforwards ($72,280,000) is limited to $3,400,000 per year for the remaining life of the net operating losses.

(12)     STOCKHOLDERS' EQUITY

         At December 29, 1993, the Company granted options to purchase 384,615 shares of the Company's common stock to the former owners of the Redeemable Preferred Stock. The options have a term of ten years from the date of grant and may be exercised at a price of $3.45 per share (approximated market value at the date of grant).

         The 1993 Flexible Stock Option Plan and the 1994 Employee Flexible Stock Option Plan provide for the granting of stock options to key officers and salaried employees of the Company and its subsidiaries. Options to purchase common stock were granted at a price approximating fair market value at the date of grant. Options granted under the plans expire ten years from the date of grant. Vesting occurs on each anniversary of the grant date as defined in the specific option agreement. The plans also provide for the acceleration by one year of vesting of all non-vested shares upon the termination of the employee's employment in certain circumstances or upon a change in management control.

         The Non-Employee Directors Stock Option Plan provides for the granting of options to non-employee directors of the Company. As of December 29, 2001, options to purchase 703,385 shares of common stock had been granted pursuant to this plan. The options have a term of ten years from the date of grant and may be exercised at a price of $1.75 - $9.042 per share (market value at the date of grant). The options vest 25% six months after the grant date and 25% on each anniversary date thereafter.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


         The per share weighted average fair value of stock options granted during 2001, 2000 and 1999 was $0.46, $1.65 and $5.57, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted assumptions:

                                                        2001               2000               1999
                                                 --------------------------------------------------------
           Expected dividend yield                      0.0%               0.0%               0.0%
           Risk-free interest rate                     5.14%               5.28%             6.38%
           Expected life                              10 years           10 years           10 years
           Expected annual volatility              42.31-100.94%       42.31-98.64%       62.41-66.59%

         The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements as stock options were granted at market value on the grant date. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's earnings (loss) from continuing operations would have been reduced to the pro forma amounts indicated below (in thousands, except per share):

                                                                     2001          2000          1999
                                                                 -----------------------------------------
           Net loss
                                              As reported          $(11,845)     $(19,189)    $(16,033)
                                              Pro forma            $(12,132)     $(20,415)    $(16,534)
           Basic loss per common share
                                              As reported           $(0.76)       $(1.23)      $(1.03)
                                              Pro forma             $(0.78)       $(1.31)      $(1.06)


         A summary of transactions for all stock options granted follows:


                                                         Number of     Option exercise       Weighted-avg.
                                                          shares       price per share    exercise price per
                                                                                                 share
                                                      --------------------------------------------------------
      Options outstanding at January 2, 1999            3,078,322       $2.86-10.88          $6.05
            Granted                                       111,000        1.75-2.63            2.12
            Canceled                                     (952,687)      2.63-10.29            6.43
                                                       ----------
      Options outstanding at January 1, 2000            2,236,635       1.75-10.88            5.69
                                                        =========
            Granted                                     1,129,050        0.50-1.75            1.11
            Canceled                                   (1,031,305)     2.625-10.875           7.74
                                                       ----------
      Options outstanding at December 30, 2000          2,334,380        0.50-9.50            2.43
                                                        =========
            Granted                                       703,385          0.50               0.50
            Canceled                                      (11,900)      4.125-9.50            6.38
      Options outstanding at December 29, 2001          3,025,865       0.50-9.042            2.08
                                                        =========
      Options exercisable at December 29, 2001          2,407,867       0.50-9.042           $2.46
                                                        =========


         At December 29, 2001, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $0.50-9.042 and
         7.5 years, respectively.

         At December 29, 2001 and December 30, 2000, the number of options exercisable was 2,407,867 and 2,253,590, respectively, and the weighted-average exercise price of those options was $2.46 and $2.43, respectively.

(13)     EMPLOYEE BENEFIT PLANS

         The Company has retirement and pension plans covering substantially all of its employees. Most retirement benefits are provided by the Company under separate final-pay noncontributory pension plans

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         for all salaried and hourly employees (excluding those covered by union-sponsored plans) who meet service and age requirements. Benefits are based principally on length of service and earnings patterns during the five years preceding retirement.

         The Company's funding policy for those plans is to contribute annually not less than the minimum amount required nor more than the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

         The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheets based on the measurement date (October 1, 2001 and 2000) (in thousands):

                                                                    December 29,          December 30,
                                                                        2001                  2000
                                                                --------------------------------------------
       Change in benefit obligation:
            Benefit obligation at beginning of year                     $45,404              $45,991
            Service cost                                                  1,305                1,478
            Interest cost                                                 3,425                3,363
            Amendments                                                      301                    -
            Actuarial (gain)/loss                                         1,541               (2,973)
            Benefits paid                                                (2,515)              (2,455)
                                                                         ------               ------
              Benefit obligation at end of year                          49,461               45,404
                                                                         ------               ------

       Change in plan assets:
            Fair value of plan assets at beginning of year               48,881               46,683
            Actual return on plan assets                                 (4,727)               4,052
            Employer contribution                                           710                  601
            Benefits paid                                                (2,515)              (2,455)
                                                                         ------               ------
              Fair value of plan assets at end of year                   42,349               48,881
                                                                         ------               ------

       Funded status                                                     (7,112)               3,477
       Unrecognized actuarial (gain)/loss                                 8,543               (2,148)
       Unrecognized prior service cost                                      928                  725
                                                                        -------              -------
            Net amount recognized                                      $  2,359             $  2,054
                                                                        =======              =======
       Amounts recognized in the consolidated balance sheets
       consist of:
               Prepaid benefit cost                                      $2,359               $2,054
               Accrued benefit liability                                   (713)                   -
               Intangible asset                                             180                    -
               Accumulated other comprehensive income                       533                    -
                                                                         ------               ------
                     Net amount recognized                               $2,359               $2,054
                                                                         ======               ======


         During December 2001, the Company's pension plans received common stock resulting from the demutualization of an insurance company with an aggregate fair value of $4.0 million which has been considered in the determination of the amount of minimum liability reported at December 29, 2001. Since the common stock was received after the October 1, 2001 measurement date, it is not included in the fair value of plan assets at end of year in the table above. The common stock received will be considered an asset of the plans for purposes of determining Fiscal 2002 net pension cost.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         Net pension cost includes the following components (in thousands):

                                                              December 29,     December 30,    January 1, 2000
                                                                  2001             2000
                                                            ----------------------------------------------------
      Service cost                                              $1,305           $1,478            $1,781
      Interest cost                                              3,425            3,363             3,110
      Expected return on plan assets                            (4,424)          (4,217)           (3,894)
      Net amortization and deferral                                 98               98                73
                                                               -------          -------           -------
                      Net pension cost                         $   404          $   722            $1,070
                                                               =======          =======           =======


         Assumptions used in accounting for the employee benefit pension plans were:

                                                              December 29,       December 30,       January 1,
                                                                   2001              2000              2000
                                                            -------------------------------------------------------
          Weighted average discount rate                          7.50%             7.75%              7.50%
          Rate of increase in future compensation levels          5.16%             5.08%              5.17%
          Expected long-term rate of return on assets             9.25%             9.25%              9.25%

         The Company participates in several multi-employer pension plans which provide defined benefits to certain employees covered by labor contracts. These plans are not administered by the Company and contributions are determined in accordance with provisions of negotiated labor contracts. Information with respect to the Company's proportionate share of the excess, if any, of the actuarially computed value of vested benefits over these pension plans' net assets is not available. The cost of such plans amounted to $1,491,000, $1,384,000 and $1,306,000 for the years ended December 29, 2001, December 30, 2000, and January 1, 2000, respectively.

(14)     CONCENTRATION OF CREDIT RISK

         Concentration of credit risk is limited due to the Company's diversified customer base and the fact that the Company sells commodities. No single customer accounted for more than 10% of the Company's net sales in 2001, 2000 and 1999.

(15)     DISCONTINUED OPERATIONS

         In 1998, the Company made a decision to discontinue the operations of the Bakery By-Products Recycling business segment in order to concentrate its financial and human resources on its other businesses. The disposal of this business was accounted for as a discontinued operation. Gain (loss) on disposal relates to an adjustment of the indemnification liability in Fiscal 1999 and write-off of the liability in Fiscal 2000 upon termination of the indemnification period.


(16)     CONTINGENCIES

         LITIGATION

         Melvindale
         ----------

         A group of residents living near the Company's Melvindale, Michigan plant has filed suit, purportedly on behalf of a class of persons similarly situated. The class has been certified for injunctive relief only. The court declined to certify a damage class but has permitted approximately 300 people to join the lawsuit as plaintiffs. The suit is based on legal theories of trespass, nuisance and negligence and/or gross negligence, and is pending in the United States District Court, Eastern District of Michigan. Plaintiffs allege that emissions to the air, particularly odor, from the plant have reduced the value and enjoyment of Plaintiffs' property, and Plaintiffs seek unspecified compensatory and exemplary damages in an amount in excess of $25,000 per plaintiff and unspecified injunctive relief. In a lawsuit with similar factual allegations, also pending in United States District Court, Eastern District of Michigan, the City of Melvindale has filed suit

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


         against the Company based on legal theories of nuisance, trespass, negligence and violation of Melvindale nuisance ordinances seeking damages and declaratory and injunctive relief. The court has dismissed the trespass counts in both lawsuits, and all of the damage claims in the suit filed by the City of Melvindale have been dismissed. The City of Melvindale now seeks unspecified injunctive relief. The Company or its predecessors have operated a rendering plant at the Melvindale location since 1927 in a heavily industrialized area down river south of Detroit. The Company has taken and is taking all reasonable steps to minimize odor emissions from its recycling processes and is defending the lawsuit vigorously.

         Long Island City, NY
         --------------------

         The Company is a party to a lawsuit that seeks to require an environmental cleanup at a property in Long Island City, New York where the Company formerly operated a rendering plant (referred to as the "Site"). DMJ Associates (DMJ), which holds a mortgage on the Site, has filed suit against the Company, as a former owner of the Site, as well as others including the present tenants and operators of the Site, the owner of an abandoned hazardous waste disposal site adjoining the Site (the "Disposal Facility"), and companies that disposed of wastes at the Disposal Facility. (the "Generator Defendants"). DMJ argues that, inter alia, under federal law it is entitled to relief directed to have the defendants remediate the contamination. DMJ seeks both equitable and monetary relief from all defendants for investigation, abatement and remediation of the Site. DMJ has not yet provided information sufficient for the Company to ascertain the magnitude or amount of DMJ's total claim nor the Company's alleged share thereof. The Company does not have information suggesting that it contributed in any material way to any contamination that may exist at the Site. The Company is actively defending the suit and is awaiting a decision on a motion on summary judgment regarding the standing of the plaintiff.

         Sauget, Illinois
         ----------------

         The Company is a party to a lawsuit that seeks to recover costs related to an environmental cleanup in or near Sauget, Illinois. The United States had filed a complaint against Monsanto Chemical Company, Solutia, Inc., Anheuser-Busch, Inc., Union Electric, and 14 other defendants, seeking to recover cleanup costs. Monsanto (which merged with Pharmacia and Upjohn, Inc in 2000 and is now known as Pharmacia Corporation) and Solutia in turn filed a third party complaint seeking contribution from the United States, several federal agencies, and six more companies, in addition to the Company. As potentially responsible parties themselves, Pharmacia and Solutia are seeking to recover unspecified proportionate shares from each of the other parties, in addition to the Company, of an as yet undetermined total cleanup cost. A subsidiary of the Company had operated an inorganic fertilizer plant in Sauget, Illinois for a number of years prior to closing it in the 1960's. The Company is defending this case vigorously, and does not believe, based upon currently available information, that the fertilizer plant contributed in any significant way to the contamination that is leading to the environmental cleanup, or that its share, if any, of the cost of the cleanup will be material.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

         Other Litigation


         The Company is also a party to several other lawsuits, claims and loss contingencies incidental to its business, including assertions by certain regulatory agencies related to air, wastewater, and stormwater discharges from the Company's processing facilities.


         Self Insured Risks

         The Company purchases its workers compensation, auto and general liability insurance on a retrospective basis. The Company accrues its expected ultimate costs related to claims occurring during each fiscal year and carries this accrual as a reserve until such claims are paid by the Company.

         The Company has established loss reserves for insurance, environmental and litigation matters as a result of the matters discussed above. Although the ultimate liability cannot be determined with certainty, management of the Company believes that reserves for contingencies are reasonable and sufficient based upon present governmental regulations and information currently available to management. The accrued expenses and other noncurrent liabilities classifications in the Company's consolidated balance sheets include reserves for insurance, environmental and litigation contingencies of $10.6 million and $20.4 million at December 29, 2001 and December 30, 2000, respectively. There can be no assurance, however, that final costs related to these matters will not exceed current estimates. The Company believes that any additional liability relative to lawsuits and claims which may not be covered by insurance would not likely have a material adverse effect on the Company's financial position, although it could potentially have a material impact on the results of operations in any one year.


(17)     BUSINESS SEGMENTS

         The Company operates on a worldwide basis within two industry segments:
         Rendering and Restaurant Services. The measure of segment profit (loss) includes all revenues, operating expenses (excluding certain amortization of intangibles), and selling, general and administrative expenses incurred at all operating locations and excludes general corporate expenses.


              Rendering
              ---------

              Rendering consists of the collection and processing of animal by-products from butcher shops, grocery stores and independent meat and poultry processors, converting these wastes into similar products such as useable oils and proteins utilized by the agricultural and oleochemical industries.

              Restaurant Services
              -------------------

              Restaurant Services consists of the collection of used cooking oils from restaurants and recycling them into similar products such as high-energy animal feed ingredients and industrial oils. Restaurant Services also provides grease trap servicing.

Included in corporate activities are general corporate expenses and the amortization of intangibles related to "Fresh Start Reporting." Assets of corporate activities include cash, unallocated prepaid expenses, deferred tax assets, prepaid pension, and miscellaneous other assets.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

Business Segment Net Revenues (in thousands):
-----------------------------

                                                                December 29,      December 30,    January 1,
                                                                    2001              2000            2000
                                                              ---------------------------------------------------
                Rendering:
                   Trade                                           $194,960          $186,445         $204,631
                   Intersegment                                      31,182            26,011           27,970
                                                                    -------           -------          -------
                                                                    226,142           212,456          232,601
                                                                    -------           -------          -------
                Restaurant Services:
                   Trade                                             61,014            56,350           53,939
                   Intersegment                                       6,854             7,781            7,204
                                                                    -------           -------          -------
                                                                     67,868            64,131           61,143
                                                                    -------           -------          -------

                Eliminations                                        (38,036)          (33,792)         (35,174)
                                                                   --------           -------          -------
                Total                                              $255,974          $242,795         $258,570
                                                                    =======           =======          =======


Business Segment Profit (Loss)  (in thousands):
-----------------------------
                                                                December 29,      December 30,    January 1, 2000
                                                                    2001              2000
                                                              -----------------------------------------------------

                Rendering                                         $14,000         $   8,170        $   3,249
                Restaurant Services                                 7,436             3,487              922
                Corporate Activities                              (19,119)          (17,246)         (15,882)
                Interest expense                                  (14,162)          (13,971)         (14,004)
                                                                  --------          -------          -------
                Loss from continuing operations
                   before income taxes                           $(11,845)         $(19,560)        $(25,715)
                                                                  =======           =======          =======



Certain assets are not attributable to a single operating segment but instead relate to multiple operating segments operating out of individual locations. These assets are utilized by both the Rendering and Restaurant Services business segments and are identified in the category Combined Rend./Rest. Svcs. Depreciation of Combined Rend./Rest. Svcs. assets is allocated based upon an estimate of the percentage of corresponding activity attributed to each segment. Additionally, although intangible assets are allocated to operating segments, the amortization related to the adoption of "Fresh Start Reporting" is not considered in the measure of operating segment profit (loss) and is included in Corporate Activities.


Business Segment Assets (in thousands):
-----------------------

                                                  December 29,     December 30,
                                                      2001             2000
                                                --------------------------------
             Rendering                            $  56,847        $  64,199
             Restaurant Services                     14,779           17,290
             Combined Rend./Rest. Svcs.              64,155           72,722
             Corporate Activities                    23,298           20,294
                                                    -------          -------
             Total                                 $159,079         $174,505
                                                    =======          =======

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


Business Segment Property, Plant and Equipment (in thousands):
----------------------------------------------

                                                    December 29,    December 30,
                                                        2001            2000
                                                  ------------------------------
      Depreciation and amortization:
        Rendering                                     $17,823           $21,531
        Restaurant Services                             6,333             6,323
        Corporate Activities                            2,478             3,327
                                                       ------            ------
      Total                                           $26,634           $31,181
                                                       ======            ======
      Additions:
        Rendering                                    $  3,327          $  2,168
        Restaurant Services                             1,544             2,897
        Combined Rend./Rest. Svcs.                      1,292             2,159
        Corporate Activities                            2,979               460
                                                       ------            ------
      Total                                          $  9,142          $  7,684
                                                       ======            ======


The Company has no material foreign operations, but exports a portion of its products to customers in various foreign countries.

Geographic Area Net Trade Revenues (in thousands):
----------------------------------

                                                             December 29,     December 30,       January 1,
                                                                 2001             2000              2000
                                                           --------------------------------------------------
        United States                                         $117,849         $114,102          $151,165
        Korea                                                    3,538            6,041            13,029
        Spain                                                      388              963             1,798
        Mexico                                                  23,390           25,090            19,320
        Japan                                                    1,075            1,916             2,162
        N. Europe                                                1,444              707             2,095
        Pacific Rim                                              9,838              889             9,008
        Taiwan                                                     552            1,775             2,415
        Canada                                                     993              864               580
        Latin/South America                                      9,192           13,408            13,413
        Other/Brokered                                          87,715           77,040            43,585
                                                               -------          -------           -------
        Total                                                 $255,974         $242,795          $258,570
                                                               =======          =======           =======


Other/Brokered   trade  revenues   represent  product  for  which  the  ultimate
destination is not monitored.

                   DARLING INTERNATIONAL INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements

(18)   QUARTERLY FINANCIAL DATA (UNAUDITED AND IN THOUSANDS EXCEPT PER SHARE AMOUNTS):

                                                               Year Ended December 29, 2001
                                             ------------------------------------------------------------------
                                              First Quarter   Second Quarter   Third Quarter   Fourth Quarter
       Net sales                                    $63,634        $58,614           $65,045         $68,681
       Operating income (loss)                        1,503         (1,342)              942           2,865
       Loss from continuing operations               (1,149)        (5,721)           (3,519)         (1,456)
       Net loss                                      (1,149)        (5,721)           (3,519)         (1,456)
       Basic loss per share                           (0.07)         (0.37)            (0.23)          (0.09)
       Diluted loss per share                         (0.07)         (0.37)            (0.23)          (0.09)



                                                               Year Ended December 30, 2000
                                             ------------------------------------------------------------------
                                              First Quarter   Second Quarter   Third Quarter   Fourth Quarter

       Net sales                                    $62,818        $61,557           $57,629         $60,791
       Operating income (loss)                          194         (1,200)           (1,550)         (2,849)
       Loss from continuing operations               (3,026)        (4,766)           (5,169)         (6,599)
       Discontinued operations -
          Gain on disposal                               -            121                 -             250
       Net loss                                      (3,026)        (4,645)           (5,169)         (6,349)
       Basic loss per share                           (0.19)         (0.30)            (0.33)          (0.41)
       Diluted loss per share                         (0.19)         (0.30)            (0.33)          (0.41)



(19)   RECENTLY ISSUED ACCOUNTING STANDARDS

       Recently,   the  Financial   Accounting  Standards  Board  (FASB)  issued
       Statement of Financial Accounting Standards No. 141, Business Combinations (Statement 141), Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (Statement 142), Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (Statement 143), and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (Statement 144).

       Statement 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. Statement 141 also specifies the criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. The Company does not believe Statement 141 will have a significant impact on its consolidated financial statements. Statement 142 requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. Statement 142 also requires that intangible assets with estimated useful lives be amortized over their respective useful lives to their estimated residual values, and reviewed for impairment. Statement 142 is effective for fiscal years beginning after December 15, 2001. Amortization expense related to goodwill that will not be amortized under Statement 142 was $242,000, $142,000 and $228,000 for Fiscal 2001, 2000 and 1999,
       respectively. Because of the extensive effort needed to comply with adopting Statement 142, it is not practicable to reasonably estimate the impact of adopting this standard at the date of this report, including whether we will be required to recognize any transitional impairment losses as the cumulative effect of a change in accounting principle.

       Statement 143 establishes requirements for the accounting for removal costs associated with asset retirements and is effective for fiscal years beginning after June 15, 2002, with earlier adoption encouraged. The Company is currently assessing the impact of Statement 143 on its consolidated financial statements. Statement 144 supercedes Statement 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of, and the accounting and reporting provisions of Accounting

       Principles Board Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Statement 144 retains the fundamental provisions of Statement 121 but eliminates the requirement to allocate goodwill to long lived assets to be tested for impairment. Statement 144 also requires discontinued operations to be carried at the lower of cost or fair value less costs to sell and broadens the presentation of discontinued operations to include a component of an entity rather than a segment of a business. Statement 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those years with early adoption encouraged. The Company does not expect the adoption of Statement 144 to have a material impact on its consolidated financial statements.

                                                                        ANNEX A


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                           OF SERIES A PREFERRED STOCK

                                       OF

                           DARLING INTERNATIONAL INC.

     DARLING INTERNATIONAL INC., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by its Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors has duly adopted the following resolutions:

     RESOLVED, that, pursuant to Article Four of the Certificate of Incorporation (which authorizes 1,000,000 shares of Preferred Stock, par value $0.01 per share, the Board of Directors hereby creates a series of preferred stock consisting of [100,000]* shares to be designated as Series A Preferred Stock (the "Series A Preferred Stock," and each such share, a "Series A Share" and all such shares, the "Series A Shares"), and fixes the designations and preferences and relative, participating, optional and other rights and qualifications, limitations and restrictions of such Series A Preferred Stock.

                            Series A Preferred Stock
                            ------------------------

     RESOLVED, that the holders of the Series A Preferred Stock, except as otherwise provided by law, shall have and possess the following rights and preferences subject to the following qualifications, limitations and restrictions. Except as otherwise provided in this Certificate of Designation or as otherwise required by applicable law, all Series A Shares shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     1. Designation, Number of Shares. This series of Preferred Stock shall be designated as the "Series A Preferred Stock," and the number of shares which shall constitute such series shall be [100,000]*. The par value of the Series A Preferred Stock shall be $0.01 per share.

     2. Dividends.

         (a) Dividend Preference. The Series A Preferred Stock shall rank prior to the Junior Securities with respect to dividends. The holders of shares of the Series A Preferred Stock shall be entitled to receive dividends as provided herein, when, as and if declared by the Board of Directors, as legally available. The rate of dividends per share shall be expressed as a percentage of the Stated Value and shall be six percent (6.00%) per annum. Such dividends shall accrue and be cumulative from the date of issuance of the Series A Preferred Stock, whether or not declared, and shall be payable when, as and if declared by the Board of Directors in cash or accumulated, as the Board of Directors may elect, on [_________ and ______] in each year, except that if any such date is not a Business Day then such dividends shall be payable on the next succeeding Business Day (as applicable, each a "Dividend Payment Date"). No dividends on the Series A Preferred Stock shall be payable unless and until so declared by the Board of Directors. Such dividends shall accrue and accumulate whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. No interest, or sum of money in lieu of interest, shall be payable in


-------------------------------
*  Subject to increase at closing in accordance with recapitalization agreement.

respect of any dividend payment or payments on the Series A Preferred Stock which are in arrears. All dividends accrued on each Series A Share outstanding as of a Dividend Payment Date which shall not be then paid shall be added to the Stated Value of such Series A Share and shall remain a part thereof until paid, and dividends shall thereafter accrue at the dividend rate set forth above and be paid on such Series A Share on the basis of the Stated Value, as so adjusted.

         (b) Dividend Calculation. Dividends shall accrue semi-annually and be calculated on the basis of the time elapsed from and including the date of issuance of such shares to and including the Dividend Payment Date or on any final distribution date relating to redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series A Preferred Stock for any period of less than a full calendar year shall be prorated for the partial year on the basis of a 360-day year of 12 30-day months.

         (c) Dividend Payment. Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred Stock as they appear on the books of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date. Dividends in arrears may be declared and paid at any time to holders of record on a date not more than 60 days preceding the payment date as may be fixed by the Board of Directors. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time payable shall be allocated pro rata on a share by share basis among all shares of Series A Preferred Stock outstanding.

         (d) Priority of Dividends. So long as any shares of Series A Preferred Stock are outstanding, no dividend or other distribution, whether in liquidation or otherwise (other than those payable solely in Common Stock of the Corporation), shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities.

     3. Liquidation Preference.

         (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally available for distribution to its stockholders, shall be distributed in the following order of priority:

              (i) The holders of Series A Shares shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise) to the holders of shares of Common Stock or other Junior Securities by reason of their ownership thereof, an amount per share equal to the Stated Value plus all accrued but unpaid dividends to the date of payment for each outstanding Series A Share then held by them. If, upon occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of Series A Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of Series A Shares (in proportion to the number of Series A Shares held by each such holder).

              (ii) After payment in full to the holders of Series A Preferred Stock described in Section 3(a)(i) hereof have been made, then, to the extent available and subject to the rights of holders of other Junior Securities, the remaining assets of the Corporation shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

         (b) Change of Control, etc. Neither (i) a Change of Control nor (ii) a reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3 or
Section 4.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, before any distribution or payment is made upon any Junior Securities, the holders of Series A Shares shall be entitled to be paid an amount equal to the aggregate Stated Value of all such Series A Shares outstanding, plus all accrued but unpaid dividends to the date of payment, and the holders of Series A Shares as such shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed to the holders of Series A Preferred Stock shall be distributed ratably among such holders based upon the aggregate Stated Value of the Series A Shares held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, stating the circumstances for the distribution, the payment date, location and the distribution amounts not less than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock.

     5. Redemptions.

         (a) Mandatory Redemption. On the earliest of (x) the fifth anniversary of the date of issuance of the Series A Preferred Stock, (y) the date of consummation of a sale of all or substantially all of the consolidated assets of the Corporation and its subsidiaries and (z) the date of occurrence of a Change in Control (the "Mandatory Redemption Date"), the Corporation shall redeem all issued and outstanding Series A Shares, at a price per Series A Share equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date.

         (b) Optional Redemptions. Subject to the terms hereof, the Corporation may at its option at any time, redeem all or any portion of the shares of Series A Preferred Stock in multiples of not less than $1,000,000 then outstanding at a price per Series A Share equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date. All partial optional redemptions of Series A Preferred Stock pursuant to this Section 5(b) shall be made pro rata among the holders of such Series A Shares on the basis of the number of Series A Shares held by each such holder in the order and priority specified in Section 5(c). Redemptions made pursuant to this Section 5(b) shall not relieve the Corporation of its obligations to redeem the then outstanding Series A Shares on the Mandatory Redemption Date.

         (c) Redemption Price. For each Series A Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Share) an amount in immediately available funds equal to the Stated Value plus all accrued but unpaid dividends to the Redemption Date. If the Corporation's funds which are legally available for redemption of Series A Shares on any Redemption Date are insufficient to redeem the total number of Series A Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series A Shares to be redeemed (if any) ratably among the holders of the Series A Shares to be redeemed based upon the aggregate Stated Value of such Series A Shares held by each such holder and other Series A Shares not so redeemed shall remain issued and outstanding until redeemed in accordance with the terms thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Shares, such funds shall immediately be used to redeem the balance of the Series A Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed in the order and priority set forth above.

         (d) Notice of Redemption. The Corporation shall mail first class, postage pre-paid, written notice of each redemption of Series A Preferred Stock to each record holder of Series A Shares to be redeemed at least 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option pursuant to
Section 5(b), the Corporation shall become obligated to redeem the total number of Series A Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares (including, if applicable, fractional shares) shall be issued to the holder thereof without cost to such holder within 10 Business Days after surrender of the certificate representing the redeemed Series A Shares.

         (e) Determination of the Number of Each Holder's Series A Shares to be Redeemed. Except as otherwise provided herein, the number of Series A Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Shares determined by multiplying the total number of Series A Shares to be redeemed by a fraction, the numerator of which shall be the total number of Series A Shares then held by such holder and the denominator of which shall be the total number of Series A Shares then outstanding.

         (f) Dividends After Redemption Date. No Series A Share is entitled to any dividends accruing after the date on which the Stated Value of such Series A Share plus all accrued but unpaid dividends thereon is paid in full in immediately available funds. On such date all rights of the holder of such Series A Share shall cease, and such Series A Share shall not be deemed to be outstanding.

         (g) Redeemed or Otherwise Acquired Series A Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution adopted by the Board of Directors providing for the issuance of any series of Preferred Stock; provided, however, that no such issued and reacquired shares of Series A Preferred Stock shall be, and the Corporation covenants that no such issued and reacquired shares of Series A Preferred Stock shall be, reissued or sold as Series A Preferred Stock.

         (h) Priority. The Corporation shall make all redemption payments to which the holders of the Series A Preferred Stock shall become entitled to under this Section 5 prior to making any permitted dividend or other distribution on, or any purchase, redemption or other acquisition or retirement for value of any Junior Securities or making available a sinking fund for the purchase or redemption of any Junior Securities.

     6. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have no voting rights. With respect to any issue required to be voted on and approved by holders of Series A Preferred Stock, the holders of Series A Preferred Stock shall vote as a single class.

     7. Covenants. Notwithstanding anything to the contrary contained in this Certificate of Designation, the Corporation shall not take any of the following actions without the prior written consent of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, voting together as a single class: (i) creating or issuing any class or series of equity security of the Corporation that is senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of the Corporation; (ii) modifying any Junior Securities so as to become senior or pari passu in priority to the Series A Preferred Stock with respect to dividends, redemption, liquidation, winding up or dissolution of the Corporation; (iii) declaring, paying or making any dividends or other distributions on any Junior Securities (other than dividends declared in connection with any stock splits, stock dividends, share combinations, share exchanges or other recapitalizations in which such dividends are made in the form of Junior Securities); (iv) directly or indirectly redeeming, retiring, repurchasing or otherwise acquiring any shares of Series A Preferred Stock (except to the extent allowed or required by Section 5(a) or Section 5(b) hereof) or any Junior Securities (or authorizing or allowing any subsidiary of the Company to do so); (v) increasing the number of shares constituting the Series A Preferred Stock from the number of shares established by this Certificate of Designation or taking any action that adversely alters or changes the rights, preferences, or privileges of the Series A Preferred Stock; and (vi) creating or issuing any class or series of equity security of the Corporation
(a) that is subject to mandatory redemption, in whole or in part, by the Corporation while any shares of Series A Preferred Stock are outstanding (whether or not such redemption is contingent on the occurrence of any event or circumstance) or (b) the terms of which provide for protective covenants or provisions more restrictive or onerous upon the Corporation than the covenants and provisions fixed herein in favor of the Series A Preferred Stock.

     8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     10. Definitions. In addition to the terms defined elsewhere herein, as used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person, or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Business Day" means any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are required or authorized by law or other governmental actions to close.

     "Change in Control" means the occurrence of: (i) any "person" (as such term is used in Section 13(d) of the Exchange Act), other than the Initial Holders and their respective Affiliates, individually or as a group, becoming a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Corporation's outstanding capital stock; (ii) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors; or (iii) the Corporation's consolidation with, or merger with or into, any Person or any Person's consolidation with, or merger with or into, the Corporation, pursuant to a transaction in which any of the outstanding voting capital stock of the Corporation is converted into or exchanged for cash, securities or other property.

     "Common Stock" means the Corporation's Common Stock, $0.01 par value per share.

     "Continuing Directors" means those members of the Board of Directors who either (i) were members of the Board of Directors on the date of issuance of the Series A Preferred Stock, (ii) were nominated for election in accordance with the Recapitalization Agreement, or (iii) were nominated or elected by a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Initial Holders" means the banks and other lending institutions who are the initial signatories to the Recapitalization Agreement or any successor or assignee thereof as of the Consummation Date (as defined in the Recapitalization Agreement).

     "Junior Securities" means (i) the Common Stock and (ii) each other class or series of equity securities issued by the Corporation after the date hereof, the terms of which specifically provide that such class or series shall rank junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation.

     "Original Series A Issue Price" means $100.00 per share of Series A Preferred Stock.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof or any other entity of any kind.

     "Recapitalization Agreement" means the Recapitalization Agreement, dated as of March 15, 2002, by and among the Corporation, Credit Lyonnais New York Branch, as an Initial Holder and as agent to the Initial Holders, and the Initial Holders, as amended, supplemented or otherwise modified from time to time.

     "Redemption Date" as to any Series A Share means (x) in reference to a mandatory redemption pursuant to Section 5(a) hereof, the Mandatory Redemption Date and (y) in reference to a redemption at the Corporation's option pursuant to Section 5(b) hereof, the date specified in the notice of any redemption at the Corporation's option as provided in Section 5(d) provided, however, that no such date shall be a Redemption Date unless the applicable redemption price specified in Section 5(c) is actually paid, and if not so paid, the Redemption Date shall be the date on which such redemption price specified in Section 5(c) is fully paid.

     "Stated Value" means, as to each Series A Share, the Original Series A Issue Price, plus adjustments for accumulated dividends as provided in Section 2(a), and appropriately adjusted for any stock splits, reverse stock splits, combinations, recapitalizations and similar transactions with respect to the Series A Preferred Stock.

     11. Amendment and Waiver.

     No amendment, supplement, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of the holders of 66 2/3% of the shares of Series A Preferred Stock then outstanding. Notwithstanding anything to the contrary contained herein, no amendment, supplement, modification or waiver of any provision of this Certificate of Designation that adversely affects any holder of Series A Preferred Stock and is prejudicial to such holder relative to all other holders of Series A Preferred Stock shall be effective against such holder without such holder's consent.

     12. Notices.

     Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (or at such other address or facsimile number as such stockholder may hereafter specify for the purposes of notice to such stockholder). Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in accordance with this Section 12 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or
(iv) if given by any other means, when received at the address specified in accordance with this Section 12.

     13. Successors and Transferees.

     The provisions applicable to shares of Series A Preferred Stock shall bind and inure to the benefit of and be enforceable by the Corporation, the successors to the Corporation, and by any record holder, as reflected on the Company's books and records, of shares of Series A Preferred Stock.

     IN WITNESS WHEREOF, Darling International Inc. has caused this Certificate of Designation, Preferences and Rights of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this ___ day of ____________, 2002.

                                  DARLING INTERNATIONAL INC.


                                  By:
                                      -----------------------------------------
                                      Denis J. Taura
                                      President
(Corporate Seal)

ATTEST:


----------------------------
Joseph P. Weaver, Jr.
Secretary

                                                                         Annex B
                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           DARLING INTERNATIONAL INC.

     DARLING INTERNATIONAL INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article Four thereof so that, as amended, said Article shall be read in relevant part as follows:

          "The aggregate number of shares of stock that the Corporation shall have authority to issue is one hundred one million (101,000,000) shares consisting of one hundred million (100,000,000) shares of common stock having a par value of $0.01 per share (the "Common Stock"), and one million (1,000,000) shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock")."

          RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by adding a new Article Twelve thereto, such Article Twelve to read in its entirety as follows:

                                 "ARTICLE TWELVE
                                  --------------

          1. If and whenever the Corporation issues any additional shares of Common Stock ("Additional Common Shares"), except as provided in Section 4 or Section 5 of this Article Twelve, each Bank (as defined below) will have the right, but not the obligation, to purchase such Additional Common Shares up to an amount sufficient to permit such Bank to maintain its percentage equity interest in the Corporation (based on the Common Share Ratio (as defined below) of such Bank) at the level existing immediately prior to the issuance of the Additional Common Shares. If the Corporation desires to issue Additional Common Shares, it will first give notice thereof to each Bank stating the number of Additional Common Shares proposed to be issued and the total consideration to be received by the Corporation upon issuance of the Additional Common Shares. Within 30 days after the receipt of such notice, each Bank may elect to exercise the rights under this Article Twelve by giving written notice to that effect to the Corporation. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any Additional Common Shares as to which a right to purchase shall have been exercised will constitute a waiver of the rights granted by this Article Twelve as to the particular issuance of Additional Common Shares specified in the Corporation's notice.

          As used in this Article Twelve, "Bank" means any bank or other lending institution that is an initial signatory to the Recapitalization Agreement, dated as of March 15, 2002, by and among the Corporation, the Banks and the agent for the Banks (as amended, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") or any successor or assignee thereof as of the Consummation Date (as defined in the Recapitalization Agreement).

          As used in this Article Twelve, "Common Share Ratio" means, at any time of determination with respect to each Bank whose percentage or ratio is to be calculated, a ratio or percentage consisting of a numerator equal to all shares of Common Stock held by such Bank and a denominator equal to all issued and outstanding shares of Common Stock of the Corporation.

          2. The per share purchase price to be paid by each Bank upon exercise of the rights granted under this Article Twelve will be equal to the per share consideration (net of underwriting discounts or commissions if such Bank is not a participant in the offering) at which the Additional Common Shares are offered or proposed to be offered by the Corporation to another party. The total consideration for which Additional Common Shares are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of Additional Common Shares for cash, the consideration to be received by the Corporation will be the amount of cash (net of underwriting discounts or commissions if such Bank is not a participant in the offering) for which the Additional Common Shares are proposed to be issued and (ii) in case of the proposed issuance of Additional Common Shares in whole or in part for consideration other than cash, the value of the consideration to be received by the Corporation other than cash (net of underwriting discounts or commissions if such Bank is not a participant in the offering) will be the Fair Market Value of that consideration as determined by the Board of Directors of the Corporation. As used herein, "Fair Market Value" means, as to any securities or property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

          3. If and whenever the Corporation issues any securities convertible into or exchangeable or exercisable for Additional Common Shares or rights or options to subscribe for or to purchase Additional Common Shares, except as provided in Section 5, each Bank will have the right, but not the obligation, to purchase convertible securities, rights or options of like kind up to an amount which when converted, exchanged or exercised would be sufficient to permit such Bank to maintain its percentage equity interest in the Corporation (based on the Common Share Ratio of such Bank) at the level existing immediately prior to the issuance of the convertible securities, rights or options. If the Corporation desires to issue convertible securities, rights or options, it will first give notice thereof to each Bank describing the convertible securities, rights or options proposed to be issued (including the number of Additional Common Shares issuable upon conversion, exchange or exercise of such convertible securities, rights or options) and stating the total consideration to be received by the Corporation upon such issuance and upon conversion, exchange or exercise. Within 30 days after the receipt of such notice, each Bank may elect to exercise the rights under this Section 3 by giving written notice to that effect to the Corporation. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any convertible securities, rights or options as to which a right to purchase shall have been exercised will constitute a waiver of the rights granted by this Section 3 as to the particular issuance of convertible securities, rights or options specified in the Corporation's notice to such Bank.

          4. The purchase price to be paid by each Bank upon exercise of its rights under Section 3 of this Article Twelve will be in proportion to the consideration proposed to be received by the Corporation (net of underwriting discounts or commissions if such Bank is not a participant in the offering) upon the original issuance to another party of convertible securities, rights or options. The amount of consideration to be received by the Corporation upon the original issuance of such convertible securities, rights or options will be determined in the manner provided in
     Section 2 of this Article Twelve. With respect to securities convertible into or exchangeable or exercisable for Additional Common Shares or rights or options to subscribe for or purchase Additional Common Shares, the rights of each Bank (to the extent exercised) will apply only to the issuance of such convertible securities, rights, or options, and Banks will have no rights under this Article Twelve with respect to the Corporation's issuance of Additional Common Shares upon conversion, exchange or exercise of such convertible securities, rights or options. If a Bank does not exercise its right to acquire such convertible securities, rights or options hereunder, it shall have the rights set forth in Section 1 of this Article Twelve upon conversion, exchange or exercise of such convertible securities, rights or options.

          5. The provisions of this Article Twelve will not apply to (i) shares of Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (ii) the outstanding under the Option Plans (as defined in the Recapitalization Agreement) to purchase an aggregate of 2,155,065 shares of Common Stock,
     (iii) the options to purchase an aggregate of 540,000 shares of Common Stock granted under the Taura Non-Plan Option Agreement (as defined in the Recapitalization Agreement), (iv) the options to purchase 333,000 shares of Common Stock relating to options from the 1993 restructuring which were originally referred to as Class A options and were later converted to Common Stock options, (v) options, awards, grants and other stock rights hereafter granted to employees, officers, or directors or consultants of the Corporation or any of its subsidiaries and approved by the Board of Directors or (vi) or shares of Common Stock issued pursuant to the options and other rights described in the foregoing clauses (ii), (iii), (iv) and
     (v).


          6. Unless otherwise agreed by the Corporation and the Banks, the purchase price to be paid by the Banks upon exercise of their rights under this Article Twelve will be paid upon terms which are the same as those being offered by third party purchasers, unless those terms provide for payment in a manner which could not be duplicated by a Bank, such as the transfer of specific property to the Corporation, in which event payment by the Bank will be in cash in an amount equal to the fair market value of such specific property.

          7. The rights contained in this Article Twelve shall be assignable to any transferee of the Common Shares (as defined in the Recapitalization Agreement), except (i) transferees who acquire such shares as purchasers in a sale made under a registration statement that has been filed and gone effective pursuant to the Registration Rights Agreement (as defined in the Recapitalization Agreement), (ii) transferees who acquire their shares in a transfer made under Rule 144 of the Securities Act of 1933 or any successor rules and (iii) subsequent transferees of shares sold or transferred to a transferee described in clauses (i) or (ii).

          8. The provisions of this Article Twelve and the rights and obligations under this Article Twelve shall terminate (i) upon the written consent of the Corporation and all Banks; (ii) on the tenth anniversary of the Consummation Date; or (iii) as to a particular Bank, if after a sale of Common Shares by the Bank, the Bank and any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Bank (each a "Bank Affiliate") and/or a fund or account managed by a Bank or a Bank Affiliate cease to hold collectively Common Shares equal to at least 2% of the shares of Common Stock outstanding at the Consummation Date."

     THIRD: That thereafter, pursuant to resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and legally held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Denis J. Taura, its Chief Executive Officer, this ____ day of _________, 2002.

                                         DARLING INTERNATIONAL INC.


                                         By:
                                              --------------------------------
                                              Name:    Denis J. Taura
                                              Title:   Chief Executive Officer

                                                                         ANNEX C


                           RECAPITALIZATION AGREEMENT



     THIS RECAPITALIZATION AGREEMENT is made and entered into this 15th day of March, 2002 by and among Darling International Inc., a Delaware corporation (the "Company"), each of the banks or other lending institutions which is a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and Credit Lyonnais New York Branch, individually as a Bank and as agent for itself, the other Banks and other secured parties (in its capacity as agent, together with successors, the "Agent").

                                    RECITALS

     A. The Company, the Agent and the Banks are parties to the Amended and Restated Credit Agreement dated effective as of January 22, 1999 (as amended and otherwise modified, including, without limitation, pursuant to the hereinafter defined Forbearance Agreement being herein referred to as the "Original Agreement").

     B. Events of Default (as defined in the Original Agreement) occurred under the Original Agreement as described in that certain Agreement dated as of June 29, 2001, among the Company, the Banks and the Agent (as modified and amended, the "Forbearance Agreement").

     C. The Company and the Obligated Parties (as defined below) have requested, among other things, that the Banks (i) waive the Existing Defaults (as defined below), (ii) exchange a portion of the obligations and indebtedness owed by the Company to the Banks under the Original Agreement for certain capital stock of the Company; and (iii) amend and restate the Original Agreement with respect to the remaining obligations and indebtedness of the Company to the Banks under the Original Agreement and add certain new commitments from certain of the Banks to provide additional revolving credit to the Company.

     D. The Banks are willing to so waive the Existing Defaults, exchange such obligations and indebtedness for capital stock of the Company, and amend and restate the Original Agreement upon the terms and conditions hereinafter set forth.

     E. This Agreement has been negotiated among the parties hereto in good faith and at arm's length and, as executed, reflects the conclusions of the parties and their counsel and advisors that this Agreement, and the transactions contemplated by this Agreement, are fair, equitable, and in the best interests of the parties hereto.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions hereof, and intending to be legally bound, the parties hereto agree as follows: ARTICLE I

                                   DEFINITIONS

     Except as otherwise defined, the following words and phrases shall have the following meanings when used in this Agreement, the exhibits to this Agreement and all ancillary documents and other agreements contemplated by this Agreement.

     "1993 Agreement" is defined in Section 3.4 of this Agreement.

     "Agent" is defined in the Preamble of this Agreement.

     "Agreement" or "Recapitalization Agreement" means this Recapitalization Agreement among the Company, the Banks and the Agent as the same may be modified, amended or supplemented from time to time.

     "Amended and Restated Bylaws" means the Amended and Restated Bylaws of the Company dated March 31, 1995.

     "Amendment to the  Certificate"  has the meaning set forth in Section 2.2A.

     "AMEX" means the American Stock Exchange.

     "Bank" and "Banks" are defined in the Preamble of this Agreement.

     "Benefit Plan" means any Plan established by the Company or any Company Subsidiary, or any predecessor or ERISA Affiliate of any of the foregoing, existing on the Consummation Date or at any time within the five (5) year period prior thereto, to which the Company or any Company Subsidiary contributes, has contributed, is obligated to contribute or otherwise has any liability, or under which any employee, former employee or director of the Company or any Company Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Blackstone  Amendment Letter" is defined in Section 2.8 of this Agreement.

     "Business Day" means a day on which the AMEX and banking institutions in the City of New York are open for trading or banking, as the case may be, in the ordinary course of business.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601).

     "Certificate of Designation" means the form of Certificate of Designation attached hereto as Exhibit A.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Colorado Insurance Letter of Credit" shall mean that certain letter of credit in the face amount of $750,000 issued under the Original Agreement in favor of the Commissioner of Insurance for the State of Colorado, as the same may be modified, amended or extended.

     "Commission"  means the United States  Securities and Exchange  Commission.

     "Common Shares" means the shares of Common Stock to be issued to the Banks in accordance with Section 2.2 of this Agreement.

     "Common Stock" is the common stock of the Company, par value $0.01 per share.

     "Company" is defined in the Preamble of this Agreement.

     "Company  Contract" is defined in Section 3.11 of this Agreement.

     "Company  SEC  Reports"  is  defined  in  Section  3.10 of this  Agreement.

     "Company   Stockholders  Meeting"  is  defined  in  Section  2.2A  of  this
Agreement.

     "Company  Subsidiaries"  is  defined  in  Section  3.1 of  this  Agreement.

     "Consulting Agreement" is defined in Section 2.6 of this Agreement.

     "Consummation Date" means the first Business Day on which all of the conditions set forth in Article VIII of this Agreement are satisfied or waived.

     "Designated Directors" means Charles Macaluso, Richard Peterson and O. Thomas Albrecht or any substitute designee for and in lieu of any of such individuals or additional designee, in each case, as the Holders may elect in accordance with Section 2.2A herein.

     "Disclosure Schedule" means the Disclosure Schedule attached to this Agreement delivered by the Company to the Agent and the Banks prior to execution and delivery of this Agreement.

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Environmental Liabilities" means, as to any person or entity, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any Environmental Law, permit, order, or agreement with any Governmental Entity or other person or entity, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or at any time within the six (6)-year period preceding the date of this Agreement would have been treated as a "single employer" with the Company under section 414(b), (c), (m), or (o) of the Code.

     "Events of Default" has the meaning as defined in the  Original  Agreement.

     "Exchange  Act" means the  Securities  Exchange  Act of 1934,  as  amended.

     "Exchange Debt" means the aggregate of (i) all of the outstanding principal amount of the Loans (as defined in the Original Agreement) in excess of an amount equal to the aggregate Term Loans (as defined in the New Credit Agreement and after giving to any revisions required pursuant to Section 2.1 of this Agreement) as of the Consummation Date, (ii) all accrued and unpaid interest and commitment fees in respect of the indebtedness under the Original Agreement as of the Consummation Date, other than that amount of interest determined to be "Adjusted Existing Accrued Interest" under the terms of the New Credit Agreement, and (iii) the Forbearance Fee.

     "Executive Officers" means Denis Taura, James A. Ransweiler, John O. Muse, Neil Katchen, Mitchell Kilanowski, Brad Phillips, Joseph R. Weaver, Jr., Martha Flynn, and Gilbert L. Gutierrez.

     "Existing   Defaults"  has  the  meaning  as  defined  in  the  Forbearance
Agreement.

     "Forbearance Agreement" is defined in the Recitals to this Agreement.

     "Forbearance Fee" means the $3,855,000 amount owed by the Company to the Banks under Section 4.6 of the Forbearance Agreement.

     "GAAP" means generally accepted accounting principles as in effect in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, and in such other statements and pronouncements as have been approved by a significant segment of the accounting profession.

     "Governmental Entity" means any domestic or foreign governmental entity, including but not limited to the United States of America, any state of the United States of America, any municipality or other local governmental entity, and any subdivision of any of the foregoing, including any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Company or any of the Company Subsidiaries or any of their respective businesses, operations, assets or properties.

     "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is regulated by, or forms the basis of liability under, any Environmental Law.

     "Historical Financial Statements" means, collectively, the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of January 1, 2000 and December 30, 2000 and the related audited statements of operations, stockholders' equity and cash flows for each of the years in the three fiscal years ended December 30, 2000, together with all related notes and schedules thereto as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed with the Commission under the Exchange Act.

     "Holders" is defined in Section 9.1 of this Agreement.

     "Indemnitee"  is  defined  in  Section  6.1  of  this  Agreement.

     "Interim Financial Statements" means the Reference Balance Sheet of the Company and its consolidated Subsidiaries and the related statements of operations and cash flows for the three and nine months ended September 29, 2001, as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001, filed with the Commission under the Exchange Act.

     "Liabilities" is defined in Section 3.6 of this Agreement.

     "Liens" is defined in Section 3.4 of this Agreement.

     "Material Adverse Effect" means (i) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Company and Company Subsidiaries taken as a whole, or (ii) a material adverse effect on the validity or enforcement of a material provision of this Agreement or any Transaction Document. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "Multiemployer Plan" is defined in Section 3.13 of this Agreement.

     "New Credit  Agreement" is defined in Section 2.1 of this  Agreement.

     "New Securities" means, collectively, the Common Shares and the Preferred Shares to be issued to the Banks in accordance with Section 2.2 of this Agreement.

     "Obligated Parties" has the meaning as defined in the Original Agreement.

     "Option  Plans" is defined in Section 3.4 of this  Agreement.

     "Options" is defined in Section 3.4 of this Agreement.

     "Original  Agreement" is defined in the Recitals to this Agreement.

     "PBGC" is defined in Section 3.13 of this  Agreement.

     "Plan" is defined in Section  3.13 of this  Agreement.

     "Preferred Shares" means the number of shares of Preferred Stock designated as Series A Preferred Stock, having the rights and preferences substantially as set forth in the Certificate of Designation, to be issued to the Banks pursuant to Section 2.2.B of this Agreement.

     "Preferred Stock" means the preferred stock of the Company, par value $0.01 per share.

     "Proxy Statement" is defined in Section 3.3 of this Agreement.

     "Qualified Plan" means any "employee benefit plan" (as defined in section 3(3) of ERISA) intended to be "qualified" within the meaning of section 401(a) of the Code.

     "Reference Balance Sheet" means the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 29, 2001.

     "Registration   Rights  Agreement"  is  defined  in  Section  2.3  of  this
Agreement.

     "Regulations" means the applicable published rules and regulations of the Commission under the Securities Act and the Exchange Act, as the case may be.

     "Release" means, as to any person or entity, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such person or entity, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "Release Agreement" and "Release Agreements" are defined in Section 2.4 of this Agreement.

     "Releasing Parties" means and includes (i) the Company; (ii) each person who is a director or Executive Officer of the Company as of the date of this Agreement; (iii) each person and entity included in the "Morgens, Waterfall Group" as shown in the Proxy Statement; and (iv) and each other beneficial owner of five percent (5%) or more of the outstanding Common Stock as shown in the Proxy Statement.

     "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment,
(b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation, as amended, of the Company on file with the Secretary of State of the State of Delaware as of the date of this Agreement.

     "Revolving  Commitments" has the meaning defined in the Original Agreement.

     "Revolving Loans" has the meaning defined in the Original Agreement.

     "S-1" is defined in Section 3.3 of this Agreement.

     "SEC  Transaction  Filings"  is defined in Section  4.5 of this  Agreement.

     "Section"  means a numbered  section of this  Agreement.

     "Securities  Act" means the Securities  Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

     "Stockholders' Approval" shall mean the following actions by the stockholders of the Company at the Company Stockholders Meeting: (i) approval of the Amendment to the Certificate by the holders of a majority of the outstanding Common Stock as provided in the Delaware General Corporate Law, (ii) election of the nominees to the Board of Directors as contemplated by this Agreement and the Delaware General Corporate Law and (iii) if required by the AMEX, approval of the issuance of the Common Stock to the Banks pursuant to this Agreement by holders of a majority of the shares of Common Stock present and voting at the Company Stockholders Meeting.

     "Share Issuance" is defined in Section 2.2A.

     "St. Paul Letter of Credit" means the letter of credit contemplated to be issued under the Original Agreement in the approximate face amount of $8,000,000 in favor of St. Paul Fire and Marine Insurance Company (or an affiliate thereof) upon receipt by the Company from the beneficiary thereof of an equivalent amount of cash, such cash to be contemporaneously paid to Agent, for the ratable benefit of the Banks and applied to reduce the outstanding Revolving Loans under the Original Agreement without any permanent reduction in the Revolving Commitment.

     "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries.

     "Taura Non-Plan Option Agreement" is defined in Section 3.4 of this Agreement.

     "Taura Plan Option  Agreement" is defined in Section 3.4 of this Agreement.

     "Taura Severance Agreement Amendment" is defined in Section 2.5 of this Agreement.

     "Tax" "Taxes" and "Taxable" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Transaction Documents" means the Registration Rights Agreement, the New Credit Agreement, the Release Agreements, the Taura Severance Agreement Amendment, the Blackstone Amendment Letter, the Consulting Agreement and all other agreements, instruments, documents and certificates executed and delivered by or on behalf of the Company, the Agent, or the Banks at or before the Consummation Date pursuant to this Agreement or the New Credit Agreement.

     "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Withdrawal  Liability"  is  defined  in  Section  3.13 of this  Agreement.

                                   ARTICLE II

                  TERMS AND CONDITIONS OF THE RECAPITALIZATION

     Section 2.1.  The New Credit Agreement.

         A. On and subject to the occurrence of the Consummation Date, the Company, the Agent and the Banks shall, enter into an Amended and Restated Credit Agreement in connection with the amendment and restatement of the Original Agreement in the form attached as Exhibit L hereto with all blanks contained therein appropriately completed (the "New Credit Agreement") and all conditions to the effectiveness thereof shall be fully satisfied.

         B. Notwithstanding the foregoing, in the event that on the Consummation Date, the St. Paul Letter of Credit has been issued and the Loans under the Original Agreement are contemporaneously repaid by an amount equal to the maximum face amount of the St. Paul Letter of Credit in accordance with the terms of the Forbearance Agreement and remains undrawn upon by the beneficiary thereof the New Credit Agreement shall be appropriately revised to reflect (a) an increase in the aggregate Revolving Commitments (as defined in the New Credit Agreement) by the face amount of the St. Paul Letter of Credit, (b) a corresponding decrease in the aggregate, initial amount of the Term Loans (as defined in the New Credit Agreement), and (c) a corresponding decrease in the principal amount of Loans under the Original Agreement used for the calculation of Adjusted Existing Accrued Interest (as defined in the New Credit Agreement) pursuant to the definition thereof for the period of time from the date such St. Paul Letter of Credit is issued until the Consummation Date.

         C. In addition, in the event that on the Consummation Date the Colorado Insurance Letter of Credit (i) remains undrawn and outstanding, and the Agent (for the ratable benefit of the Banks ) continues to hold cash collateral in the amount of the face amount thereof, the Company hereby agrees that (x) such cash collateral shall be paid to the Banks (pro-rata in accordance with the percentages set forth on Schedule 2.2B hereto) and applied as a prepayment of the Revolving Loans (as defined in the Original Agreement) outstanding immediately prior to giving effect to the transactions contemplated to occur on the Consummation Date under this Agreement, and (y) such Colorado Insurance Letter of Credit shall be and be deemed to be an "Existing Letter of Credit" under the New Credit Agreement, or (ii) has been fully or partially drawn and all or a portion of such cash collateral has been paid to the Banks and applied to the reimbursement obligations of the Company arising from such draw, (x) the New Credit Agreement shall be appropriately revised to reflect a reduction in the aggregate Revolving Commitments by the amount drawn thereunder with a corresponding increase in the aggregate, initial amount of the Term Loans (as defined in the New Credit Agreement), (y) any remaining cash collateral held by the Agent therefor shall be .paid to the Banks and applied in accordance with the immediately preceding clause (i), and (z) the remaining available face amount, if any, of such Colorado Insurance Letter of Credit shall be and be deemed to be an "Existing Letter of Credit" under the New Credit Agreement.

     Section 2.2. Exchange and Cancellation of Exchange Debt for Common Shares and Preferred Shares.


         A. The Company shall (i) on or prior to and subject to the occurrence of the Consummation Date decrease the size of the Board of Directors of the Company to five (5) members; provided, however, if the Banks add one additional Designated Director pursuant to the penultimate sentence of this Section 2.2A, the Company shall maintain the size of the board of Directors of the Company at six (6) members, and if the Banks add two additional Designated Directors pursuant to the penultimate sentence of this Section 2.2A, the Company shall increase the size of the Board of Directors to seven (7) members, (ii) cause the Designated Directors and Messrs. Denis J. Taura and Fredric J. Klink to be nominated for election by the stockholders of the Company to the board of directors at the Company Stockholders Meeting and recommend to the stockholders of the Company that the Designated Directors and Messrs. Taura and Klink be elected to serve for a term commencing on the Consummation Date and until the 2003 annual meeting and until their successors shall be elected and qualified,
(iii) on or prior to the Consummation Date, call and hold the annual meeting of the Company's stockholders (the "Company Stockholders Meeting") to consider approval and adoption by stockholders of (x) an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100 million shares and to provide the preemptive rights to the Banks ("Amendment to the Certificate"), (y) if required by the AMEX, the issuance of the common stock to the Banks as contemplated by this Agreement ("Share Issuance") and (z) the election of the Designated Directors. Subject to receipt of the Stockholder Approval, on or immediately prior to and subject to the occurrence of the Consummation Date, the Company shall file with the Delaware Secretary of State an amendment to the Restated Certificate of Incorporation in substantially the form set forth as Exhibit D hereto with all blanks therein appropriately completed. The Holders may, at any time on or prior to the filing with the SEC of a preliminary proxy statement in accordance with
Section 4.5 of this Agreement, substitute for any one or all of the Designated Directors named in this Agreement and/or add one or two additional Designated Directors, and such substitute Designated Directors and additional Designated Directors if any, shall be included in the Designated Directors to be nominated by the Company pursuant to this Section 2.2A. The Company may rely upon written notice of the Agent of any such substitution or addition election of the Holders as conclusive evidence of such election by the Holders.

         B. Prior to the Consummation Date, the Board of Directors shall have adopted resolutions approving the Certificate of Designation, and, subject to the occurrence of the Consummation Date, the Company shall have executed and filed same with the Delaware Secretary of State with all blanks contained therein appropriately completed. The total number of Preferred Shares to be issued to the Banks shall be 100,000 shares plus that number of additional Preferred Shares as shall equal the number obtained by dividing $100 into the positive difference, if any, of (i) the Outstanding Revolving Credit as of the Consummation Date (as defined in the Original Agreement) less any Letter of Credit Liability as of the Consummation Date (as defined in the Original Agreement) related to the Colorado Insurance Letter of Credit, minus (ii) $126,500,000. If the calculation of such additional Preferred Shares shall result in a fractional share, the number of such additional Preferred Shares to be issued shall be rounded to the next whole number. On and subject to the occurrence of the Consummation Date, the Company shall issue and deliver to the Banks in compliance with federal and state securities laws (i) an aggregate number of Common Shares such that, upon such issuance, the Banks shall collectively own in the aggregate seventy-five percent (75%) of the issued and outstanding Common Stock as of the Consummation Date and (ii) the Preferred Shares, in each case allocated to each Bank in accordance with the percentage of Exchange Debt owned and held by such Bank as set forth on Schedule 2.2B to this Agreement (the resulting number of shares for each Bank to be rounded upwards to the nearest whole share), and represented by the definitive stock certificates for the Common Stock and Preferred Shares, registered in the names of the particular Bank or its designee. The Common Shares and Preferred Shares shall be, upon issuance, duly authorized and validly issued, fully paid and nonassessable shares of the capital stock of the Company. Subject to the satisfaction and fulfillment of the terms and conditions of this Agreement, each Bank agrees that effective on and as of the Consummation Date that percentage of the Exchange Debt owned and held by such Bank as specified on Schedule 2.2B, shall, in exchange for and in consideration of the issuance and delivery of the Common Shares and Preferred Shares to such Bank, be deemed cancelled, released, acquitted and discharged in full.

     Section 2.3. Registration Rights.


         The Banks and the Company shall on and subject to the occurrence of the Consummation Date enter into the Registration Rights Agreement (the "Registration Rights Agreement"), in the form attached to this Agreement as Exhibit E with all blanks therein appropriately completed, providing registration rights to the Banks.

     Section 2.4.  Release Agreements.


         On and subject to the occurrence of the Consummation Date, (a) the Company shall execute and deliver a release in the form of Exhibit F-1 attached hereto, with all blanks therein appropriately completed, (b) each Executive Officer and director of the Company as of the date of this Agreement, the Company and the Banks shall execute and deliver a release, in the form of Exhibit F-2 attached hereto, with all blanks therein appropriately completed, and (c) each person, entity and beneficial owner included within the description set forth in clause (iii) or clause (iv) of the definition of "Releasing Parties" herein and the Company and the Banks shall execute and deliver a release in the form of Exhibit F-3 attached hereto, with all blanks therein appropriately completed (as to each form of release, individually, a "Release Agreement" and collectively, the "Release Agreements").

     Section 2.5. Amendment of Taura Termination Agreement.

         On and subject to the occurrence of the Consummation Date, Denis Taura shall execute and deliver to the Company with copies to the Banks an amendment to the Taura Termination Agreement dated as of May 1, 2001 by and between the Company and Denis Taura, in the form of Exhibit H attached hereto with all blanks therein appropriately completed (the "First Amendment to Taura Termination Agreement").

      Section 2.6. Consulting Agreement.

         On and subject to the occurrence of the Consummation Date, Denis Taura and the Company shall execute and deliver, with copies to the Banks, a Consulting Agreement in the form attached as Exhibit I attached hereto with all blanks therein appropriately completed (the "Consulting Agreement").

     Section 2.7. Intentionally Omitted..


     Section 2.8.  Amendment of Blackstone Agreement.

         On and subject to the occurrence of the Consummation Date, The Blackstone Group L.P. shall execute and deliver to the Company with copies thereof to the Banks an amendment to the understanding and agreement dated April 23, 2001, and effective as of March 23, 2001 between the Company and The Blackstone Group, L.P. in the form of Exhibit J attached hereto (the "Blackstone Amendment Letter").

     Section 2.9. Designated Directors Options.

         On and subject to the occurrence of the Consummation Date, the Company agrees to grant to each of the Designated Directors an option for 4,000 shares of Common Stock, in accordance with the terms and conditions of the Non-Employee Director Stock Option Plan of the Company.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Banks that the following representations and warranties are true and correct on and as of the date of this Agreement and will be true and correct as of the Consummation Date as if made on and as of that date (except to the extent that such representations relate to an earlier date).

     Section 3.1. Corporate Organization and Qualification.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company has no Subsidiaries other than those listed on the Disclosure Schedule (the "Company Subsidiaries"). The Disclosure Schedule sets forth the type of each Company Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Company Subsidiary, the percentage of the Company's ownership of the outstanding voting stock (or other ownership interests) of each such Company Subsidiary, and with respect to each such Company Subsidiary that is a corporation, the authorized, issued and outstanding capital stock of each such Company Subsidiary. The Company does not own, directly or indirectly, and has not agreed to make any investment in, any voting stock or equity securities of any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the Company Subsidiaries. Each Company Subsidiary (i) is duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company, and

(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. The Company has delivered to the Agent true and complete copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws. Except as set forth in the Disclosure Schedule, the minute books of the Company and of each of the Company Subsidiaries accurately reflect in all material respects all corporate meetings held or actions taken since July 28, 1994 by the stockholders and Board of Directors of the Company and each Company Subsidiary, respectively (including committees of the Board of Directors of the Company and the Company Subsidiaries).

     Section 3.2. Authority.

         The Company has full corporate power and authority to approve, authorize, execute, deliver and perform its obligations under this Recapitalization Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Recapitalization Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of the Company, and, except for the Stockholders Approval and the filing of the amendment to the Restated Certificate of Incorporation and the Certificate of Designation, no other corporate proceedings on the part of the Company is necessary to authorize this Recapitalization Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby. This Recapitalization Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and general equitable principles. The Registration Rights Agreement, upon execution and delivery, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and general equitable principles.

     Section 3.3. Consents and Approvals; No Violation.

         Neither the execution and delivery of this Recapitalization Agreement nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any term or provisions hereof, will (i) violate any provision of the Restated Certificate of Incorporation, as to be amended in accordance with the terms and conditions hereof, or the Amended and Restated Bylaws of the Company; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity, except for (a) (i) the filing by the Company with the Commission of a proxy statement in definitive form relating to the Company Stockholders Meeting (the "Proxy Statement") and (ii) the filing by the Company with the Commission of a registration statement on Form S-1 (the "S-1") in accordance with the terms and conditions of the Registration Rights Agreement and the order by the Commission declaring the effectiveness of the S-1, (b) the filing with the Secretary of State of the State of Delaware of the amendment to the Restated Certificate of Incorporation and the Certificate of Designation,
(c) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the Common Shares and Preferred Shares pursuant to this Agreement, (d) the Stockholders Approval, (e) the filing by the Company of an application with the AMEX for the listing on the AMEX of the Common Shares, (f) the notification from AMEX that the Common Shares have been approved for listing, and (g) such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby or which are otherwise obtained on or prior to the Consummation Date; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to either a right of termination, cancellation or acceleration of a Lien) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which the Company or any Company Subsidiary may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or Lien) as to which requisite waivers or consents have been or will be obtained on or prior to the Consummation Date; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except for violations which would not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.4. Capitalization and Voting Rights.

         The authorized capital of the Company consists of 1,000,000 shares of the Preferred Stock, none of which is outstanding; and 25,000,000 shares of Common Stock, of which, as of the date of this Agreement, 15,568,362 shares were issued and outstanding and 21,000 shares were held in treasury. All issued and outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid, nonassessable, and free of preemptive rights, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except for (i) the rights granted to the Banks pursuant to the Amendment to the Certificate, (ii) currently outstanding options to purchase an aggregate of 2,139,065 shares of the Common Stock granted to employees or directors pursuant to the Company's Amended and Restated 1994 Employee Flexible Stock Option Plan (including, without limitation, pursuant to that Stock Option Agreement dated as of December 13, 2000 between the Company and Denis Taura (the "Taura Plan Option Agreement"), the 1993 Flexible Stock Option Plan and the Non-Employee Director Stock Option Plan (the "Option Plans"), (iii) the options to purchase 540,000 shares of Common Stock granted to Denis Taura pursuant to that Stock Option Agreement dated as of March 15, 2000 (the "Taura Non-Plan Option Agreement"), (iv) options to purchase 333,000 shares of Common Stock relating to options from the 1993 restructuring which were originally referred to as Class A options and were later converted to Common Stock options (collectively with the options set forth in clauses (ii) and
(iii), the "Options"), and (v) as contemplated by this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments, obligations (contingent or otherwise) or agreements of any character relating to or providing or calling for the purchase or issuance of any shares of capital stock or any other equity securities of the Company or any Company Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of the capital stock of the Company or any Company Subsidiaries. Except as contemplated by this Recapitalization Agreement, neither the Company nor any of the Company Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem, retire, cancel or otherwise acquire any shares of its capital stock or any interest therein, or to pay any dividend or make any other distribution in respect thereof. Except in connection with the plans and agreements disclosed in clauses (i), (ii), (iii) and (iv) of this Section 3.4, no shares of Common Stock or Preferred Stock, other than the Common Shares and Preferred Shares, have been reserved for issuance. Except for the issuance pursuant to any exercise of Options, since September 29, 2001, the Company has not issued any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock. The Company has no fractional shares outstanding. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens") other than Liens granted in connection with the Original Agreement. All of the issued and outstanding shares of capital stock of the Company Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments, obligations (contingent or otherwise) or agreements of any character relating to or providing or calling for the purchase or issuance of any shares of capital stock or any other equity security of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Company Subsidiary. The Company is not a party or subject to any agreement or understanding, and, to the best knowledge of the Company, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except this Agreement. The Company has not granted registration rights to any person with respect to any of the Company's securities that currently remains in force and effect except (i) that certain Registration Rights Agreement entered into by the Company and certain other persons identified on the signature pages thereto, dated as of December 29, 1993, as amended by the First Amendment dated as of April 6, 1994 by and among the Company and the other parties thereto (the "1993 Agreement"), (ii) the Taura Plan Option Agreement, and (iii) the Taura Non-Plan Option Agreement . The Company has delivered to the Agent a true and complete copy of the 1993 Agreement, the Taura Plan Option Agreement and the Taura Non-Plan Option Agreement.

     Section 3.5. Litigation.

         There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters, proceedings, injunctions, orders, judgments, decrees or regulatory restrictions imposed upon, pending or, to the Company's knowledge, threatened against the Company except as set forth in the Disclosure Schedule (i) that would reasonably be expected to have a Material Adverse Effect or (ii) that question the validity of this Recapitalization Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby.

     Section 3.6. Financial Statements.

         A.  The  Historical  Financial  Statements  and the  Interim  Financial
Statements  (including,  in each  case,  any notes  thereto)  were  prepared  in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to be material); each of such statements (including, in each case, any notes thereto) complies in all material respects with applicable Regulations.

         B. There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including any liability for Taxes ("Liabilities") of the Company, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet to the extent required in accordance with GAAP and
(ii) incurred since September 29, 2001 in the ordinary course of the business, consistent with the past practice of the Company.

     Section  3.7.  Absence of Certain Changes or Events.

         Except as publicly disclosed in the Company SEC Reports filed with the Commission prior to the date hereof, since September 29, 2001, no event has occurred and no fact or set of circumstances has arisen which has resulted in or would reasonably be expected to result in a Material Adverse Effect. Section
3.8. Brokers and Finders.


     Section  3.8.  Brokers and Finders.


         In connection with the transactions contemplated by this Recapitalization Agreement, except for The Blackstone Group L.P., the Company has not employed, nor, to the Company's knowledge, has any other person affiliated with the Company employed, any investment banker, broker, finder, consultant or intermediary which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Recapitalization Agreement or the transactions contemplated hereby.

     Section 3.9.  Taxes.

         Except as set forth in the Disclosure Schedule, (i) the Company has timely filed and caused each of the Company Subsidiaries to timely file all Tax Returns that any such entity was required to file pursuant to applicable law, except for Tax Returns the failure of which to file would not cause a Material Adverse Effect, (ii) all such Tax Returns were correct and complete in all material respects, (iii) all material Taxes due and owing by the Company and any of the Company Subsidiaries (whether or not shown on any Tax Return) have been paid, (iv) the Historical Financial Statements and the Interim Financial Statements reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the dates of the reference, (v) neither the Company nor any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes, (vi) to the Company's knowledge, no deficiencies, adjustments or claims for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, (vii) there are no Security Interests for Taxes other than for current Taxes not yet due upon any assets of the Company or any of the Company Subsidiaries, (viii) none of the Tax Returns of the Company or any of the Company Subsidiaries have been selected for or are now under audit or examination by any tax authority or other Governmental Entity, and there are no suits, actions, proceedings or investigations pending or, to the knowledge of the Company or any of the Company Subsidiaries, threatened against the Company or any of the Company Subsidiaries with respect to any Taxes, (ix) all material Taxes that are required by law to be withheld or collected by the Company or any of the Company Subsidiaries have been duly withheld and collected and, to the extent required by applicable law, have been paid to the proper tax authority or other Governmental Entity or properly segregated or deposited, (x) neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return or has liability for the Taxes of any person or entity (other than the Company or any of the Company Subsidiaries) under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local or foreign law, as transferee or successor, by contract or otherwise, and (xi) neither the Company nor any of the Company Subsidiaries is party to any Tax sharing or other agreement or arrangement that will require any payment with respect to Taxes.

     Section 3.10. SEC Reports.

         The only reports, schedules and, definitive proxy statements, filed since December 30, 2000 by the Company with the Commission under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act through the date of this Agreement and the only registration statements or prospectuses filed by the Company with the Commission and in effect as of the date of this Agreement, are the following:
Annual Report on Form 10-K for the fiscal year ended December 30, 2001; Quarterly Reports on Form 10-Q for the fiscal quarterly periods ended March 31, 2001, June 30, 2001 and September 29 , 2001; Current Reports on Form 8-K dated March 28, 2001, April 24, 2001 and July 11, 2001; Revised Definitive Proxy Statement for Annual Meeting of Stockholders held May 16, 2001, filed on April 20, 2001; and Registration Statements on Form S-8 (Registration Nos. 33-99868 and 33-99866) both filed November 29, 1995 (collectively, the "Company SEC Reports"). The Company has previously made available to the Agent an accurate and complete copy of communications, if any, not included in any of the Company SEC Reports, mailed by the Company to its stockholders since December 30, 2000. None of the Company SEC Reports or such communications to stockholders contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since December 30, 2000, the Company has timely filed all Company SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company SEC Reports complied in all material respects with the published Regulations with respect thereto. The Company has no registration statements or prospectuses currently in effect, except for the Company's Registration Statements on Form S-8 (Registration Nos. 33-99868 and 33-99866), both filed on November 29, 1995 in connection with the Company's 1994 Amended and Restated Employee Flexible Stock Option Plan and the Non-Employee Director Stock Option Plan, respectively.

     Section 3.11. Certain Contracts.

         A. Except as set forth in the Disclosure Schedule and excluding the Original Agreement (there being no agreement that the Original Agreement would otherwise be included), neither the Company nor the Company Subsidiaries is a party to or bound by:

               (i) any contract, arrangements, commitment or understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Recapitalization Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company to any officer, director or employee thereof;

               (ii) any contract, arrangement, commitment or understanding (whether written or oral), which would materially and adversely restrict the conduct by the Company of any line of business;

               (iii) any contract, arrangement, commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Recapitalization Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Recapitalization Agreement;

               (iv)  any  contract,   agreement,   commitment  or  understanding
         (whether written or oral) among stockholders of the Company; or

               (v) any employment agreement or understanding (written or oral) with officers of the Company or the Company Subsidiaries or any other employment agreement or understanding (written or oral) not terminable at will.

         B. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in the Disclosure
Schedule, is referred to herein as a "Company Contract," and, except as disclosed on the Disclosure Schedule, the Company does not know of, or has not received notice of, any violation of the above by any of the other parties thereto, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     Section 3.12. Environmental Liability.

         Except as disclosed in the Company SEC Reports or in the Disclosure Schedule and except for those matters which would not reasonably be expected to have a Material Adverse Effect:

         A. The Company, each of the Company Subsidiaries, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Company is not aware of, nor has the Company received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Company and the Company Subsidiaries with all Environmental Laws;

         B. The Company and each of the Company Subsidiaries have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Company and the Company Subsidiaries are in compliance with all of the terms and conditions of such permits;

         C. No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Company or any Company Subsidiary except in compliance with Environmental Laws. The use which the Company and the Company Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

         D. Neither the Company nor any of the Company Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Entity or other person or entity or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

         E. There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Company or any of the Company Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

         F. Neither the Company nor any of the Company Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq., regulations thereunder or any comparable provision of state law. The Company and the Company Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws;

         G. Neither the Company nor any of the Company Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

         H. No Lien arising under any Environmental Law has attached to any property or revenues of the Company or the Company Subsidiaries.

     Section 3.13  ERISA

         A. The Disclosure Schedule contains a true and complete list of each of the Benefit Plans.

         B. Except for those Multiemployer Plans disclosed on the Disclosure Schedule, neither the Company nor any ERISA Affiliate has at any time contributed to, has had any obligation to contribute to, or has any liability, contingent or otherwise, to any Multiemployer Plan. With respect to each Multiemployer Plan to which the Company or any ERISA Affiliate has at any time contributed to, has had any obligation to contribute to, or has any liability, contingent or otherwise, (i) neither the Company nor any ERISA Affiliate has withdrawn, partially withdrawn, or, except as provided in the Disclosure Schedule, received any notice of any claim or demand for Withdrawal Liability or partial Withdrawal Liability, (ii) to the knowledge of the Company, neither the Company nor any ERISA Affiliate has any potential Withdrawal Liability or potential partial Withdrawal Liability with respect to each such Multiemployer Plan that would arise upon a complete or partial withdrawal as described in ERISA Section 4203 or 4205, other than such a Withdrawal Liability or partial Withdrawal Liability that would not reasonably be expected to result in a Material Adverse Effect, (iii) neither the Company nor any ERISA Affiliate has received any notice that any such Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in Multiemployer Plan benefits or the imposition of any excise tax, or that any such Multiemployer Plan is or may become insolvent, (iv) to the knowledge of the Company, no such Multiemployer Plan is a party to any pending merger or asset or liability transfer, (v) to the knowledge of the Company, there are no PBGC proceedings against or affecting any such Multiemployer Plan, and (vi) neither the Company nor any ERISA Affiliate has any Withdrawal Liability by reason of a sale of assets pursuant to Section 4204 of ERISA. Nothing has occurred or is expected to occur that would materially increase the Company's or any ERISA Affiliate's total potential Withdrawal Liability to any such Multiemployer Plan other than an increase that would not reasonably be expected to result in a Material Adverse Effect.

         C. Except as disclosed on the Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees, other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended, or any plan subject to Section 505 of the Code.

         D. Each of the Benefit Plans and its administration is currently in compliance with ERISA, the Code and all other applicable laws and with any applicable collective bargaining agreement, except for those instances of noncompliance that would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company, any Company Subsidiary, any ERISA Affiliate or any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, other than a liability that would not reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plan, or by any person covered thereby, other than ordinary claims for benefits submitted by participants or beneficiaries, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan. Neither the Company nor any Company Subsidiary is subject to, and the transactions contemplated by this Agreement will not cause the Company or any Company Subsidiary to be subject to, any liability under any Benefit Plan which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

         E. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code and the regulations promulgated or rulings issued thereunder) has been incurred with respect to any Benefit Plan, whether or not waived; and to the knowledge of the Company, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any Benefit Plan. Neither the Company nor any Company Subsidiary is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code, the regulations promulgated or rulings issued thereunder or Section 307 of ERISA. The Company and its Subsidiaries have performed, in all material respects, all of their obligations under all Benefit Plans, and substantially all contributions and other payments accrued under, or required to be made by the Company or any Company Subsidiary to, any Benefit Plan with respect to any period ending before or on the Consummation Date have been made or any such contributions that have not been made have been accurately reflected in the Company's financial statements in accordance with GAAP.

         F. Except for any formal written qualification requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations, rulings or other Internal Revenue Service releases thereunder, has not expired, (i) each Benefit Plan that is intended to be a Qualified Plan has received a favorable determination letter from the Internal Revenue Service and is qualified in form and operation under Section 401(a) of the Code, and each trust for each such Plan is exempt from federal income tax under Section 501(a) of the Code, and (ii) no event has occurred or circumstance exists that gives rise to disqualification or loss of tax-exempt status of any such Plan or trust, except for those events or circumstances that would not reasonably be expected to result in a Material Adverse Effect. No event has occurred or circumstance exists that could result in an increase in premium costs of Benefit Plans that are insured, or an increase in benefit costs of such Plans that are self-insured, except to the extent that such event or circumstance would not reasonably be expected to result in a Material Adverse Effect.

         G. The terms "Plan," "PBGC" and "Multiemployer Plan" shall have the meanings defined in ERISA. "Withdrawal Liability" shall be given the same meaning as that term is described in ERISA Section 4201 et. seq.

     Section 3.14.  Employees.

         To the Company's knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company or the Company Subsidiaries. Except as disclosed on the Disclosure Schedule, none of the Company and the Company Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has committed any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and the Company Subsidiaries.

     Section 3.15.  Compliance with Law; Authorizations.

         The Company is not in violation in any material respect of any law, ordinance, rule or regulation of any Governmental Entity, except such violations which would not reasonably be expected to have a Material Adverse Effect.

     Section 3.16.  Disclosure.

         Neither this Recapitalization Agreement nor the financial statements referred to in Section 3.6 above (including the footnotes thereto), or any Schedule (including the Disclosure Schedule), Exhibit or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading; provided, however, that notwithstanding any provision to the contrary herein, the Agent and the Banks shall be entitled only to rely on the latest version of information furnished to them prior to the date of this Agreement by the Company which supersedes previous information furnished to them prior to the date of this Agreement. All estimates or projections made by or on behalf of the Company and delivered to the Agent or the Banks have been reasonably made, in good faith, based upon assumptions believed by the Company to be reasonable under the circumstances at the time made. The disclosures in the Disclosure Schedule shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate or are expressly referenced and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule in relation to a specifically identified representation or warranty), those in this Agreement shall control.

     Section 3.17.  Board Approval.

         The board of directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has, prior to the date of this Agreement and the execution and delivery of this Agreement, duly (a) approved this Recapitalization Agreement and the consummation of all transactions contemplated hereby, pursuant to the applicable provisions of Delaware General Corporation Law, and (b) recommended that the stockholders of the Company approve the matters described in Section 2.2A of this Agreement.

     Section 3.18  Takeover Laws.

         The Board of Directors, having considered the Amendment to the Certificate, the Certificate of Designation, the New Credit Agreement and the Registration Rights Agreement, has approved this Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Recapitalization Agreement and the other transactions contemplated hereby by the Board of Directors under the provisions of Section 203 of the Delaware General Corporate Law, such that the restrictions and limitations of Section 203 of the Delaware General Corporate Law are not applicable to this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no other state takeover statute is applicable to the Recapitalization Agreement or the other transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1.  Consents/Authorizations/AMEX Listing.

         A. The Company (a) will make, or cause to be made, all such filings and submissions, and take or cause to be taken all such action, under laws, rules and relations as may be applicable and required for it to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and (b) will use its reasonable best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents, permits and waivers of or from all Governmental Entities necessary to be obtained by it in order for it to consummate such transactions; provided, however, that the Company shall not be required to (i) register or qualify the New Securities for offer or sale in any jurisdiction in which an applicable exemption from such registration or qualification is available, (ii) qualify as a dealer in securities under the laws of any jurisdiction, or (iii) provide its general consent to service of process in any jurisdiction. The Company shall use its reasonable best efforts to obtain any consents, approvals or waivers of any third party required in order for the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

         B. The Company shall file an application with the AMEX for approval to list the Common Shares on the AMEX, subject to official notice of issuance, and the Company shall use its reasonable best efforts to have such application approved.

     Section 4.2.  Payment of Expenses.

         The Company shall pay, on the Consummation Date (or, if this Agreement is terminated as provided in Section 9.1, on the date of termination) (A) any transfer taxes payable on the issuance of the New Securities, (B) the reasonable fees and expenses of Haynes and Boone, LLP, counsel for the Agent; (C) the reasonable fees and expenses of Policano & Manzo; (D) any fees and expenses owed to the Blackstone Group L.P. with half of the transaction fee to be paid after the Consummation Date pursuant to the terms of the Blackstone Amendment Letter;
(E) the reasonable fees and expenses of the Agent incurred in connection with its due diligence review of the Company pursuant to Section 4.7 and background investigations concerning the Designated Directors; and (F) the reasonable fees and expenses of any other attorneys, accountants, consultants and financial advisors of the Company other than the Blackstone Group, L.P.; it being understood that the amounts described in the foregoing clauses (A) through (F) shall be paid immediately prior to the Consummation Date or the date of termination, as the case may be, and may be paid from drawings under the Original Agreement (to the extent available thereunder and upon satisfaction of all other conditions to making advances thereunder) and that the bills presented to the Company in respect of such amounts shall have been updated prior to delivery to the Company to include all amounts incurred (and posted to the billing system of the respective professional service provider) as of the Consummation Date, or the date of termination, as the case may be. Following the Consummation Date, the Company shall also promptly pay the reasonable fees and expenses of counsel incurred on or prior to sixty days after the Consummation Date.

     Section 4.3.  Availability of Financial Information.

         From the date hereof to the Consummation Date, the Company shall upon reasonable notice and only as frequently as the Agent or the Banks may reasonably request, make its books and records reasonably available for inspection to the Agent or the Banks and their respective counsel and advisors at reasonable times during normal business hours, subject to the execution of appropriate confidentiality agreements and will cooperate with and provide to the Agent, the Banks, and their respective counsel and advisors any financial information reasonably necessary to determine compliance by the Company with the terms and conditions of this Agreement; provided that the Company or its representatives may be present at or participate in any such inspection.

     Section 4.4.  Conduct of Business.

         A. From the date hereof to the Consummation Date, except as contemplated by this Agreement, the Company shall not and shall not permit any Company Subsidiary to: (i) issue any shares of its capital stock (nor any other securities convertible into or exchangeable or exercisable for its capital stock) other than pursuant to exercises of options under the Option Plans; (ii) in the case of the Company, pay dividends on its capital stock; (iii) register any shares of its capital stock or any such convertible security or other security exchangeable or exercisable therefor under the Securities Act, in connection with any distribution of such stock or securities; other than pursuant to the Company's Registration Statements on Form S-8 (Registration Nos. 33-99868 and 33-99866); (iv) other than in the ordinary course of business consistent with past practice, (a) incur any indebtedness for borrowed money (other than pursuant to existing lines of credit or short-term indebtedness incurred in the ordinary course of business consistent with past practice, indebtedness of the Company to any of the Company Subsidiaries or of any of the Company Subsidiaries to the Company), (b) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation, or other entity, or (c) make any loan or advance;
(v) (a) adjust, split, combine or reclassify any capital stock, (b) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock, (c) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (vi) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release, or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; (vii) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Company Subsidiary thereof or any existing joint venture; (viii) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; (ix) other than in the ordinary course of business consistent with past practice or with the written consent of the Agent, increase the compensation or fringe benefits of any of its employees, pay any pension or retirement allowance not required by any existing Benefit Plan or agreement to any such employees, or establish, become a party to, amend, or commit itself to any Benefit Plan, or any other arrangement of remuneration for services, in a manner that would reasonably be expected to result in a Material Adverse Effect; without by implication limiting the foregoing, no payments other than (x) for salaries in effect as of the date of this Agreement, (y) payments, if any, in accordance with the Company's Annual Incentive Plan or (z) normal and routine reimbursement of out-of-pocket business expenses shall be made with respect to officers of the Company; (x) accelerate the vesting of any stock options or other stock-based compensation or any other compensation related benefits; (xi) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; (xii) take any action that would prevent or impede the transactions contemplated by this Agreement or the Transaction Documents; (xiii) amend its Restated Certificate of Incorporation or the Amended and Restated Bylaws; (xiv) except as required by law, amend or modify any Benefit Plan; or
(xv) agree to, or make any commitment to, take any of the actions prohibited by this Section.

         B. From the date hereof to the Consummation Date, the Company shall, and shall cause the Company Subsidiaries to: (i) conduct its business in the ordinary course consistent with past practice; (ii) use reasonable efforts to
maintain  and  preserve   intact  its  business   organization,
employees and advantageous business relationships and, except as otherwise contemplated by the agreements listed on the Disclosure Schedule, retain the services of its key officers and key employees, it being understood that so long as the Company uses such reasonable efforts, the failure of any officer or employee of the Company to remain an officer or employee of the Company shall not constitute a breach of this covenant; (iii) take no action which would reasonably be expected to materially and adversely affect or delay the ability of the Company to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, (iv) take no action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Recapitalization Agreement being or becoming untrue in any material respect at any time prior to the Consummation Date, or in any of the conditions set forth in Article VIII not being satisfied or in a violation of any provision of this Recapitalization Agreement, except, in every case, as may be required by applicable law.

         C. Notwithstanding the foregoing, it is expressly understood and agreed that none of the provisions of this Section 4.4 shall constitute a modification or waiver of the terms and conditions of the Original Agreement and the Company shall continue to comply with the terms and conditions of the Original Agreement.

     Section 4.5    Regulatory Matters; Cooperation With Respect to Filing.

         A. The Company shall prepare and file with the Commission (i) a preliminary proxy statement relating to the Company Stockholders Meeting as soon as practicable following the date of this Agreement, and (ii) the S-1, in accordance with the terms and conditions of the Registration Rights Agreement. The Company shall use its reasonable best efforts to respond to comments, if any, of the Commission regarding such preliminary filing and to cause the Proxy Statement to be mailed to stockholders at the earliest practicable time.

         B. The Company and the Banks shall cooperate with each other and provide to each other all information reasonably necessary in order to prepare the S-1 in accordance with the terms and conditions of the Registration Rights Agreement and the Proxy Statement (including the preliminary filing thereof) (collectively, the "SEC Transaction Filings") and shall provide reasonably promptly to the other party any information that such party may obtain that could necessitate amending or supplementing any such document. The Company will notify the Banks promptly of the receipt of any comments from the Commission or its staff or any other appropriate government official and of any requests by the Commission or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the Banks with copies of all correspondence between the Company or any of its representatives on the one hand, and the Commission or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, the Company agrees as promptly as practicable to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement by mailing such supplement or amendment to the Company's stockholders. The SEC Transaction Filings, when filed with the Commission or any appropriate government official, shall comply in all material respects with all applicable requirements of law. The Company represents and agrees that none of the information which is included in the S-1 or the Proxy Statement will, at the time of filing and, in the case of the S-1, when it becomes effective and, with respect to the Proxy Statement, when mailed or at the time of the Company Stockholders Meeting, be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not materially misleading. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any factual information as to the Banks or the Designated Directors included in the S-1 or the Proxy Statement that is furnished in writing to the Company by the Banks or the Designated Directors specifically for inclusion in the S-1 or the Proxy Statement. Each Bank represents and agrees severally and not jointly that none of the factual information as to the Bank which is included in the S-1 or the Proxy Statement that is furnished in writing to the Company by the Bank specifically for use in connection with the S-1 or the Proxy Statement will, at the time of filing and, in the case of the S-1, when it becomes effective and, with respect to the Proxy Statement, when mailed or at the time of the Company Stockholders Meeting, be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     Section  4.6.  Meeting of Stockholders.

         As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Delaware General Corporation Law and its Restated Certificate of Incorporation and Amended and Restated Bylaws to convene the Company Stockholders Meeting at the earliest practicable time.

     Section 4.7   Access to Information and Properties.

         During the period from the date of this Agreement through the Consummation Date, the Company shall give the Agent and its authorized representatives (including, without limitation, legal counsel), reasonable access during regular business hours to all plants, offices, warehouses, facilities, personnel, assets, books, records, and documents (including tax returns) and cause the officers, employees, and accountants of the Company to obtain and furnish such financial and operating data and other information with respect to the Company and its Benefit Plans as the Agent or its representatives may request; provided, however, (i) that the Agent and its representatives shall take such actions as are deemed necessary in the reasonable judgment of the
Company to schedule such access and visits through designated officers of the Company and in such a way as to avoid disrupting the normal business of the Company, (ii) the Company shall not be required to take any action which would constitute a waiver of the attorney-client or other privilege and (iii) the Company need not supply the Agent or its representatives with any information which, in the reasonable judgment of the Company, it is under a contractual or legal obligation not to supply, provided, should the Company withhold any information pursuant to such a contractual or legal obligation, the Company shall give prompt written notice to the Agent that the Company is withholding information pursuant to such a contractual or legal obligation. No investigation, review, study or examination by the Agent or the Banks or their respective representatives shall offset, limit or diminish the scope of the representations and warranties of the Company in this Agreement or the Transaction Documents .

     Section 4.8. Further Actions.

         From time to time, as and when reasonably requested by the Agent or the Banks, the Company shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated by this Agreement and the Transaction Documents.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BANKS


         Each of the Banks, severally and not jointly, represents and warrants to the Company that the following representations and warranties are true and correct on and as of the date of this

Agreement with respect to such Bank and will be true and correct through the Consummation Date as if made on and as of that date.

     Section 5.1.  Authority.

         Each Bank has the requisite power and authority to approve, authorize, execute and deliver this Recapitalization Agreement and to consummate the transactions contemplated hereby. This Recapitalization Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Bank. This Recapitalization Agreement has been duly and validly executed and delivered by each Bank and constitutes the valid and binding agreement of each Bank enforceable against such Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and general equitable principles.

     Section 5.2.  Ownership of Exchange Debt.

         Each Bank is the owner and holder of all right, title and interest, free and clear of any and all Liens (other than Liens evidencing securitization of its portfolio and pledges or assignments to the Federal Reserve Bank for security purposes) of such Bank's percentage of the Exchange Debt, as set forth opposite such Bank's name on Schedule 2.2B hereto.

     Section 5.3.  Exemption of Transaction.

         Each of the Banks understands and acknowledges that the transactions contemplated in this Agreement are not being registered under the Securities Act or any state securities laws, on the grounds that the such transactions are exempt under the Securities Act and applicable state securities laws. Each of the Banks is acquiring the New Securities for investment, solely for such Bank's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act. Each of the Banks is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Securities and the Company.

     Section 5.4.  Compliance with Laws and Other Instruments.

         The execution and delivery of this Agreement by or on behalf of each of the Banks and the consummation of the transactions respectively contemplated herein do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement, partnership agreement, or other organizational document, as the case may be, of such Bank or any material agreement, certificate, or other instrument to which such Bank is a party or by which such Bank or any of its properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation, or other law applicable to such Bank or the business or properties of such Bank that would reasonably be expected to materially or adversely affect the consummation of the transactions contemplated hereby.

     Section 5.5.  Business Address

         The address set forth on each Bank's signature page to this Agreement is the Bank's correct business address.

     Section 5.6  Legends

         Each Bank understands that the certificates evidencing the New Securities will bear a legend indicating that the securities have not been registered under any federal or state securities laws and are restricted securities.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1.  Indemnification.

         The Company agrees to promptly indemnify and hold harmless the Agent, each of the Banks and each affiliate thereof and their respective officers, directors, employees, affiliates, consultants, advisors, and other representatives, including, legal counsel (each, an "Indemnitee") against any and all loss, liability, claim, damage, expense, fines and penalties whatsoever, and whether or not involving a third party claim (including (i) reasonable attorneys' fees and other reasonable costs of investigation and defense, (ii) judgments and (iii) amounts paid or to be paid in settlement of such claims, judgments, losses or liabilities) arising, directly or indirectly, from or relating to the execution, delivery and performance of this Agreement or the Transaction Documents, the transactions contemplated hereby and thereby, any breach by the Company under this Agreement or the Transaction Documents, or the negotiations relating hereto and, statutory and common law negligence and strict liability claims; provided that such Indemnitee shall not be indemnified from or held harmless against any losses, liabilities, claims, damages, fines, penalties, judgments, disbursements, costs, or expenses arising out of or resulting from its own gross negligence or willful misconduct or breach of this Agreement or any of the other Transaction Documents. Without limiting any provision of this Agreement or any Transaction Document, it is the express intention of the parties hereto that each Indemnitee shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages fines, penalties, judgments, disbursements, costs, and expenses (including without limitation, reasonable attorneys' fees) arising out of or resulting from the sole or contributory negligence of such Indemnitee.

     Section 6.2.  Notice; Assumption of Defense.

         An Indemnitee shall give prompt written notice to the Company of any action commenced against him or it in respect of which indemnity may be sought under this Agreement, but the failure to notify the Company shall not relieve the Company of any liability that it may have to the Indemnitee, except to the extent that the Company demonstrates that the defense of such action is prejudiced by the Indemnitee's failure to give such notice. If it so elects within ten (10) days after receipt of such notice, the Company may assume the defense of such action, with counsel chosen by it and reasonably approved by the Indemnitee, unless, in an action where the Company is a co-defendant, the Indemnitee reasonably objects to such assumption upon the written advice of counsel on the ground that there may be legal defenses available to him or it which are different from or in addition to those available to the Company. If more than one Indemnitee is joined in such action and two or more elect to assume their own defense, the Company shall be liable for the fees and expenses of only a single law firm that shall represent all of the Indemnitees in connection with such action. Should an Indemnitee prefer to retain separate and additional counsel he or it must do so at his own expense. If the Company assumes the defense of the action, (i) no compromise or settlement of claims thereunder may be effected by the Company without the Indemnitee's consent unless (A) there is no finding or admission of any violation of applicable law or regulation or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee, and (B) the sole relief provided is monetary damages that are paid in full by the Company; and (ii) the Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent (which may not be unreasonably withheld). If notice is given to the Company by the Indemnitee, and the Company does not, within ten (10) days thereafter, give written notice to the Indemnitee of its election to assume the defense of such action, or if an Indemnitee determines in good faith and upon written advice of counsel that there is a reasonable probability that an action may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, then, notwithstanding anything in the second sentence hereof to the contrary, the Indemnitee may, by notice to the Company, assume the right to defend, compromise, or settle such action provided that the Company shall be entitled to participate in but not control such action, at its sole cost and expense and the Company will not be bound by any compromise or settlement effected without its consent (which shall not be unreasonably withheld).

                                   ARTICLE VII

                                   FORBEARANCE

         The Company, the Agent and each of the Banks hereby acknowledges and agrees that the Forbearance Agreement is hereby further modified and amended in accordance with the terms and provisions of Exhibit B hereto, all of such terms and provisions being incorporated by reference herein.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     Section 8.1. Conditions to Obligation of Each Party to Effect the Transactions Contemplated by this Agreement.

         The obligation of each party to effect the transactions contemplated by this Recapitalization Agreement shall be subject to the fulfillment on or prior to the Consummation Date of the following conditions:

         A. The Stockholder Approval shall have been obtained.

         B. All consents, approvals, authorizations, waivers or permits of, or registrations, declarations or filings with or notifications to, any Governmental Entity, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained on terms and conditions reasonably satisfactory to each party and shall remain in full force and effect.

         C. No preliminary or permanent injunction or other order, decree or ruling of any Governmental Entity nor any applicable law shall be in effect that would prohibit, restrain, or make illegal the consummation of the transactions contemplated by this Agreement.

     Section 8.2.  Conditions to Obligation of the Company.

         The obligation of the Company to effect the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Consummation Date of the following conditions:

         A. The Agent and the Banks shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Consummation Date.

         B. The representations and warranties of the Banks in this Agreement shall be true and correct, as of the date of this Agreement and as of the Consummation Date with the same force and effect as though made on and as of the Consummation Date.

     Section 8.3.  Conditions to Obligation of the Agent and the Banks.

         The obligation of the Agent and each of the Banks to effect the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Consummation Date of the following conditions:

         A. The Company shall have furnished to the Agent resolutions of the Board of Directors of the Company certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Company of this Recapitalization Agreement and the other Transaction Documents.

         B. The Company shall have furnished to the Agent a certificate of incumbency certified by the Secretary or an Assistant Secretary of the Company certifying the name of each of its officers (i) who is authorized to sign this Agreement and the Transaction Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

         C. The Company shall have furnished to the Agent certificates of the appropriate government officials of the State of Delaware of the Company and of its respective jurisdiction of organization or formation with respect to each Company Subsidiary as to its existence and good standing, all dated a current date.

         D. The Company shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder and under the Transaction Documents on or prior to the Consummation Date.

         E. The representations and warranties of the Company in this Agreement shall be true and correct as of the date of this Agreement and as of the Consummation Date (except to the extent such representations and warranties speak as of an earlier date or to the extent changes to the underlying facts are expressly authorized by this Agreement) with the same force and effect as though made on and as of the Consummation Date.

         F. Other than the Existing Defaults (as such term is defined in the Forbearance Agreement), since September 29, 2001, there shall not have occurred an Agreement Default (as defined in the Forbearance Agreement) or any event that the Holders could reasonably expect to have a Material Adverse Effect.

         G. The Company shall have furnished to the Agent and the Banks (a) a certificate, dated as of the Consummation Date, signed by the President, Vice President or Treasurer of the Company, certifying as to the matters specified in paragraphs D, E and F of this Section 8.3, and (b) a certificate from the Secretary of the Company, dated as of the Consummation Date, certifying as to
(i) the continuing effectiveness as of the Consummation Date of the resolutions of the board of directors of the Company approving this Agreement and the transactions contemplated hereby, (ii) the number of shares of the Company's capital stock issued and outstanding after giving effect to the issuance of the New Securities in accordance with the terms and conditions of this Agreement,
(iii) the percentage of such issued and outstanding Common Stock and Preferred Stock, as applicable, represented by the New Securities, and (iv) the fact that the Stockholder Approval has been obtained in accordance with the Restated Certificate of Incorporation, the rules and regulations of the AMEX and the Delaware General Corporation Law and that such Stockholder Approval is in full force and effect.

         H. The Common Shares shall have been approved for listing on the AMEX, subject to official notice of issuance.

         I. Each of the Releasing Parties shall have executed and delivered to the Banks their respective Release Agreements. The Blackstone Group L.P. shall have executed and delivered the Blackstone Amendment Letter to the Company. Denis Taura shall have executed and delivered to the Company the Taura Severance Agreement Amendment. Denis Taura and the Company shall have executed and delivered the Consulting Agreement.

         J. The Company shall have furnished to the Banks the legal opinion of Dechert, dated as of the Consummation Date, substantially in the form of Exhibit K.

         K. The investigations by the Agent and its representatives  pursuant to
Section 4.7 shall not have caused the Agent, the Banks or their respective representatives to become aware of any facts or circumstances relating to the business, operations, assets, properties, liabilities, financial condition, results of operations or affairs of the Company, that, in the reasonable judgment of the Holders, make it inadvisable to proceed with the transactions contemplated by this Agreement.

         L. All authorizations, consents, approvals and waivers of, or notices to, any third party which if not obtained or made would reasonably be expected to have a Material Adverse Effect or materially and adversely interfere with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         M. The Company and each other Bank shall have executed and delivered the New Credit Agreement and all other documents, instruments, and other agreements contemplated thereby and all conditions to the effectiveness thereof shall have been fully satisfied.

         N. All corporate and other proceedings taken or required to be taken by the Company in connection with this Agreement, the New Credit Agreement and the transactions contemplated hereby and thereby, shall have been consummated at or prior to the Consummation Date, and all certificates, opinions, instruments, consents and other documents required to be delivered by the Company to effect this Agreement, the New Credit Agreement and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to the Banks.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1.  Termination.

         This Agreement shall terminate automatically and without notice (i) at 11:50 p.m. (New York, New York time) on April 30, 2002 if the Consummation Date has not sooner occurred or (ii) upon the occurrence of either of the events of default set forth in Section 12.1(e) or (f) in the Original Credit Agreement. This Agreement shall be terminable at any time prior to the Consummation Date:

         A. By the mutual written consent of the Company and the holders of more than 50% of the Revolving Commitments) or, if the Revolving Commitments have been terminated, then by the holders of more than 50% of the outstanding Revolving Loans (the "Holders");

         B. By the Holders (or in the case of paragraph (iii) below, any Bank), if (i) any of the Company's representations or warranties herein shall be false, incorrect or misleading in any material respect when made or deemed made, or the Company shall breach or fail to perform, observe or comply with any of its covenants or obligations hereunder and such breach or failure shall continue unremedied for a period of twenty (20) Business Days after receipt by the Company of written notice of such breach or failure, (ii) the investigations by the Agent and its representatives pursuant to Section 4.7 cause the Agent, the Banks, or their respective representatives to become aware of any facts or circumstances relating to the business, operations, assets, properties, liabilities, financial condition, results of operations or affairs of the Company, that, in the sole and absolute judgment of the Holders, make it inadvisable to proceed with the transactions contemplated by this Agreement ,
(iii) any of the Banks shall not be satisfied, in its sole and absolute discretion, with the results of any aspect of their due diligence investigation of the Benefit Plans, (iv) any Agreement Default (as defined in the Forbearance Agreement) exists, or (v) the Board of Directors of the Company shall have withdrawn or modified its recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Banks;

         C. By the Company, if any of the Bank's representations or warranties herein shall be false, incorrect or misleading in any material respect when made or deemed made, or any of the Banks shall breach or fail to perform, observe or comply with any of their covenants or obligations hereunder and such breach or failure shall continue unremedied for a period of twenty (20) Business Days after receipt by such Bank of written notice of such breach or failure; or

         D. By either the Company or the Holders, if (i) any permanent injunction, decree, ruling, order or other action of a Governmental Entity, in each case, having the effect of preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; or
(ii) the Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Company Stockholders Meeting or at any adjournment or postponement thereof.

     Section 9.2.   Effect of Termination.

         In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Agent, the Banks or the Company or their respective officers, directors, members, partners, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or obligations set forth in this Agreement; provided that, the provisions of Section 4.2, Article VI and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, nothing in this
Section 9.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement occurring prior to termination.

     Section 9.3.  Execution in Counterparts; Effectiveness.

         This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement. This Agreement shall not be effective until the receipt by the Agent of duly executed counterparts and the receipt by the Agent of the items listed on Schedule 9.3 of this Agreement.

     Section 9.4.  Entire Agreement; Amendment.

         This Agreement, the Exhibits and Schedules hereto, and the Transaction Documents contain all the terms and conditions agreed upon by the parties to this Agreement regarding the subject matter hereof, and no other agreement, oral or otherwise, regarding the subject matter hereof shall be deemed to exist or bind any of the parties to this Agreement. This Agreement may not be amended, modified, or supplemented nor may any term or condition be waived except by an instrument in writing executed by the Company and the Holders; provided, however, notwithstanding the foregoing, the terms and provisions of Section 9.2, this Section 9.4, Article V, Article VI and the terms and conditions of exchange and cancellation of Exchange Debt set forth in Section 2.2 (including the definition of Exchange Debt), may not be amended, modified or supplemented except by an instrument in writing executed by the Company and each of the Banks.

     Section 9.5.  Applicable Law.

         This Agreement shall be interpreted in accordance with and be governed by the internal laws of the State of Delaware.

     Section 9.6.  Headings.

         Article and Section headings in this Agreement are for convenience of reference only and are not to be taken to be a part of the provisions of this Agreement, nor to control or affect meanings, constructions or the effect of the same.

     Section 9.7.  Benefit of This Agreement.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided however, the Company may not assign any of its rights under this Agreement but a Bank may assign its rights hereunder by an assignment pursuant to Section 14.8 of the Original Agreement provided that the assignee of such rights acknowledges in writing its assumption of the obligations of the assigning Bank hereunder. Other than as contemplated in Section 2.4 and Article VI under this Agreement, nothing in this Agreement is intended or shall be construed to give any other person or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Nothing in this Agreement is intended or shall be construed to create any personal liability for any of the officers, directors, stockholders or affiliates of the Company for the obligations, representations and warranties undertaken or made by the Company herein.

     Section 9.8.  Survival.

         All representations and warranties contained in this Agreement, or contained in certificates of the Company submitted pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Banks, or by or on behalf of the Company, until consummation of the transactions contemplated hereby on the Consummation Date, at which time they shall expire. The covenants and agreements of the parties set forth in Sections 4.1, 4.2, 4.5B, 4.8, 9.4, 9.5, 9.7, 9.8, 9.9, 9.11 and in Article VI shall survive the consummation of the transactions contemplated hereby on the Consummation Date.

     Section 9.9.  Notices.

         Unless otherwise specified in this Agreement, all notices, demands, requests, consents and communications required by this Agreement shall be in writing and shall be delivered personally, by certified or registered mail postage prepaid, by overnight courier service, or by confirmed facsimile, to the parties at their addresses or facsimile numbers set forth below their signatures hereto, and to their respective counsel, if any. The parties may designate in writing from time to time other and additional places to which notices may be sent. All demands, requests, consents, notices and communications shall be deemed to have been given either (A) at the time of actual delivery thereof, (B) if given by certified or registered mail, five (5) Business Days after being deposited in the United States mail, postage prepaid and properly addressed, (C) if given by overnight courier, the next business day after being sent, charges prepaid and properly addressed, or (D) if given by facsimile, upon confirmation of receipt of the facsimile communication.

     Section 9.10.  Public Statements.

         A. None of the parties hereto, nor any of their representatives shall, without the prior written consent of the other parties, which shall not be unreasonably withheld, make any statement, public announcement or release to the press or any other third party with respect to this Agreement and any related discussions of the parties or permit any of its employees or agents to make any such statement, announcement or release; provided, however, that such consent shall not be required where such statement, release or announcement is required by applicable law or made to such party's counsel or certified public accountants or the information disclosed in such statement, announcement or release is legally available to the public other than as a result of such statement, announcement or release; and provided further, that as to any such statements, public announcements or releases by or on behalf of the Company, only the consent of the Agent shall be required.

         B. The parties hereto also agree to notify each other promptly of any disclosure with respect to this Agreement and any related discussions of the parties which is required by applicable law and to coordinate the disclosure of any information so required it being understood that any disclosure required under the Exchange Act, Securities Act or regulation of AMEX shall be made in compliance with the requirements thereof. If any party to this Agreement becomes legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the information described in this Section 9.10, then such party will give the other parties prompt notice to that effect, and will cooperate with the other parties if the other parties seek to obtain a protective order concerning the information described in this Section 9.10. The legally compelled party will disclose only such information as its counsel shall advise is legally required.

     Section 9.11.  Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

                                     COMPANY:
                                     -------

                                     DARLING INTERNATIONAL INC.



                                     By: /s/ Brad Phillips
                                        --------------------------------------
                                        Brad Phillips
                                        Treasurer


                                     Address for Notices:
                                     -------------------

                                     251 O'Connor Ridge Blvd., Suite 300
                                     Irving, Texas 75038
                                     Fax No.: 972-717-1588
                                     Telephone No.: 972-717-0300
                                     Attention: Treasurer







                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      AGENT:
                                      -----

                                      CREDIT LYONNAIS NEW YORK BRANCH
                                      individually as a Bank and as the Agent


                                      By: /s/ James B. Hallock
                                          -----------------------------------
                                          Name:  James B. Hallock
                                          Title: Vice President



                                      Address for Notices:
                                      -------------------

                                      Credit Lyonnais New York Branch
                                      1301 Avenue of the Americas
                                      New York, New York 10019
                                      Telephone No.:  212-261-3259
                                      Facsimile No.:  212-261-7861
                                      Attention:  Mr. James Hallock


                                      With a copy to:
                                      --------------

                                      Credit Lyonnais Dallas Branch
                                      2200 Ross Avenue, Suite 4400 West
                                      Dallas, Texas 75201
                                      Telephone No.:  214-220-2304
                                      Facsimile No.:  214-220-2323
                                      Attention:  David Cagle







                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      BANKS:
                                      -----

                                      ARK CLO 2000-1, LIMITED

                                      By:  Patriarch Partners, LLC, its
                                             Collateral Manager



                                      By: /s/ Dennis J. Dolan
                                          ------------------------------------
                                          Name:  Dennis J. Dolan
                                          Title: Manager


                                      Address for Notices:
                                      -------------------

                                      Ark CLO 2000-1, Limited
                                      c/o Patriarch Partners, LLC
                                      40 Wall Street, 25th Floor
                                      New York, New York 10005
                                      Telephone No.: (212) 825-0550
                                      Facsimile No.: (212) 825-2038
                                      Attention: Dennis Dolan/Lynn Tilton

                                      And

                                      Woodside Capital Management, LLC
                                      36 Woodland Street
                                      2nd Floor
                                      Hartford, CT  06105
                                      Telephone No.: (860) 547-1761
                                      Facsimile No.: (860) 547-1870
                                      Attention: Anthony Varone






                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      BANK ONE N.A.



                                      By: /s/ Phillip D. Martin
                                          ------------------------------------
                                          Name:  Phillip D. Martin
                                          Title: Senior Vice President


                                      Address for Notices:
                                      -------------------

                                      Bank One N.A.
                                      Mail Code IL1-0631
                                      1 Bank One Plaza
                                      Chicago, IL 60670








                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                       CERBERUS PARTNERS, L.P.

                                       By: Cerberus Associates, L.L.C.,
                                           its general partner


                                       By: /s/ Kevin Genda
                                           -----------------------------------
                                            Name:  Kevin Genda
                                            Title: Attorney-in-Fact


                                       Address for Notices:
                                       -------------------

                                       450 Park Avenue, 28th Floor
                                       New York, New York 10022
                                       Attn: Kevin Genda








                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      AVENUE SPECIAL SITUATIONS FUND II L.P.

                                      By:  Avenue Capital Management II, LLC
                                           Its General Partner

                                           By:   GLS Partners II, LLC, Managing
                                                 Member Of General Partner


                                      By: /s/ Marc Lasry
                                          --------------------------------------
                                          Name:  Marc Lasry
                                          Title: Maanging Member



                                   Address for Notices:
                                   -------------------

                                   Avenue Special Situations Fund II
                                   535 Madison Avenue, 15th Floor
                                   New York, New York 10022





                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      CREDIT AGRICOLE INDOSUEZ



                                      By: /s/ Kathleen M. Sweeney
                                          -------------------------------------
                                          Name:  Kathleen M. Sweeney
                                          Title: Vice President



                                      By: /s/ Frederick W. Asse
                                          -------------------------------------
                                          Name:  Frederick W. Asse
                                          Title: Vice President



                                      Address for Notices:
                                      -------------------

                                      Credit Agricole Indosuez, New York Branch
                                      666 Third Avenue
                                      New York, NY   10017-4011
                                      Telephone No.: 646-658-2058
                                      Facsimile No.: 646-658-2051
                                      Attention:  Kathleen Sweeney








                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      PPM AMERICA SPECIAL INVESTMENTS
                                      FUND, LP

                                      By:  PPM America, Inc., as its
                                           attorney-in-fact



                                      By: /s/ Brian T. Schinderle
                                          -------------------------------------
                                          Name:  Brian T. Schinderle
                                          Title: Senior Managing Director



                                      Address for Notices:
                                      -------------------

                                      PPM America, Inc.
                                      225 West Wacker Drive, 9th Floor
                                      Chicago, IL  60606
                                      Tel No.:  312-634-2572
                                      Fax No.:  312-634-0053
                                      Attention:  Brian Schinderle
                                                  Senior Managing Director








                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                      WELLS FARGO BANK (TEXAS) NATIONAL
                                      ASSOCIATION



                                      By: /s/ Nipul V. Patel
                                          -------------------------------------
                                          Name:  Nipul V. Patel
                                          Title: Vice President



                                      Address for Notices:
                                      -------------------

                                      Wells Fargo Bank (Texas) National
                                        Association
                                      1000 Louisiana Avenue, Suite 4300
                                      Houston, TX 77002






                  SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

                                                                         ANNEX D


                  FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT


     THIS FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT ("First Amendment") is entered into effective as of April 1, 2002, among DARLING INTERNATIONAL INC., a Delaware corporation, as Borrower ("Borrower"), CREDIT LYONNAIS NEW YORK BRANCH, as Agent ("Agent"), and the other Banks party to the hereinafter defined Recapitalization Agreement (the "Banks").

     Reference is made to the  Recapitalization  Agreement dated effective as of
March  15,   2002,   by  and   among   Borrower,   Agent  and  the  Banks   (the
"Recapitalization Agreement").

                                    RECITALS

     A. Borrower, Agent and the Banks are party to the Recapitalization Agreement which, among other things, modified that certain Amended and Restated Credit Agreement dated effective as of January 22, 1999 (as the same may have been heretofore amended, supplemented, or modified, the "Original Agreement") and provides for the amendment and restatement of the Original Agreement in accordance with the terms and provisions of the New Credit Agreement (as defined in the Recapitalization Agreement), subject to the other terms and conditions contained in the Recapitalization Agreement.

     B. Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Recapitalization Agreement, and Agent and the Banks are agreeable to so modify and amend the Recapitalization Agreement subject to the terms and conditions set forth herein.

     Accordingly, for adequate and sufficient consideration, the parties hereto agree as follows:

     Paragraph 1. Definitions. Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the meaning set forth in the Recapitalization Agreement.

     Paragraph 2. First Amendment. The Recapitalization Agreement is hereby amended by:

         (a) deleting the  definition of the term "St. Paul Letter of Credit" in
     Section 1.1 in its entirety and substituting the following definition therefor:

             "St. Paul Letter of Credit" means the letter of credit contemplated to be issued under the Original Agreement on terms acceptable to the Agent in the approximate maximum face amount of $8,000,000 in favor of an acceptable financial institution, which letter of credit shall secure the Company's reimbursement obligations under or related to a letter of credit contemplated to be issued contemporaneously by such financial institution in an equivalent maximum face amount and containing similar terms and conditions in favor of St. Paul Fire and Marine Insurance Company (or an affiliate thereof) upon receipt by the Company from St. Paul Fire and Marine Insurance Company (or its affiliate, as applicable) of an equivalent amount of cash, such cash to be contemporaneously paid to Agent, for the ratable benefit of the Banks and applied to reduce the outstanding Revolving Loans under the Original Agreement without any permanent reduction in the aggregate Revolving


                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

         Commitments   of the  Banks (all of the  foregoing  being  collectively
         referred   to  herein   as  the  "St.  Paul   Collateral   Substitution
         Transaction")."

         (b)  adding  the  definition  of the term  "Royal  Letter of Credit" to
     Section 1.1, such definition to read as follows:

             "Royal Letter of Credit" means the letter of credit contemplated to be issued under the Original Agreement on or about April 3, 2002, in an amount not to exceed $2,350,000, in favor of Royal Indemnity Company (or an affiliate thereof) in connection with the renewal or replacement of certain insurance policies by the Company."

         (c) adding new Subsections(D) and (E) to Section 2.1, such new Subsections 2.1(D) and (E) to read as follows:

             "D. Notwithstanding the foregoing, in the event that on the Consummation Date, the Royal Letter of Credit has been issued and remains undrawn upon by the beneficiary thereof, the New Credit Agreement shall be appropriately revised to reflect an increase in the aggregate Revolving Commitments (as defined in the New Credit Agreement) by the face amount of the Royal Letter of Credit.

             E. Notwithstanding the foregoing, in the event that on the Consummation Date the St. Paul Letter of Credit has not been issued, the New Credit Agreement shall be appropriately revised to delete
         Section 5.4(b)(i) of Exhibit L to the Recapitalization Agreement in its entirety and substitute the following therefor:

             "(i) Asset Dispositions, Income Tax Refunds and Cash Refunds from St. Paul.

                  (A) Required Prepayment.  The Borrower shall make a prepayment of the Loans in the amount of the Net Cash Proceeds received from the following:

                      (1) any  disposition of assets pursuant to the permissions set forth in subsections 10.8(e), (f), (g), or (h);

                      (2) any disposition of an asset pursuant to the permissions set forth in subsection 10.8(b) if the Net Cash Proceeds from such disposition equal or exceed Fifty Thousand Dollars ($50,000);

                      (3) any income tax refund received by Borrower (other than any such refund reflected as being due to Borrower on any return and which is elected to be applied to the following year's estimated tax liability payments of the Borrower and it Subsidiaries, if any); or

                      (4) any return of cash  collateral,  refund of premiums or other amounts received by the Borrower or any of its Subsidiaries from and after the Closing Date from St. Paul Fire

                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT
                  and Marine Insurance Company (or an Affiliate thereof) in connection with the insurance policies which expired March 31, 2002 and related claims.

              The Net Cash Proceeds from any asset disposition of the type described in the foregoing clauses (1) or (2) shall be delivered by the Borrower to the Agent, within two (2) Business Days after the receipt thereof. The Net Cash Proceeds from any income tax refund shall be delivered by the Borrower to the Agent, within two
              (2) Business Days after the receipt thereof. The Net Cash Proceeds from any amount of the type described in the foregoing clause (4) shall be delivered by the Borrower (or applicable Subsidiary) to the Agent within two (2) Business Days after the receipt thereof.

                  (B) Application of Net Cash Proceeds. Any Net Cash Proceeds so
              delivered under this subsection 5.4(b)(i) to the Agent shall be applied as follows: (1) first, to the installments of the Term Loans in inverse order of maturity thereof until the Term Loans have been paid in full; (2) second, to the Swingline Loans until paid in full; (3) third, to the Revolving Loans until paid in full, (4) fourth, to unpaid accrued interest on the Primary Obligations; (5) fifth, to any due and unpaid Primary Obligation; and (6) sixth, as collateral (and held by the Agent as such) in an interest bearing account over which the Agent shall have the sole right of withdrawal) for the Obligations. The amount of such proceeds so held as collateral shall (x) not exceed an amount equal to One Hundred Five percent (105%) of the sum of the maximum anticipated amount of such Contingent Primary Obligations plus the maximum anticipated amount of all Secondary Obligations and (y) shall be applied to the Obligations as proceeds of Collateral as set forth in subsection 5.6(b). No holder of any Secondary Obligation shall have any right to such collateral until (x) all Primary Obligations are paid in full and (y) all Contingent Primary Obligations are terminated, cash secured by an amount not to exceed One Hundred Five Percent (105%) of the amount thereof or otherwise satisfied. If no Event of Default exists and any proceeds remain after the applications described above, the remaining amount of such proceeds shall be delivered to the Borrower.

                  (C) Definition of Net Cash Proceeds;  Application of Estimated
              Taxes. The phrase "Net Cash Proceeds" means (1), with respect to a tax refund, the cash amount thereof net of the direct and reasonable costs of obtaining such refund incurred in good faith (including any accountant's or attorney's fees and other professional fees attributable thereto irrespective of when incurred or paid, other than any such professional fees incurred in connection with the preparation of tax returns in the ordinary course of business), (2) with respect to amounts received from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof), the gross amount of funds so received, and (3), with respect to asset dispositions, the cash proceeds received therefrom by the Borrower or any Subsidiary (including, without limitation, payments under notes or other debt securities received in connection with any disposition of assets and any proceeds received from any escrow or holdback, in each case, as and when actually received) net of, without duplication, (x) the direct and reasonable costs of such

                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT
              disposition incurred in good faith (including in such costs any estimated federal capital gains taxes; title insurance premiums; survey costs; costs of environmental reports and assessments; purchase price adjustments; filing fees; any transfer or documentary taxes; brokerage fees; attorney's fees; and other professional fees attributable thereto) and (y) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien prior to the Lien of the Agent on the asset or property disposed. The cash proceeds received from an asset disposition subject to this subsection 5.4(b)(i) in an amount equal to the estimated amount of any federal capital gains taxes attributable thereto shall be applied as a prepayment of the outstanding Revolving Loans without reducing the Revolving Commitment. "

              (d) deleting the  reference  to the number  "2,139,065"  in clause
              (ii) of the third sentence of Section 3.4 and substituting the number "2,155,065" therefor.

              (e) adding a new Subsection D to Section 4.4, such new Subsection 4.4D to read as follows:

                  "D. The  Company  shall use  reasonable  efforts to effect and consummate the St. Paul Collateral Substitution Transaction prior to the Consummation Date."

              (f)   deleting   subparagraph   2.(c)   of   Exhibit   B  to   the
         Recapitalization   Agreement  in  its  entirety  and  substituting  the
         following therefor:

              "deleting Section 4.1 in its entirety and substituting the following therefor:

                  4.1 Commitment During Forbearance Period; Additional Mandatory
              Prepayments. During the Forbearance Period, and provided that no Agreement Default has occurred and is continuing, (i) the aggregate Revolving Commitments of the Banks shall be $126,500,000, inclusive of a reduced Swingline Commitment of $5,000,000; and (ii) Borrower may continue to request Loans and Letters of Credit under and pursuant to the terms and provisions of the Credit Agreement up to the amount of such Commitments (provided, however, that (a) no Letter of Credit issued during the remainder of the Forbearance Period shall expire after April 30, 2002 except that the Borrower may request the issuance of (I) a Letter of Credit in a maximum face amount not to exceed $2,350,000 in favor of Royal Indemnity Company (or an Affiliate thereof) with an expiry date no later than one year from its date of issuance, in connection with the renewal or replacement of certain insurance policies of the Borrower, and (II) the St. Paul Letter of Credit (as defined in the Recapitalization Agreement) pursuant to the St. Paul Collateral Substitution Transaction (as defined in the Recapitalization Agreement), and (b) that certain Letter of Credit in the face amount of $750,000.00, with an expiry date of May 26, 2002, in favor of the Commissioner of Insurance for the State of Colorado, may be either reissued or amended to extend the expiry date thereof for up to an additional one-year period and shall not be included in the calculation of the Outstanding Revolving Credit during the Forbearance Period for so long as an amount in

                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT
              immediately available funds equal to the then established Contingent Primary Obligations associated with such Letter of Credit remains subject to a first and prior security interest and pledge to Successor Agent or Collateral Agent, as applicable to secure the Obligations, such funds to be held in a cash collateral account without any rights of withdrawal by the Borrower). In addition to any other mandatory prepayment required under the terms of the Existing Credit Agreement, the Borrower shall make a prepayment of the Loans in an amount equal to any return of cash collateral, refund of premiums or other amounts received by the Borrower or any of its Subsidiaries from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof) in connection with existing or prior insurance policies and related claims. Except as otherwise provided in clause (a)(II) of the proviso in the first sentence of this Section 4.1, any such prepayments shall be made by the Borrower (or such Subsidiary, as applicable) within two (2) Business Days of its receipt of any such funds from St. Paul Fire and Marine Insurance Company (or an Affiliate thereof) and the aggregate Revolving Commitments of the Banks shall immediately and without further notice or other action be reduced by the amount thereof."


     Paragraph 3. Effective Date. This First Amendment shall be effective on the date (the "Effective Date") Agent shall have received (i) counterparts of this First Amendment, executed by Borrower, Agent and the Holders, and (ii) satisfactory evidence that the Borrower's worker's compensation, general liability, property and casualty insurance has been placed with Royal Indemnity Company (or its affiliate) on terms and conditions satisfactory to the Agent for a period of at least one (1) year from March 31, 2002.

     Paragraph 4. Acknowledgment and Ratification. As a material inducement to Agent and the Banks to execute and deliver this First Amendment, Borrower (a) consents to the agreements in this First Amendment and (b) agrees and acknowledges that the execution, delivery, and performance of this First Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower under the Recapitalization Agreement, which shall remain in full force and effect, and all rights thereunder are hereby ratified and confirmed.

     Paragraph 5. Representations. As a material inducement to Agent and the Banks to execute and deliver this First Amendment, Borrower represents and warrants to Agent and the Banks that as of the Effective Date of this First
Amendment and as of the date of execution of this First Amendment, (a) all representations and warranties in the Recapitalization Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no default or event or condition exists which, with the passage of time or the giving of notice, or both, would constitute a default under the Recapitalization Agreement.

     Paragraph 6. Expenses. Borrower shall pay all costs, fees, and expenses paid or incurred by Agent incident to this First Amendment, including, without limitation, the fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this First Amendment and any related documents.

     Paragraph 7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this First Amendment shall be governed by Delaware law, (d) if any part of this First Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this First Amendment may

                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     Paragraph 8. ENTIRE AGREEMENT. THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS FIRST AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Paragraph 9. Parties. This First Amendment binds and inures to the benefit of Borrower, Agent, Banks, and their respective successors and assigns.

     The  parties  hereto  have  executed  this  First   Amendment  in  multiple
counterparts to be effective as of the Effective Date.

                     Remainder of Page Intentionally Blank.
                            Signature Pages to Follow

                 FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 COMPANY:
                                 -------

                                 DARLING INTERNATIONAL INC.



                                 By: /S/ Brad Phillips
                                     -------------------------------------------
                                     Brad Phillips
                                     Treasurer


                                 Address for Notices:
                                 -------------------

                                 251 O'Connor Ridge Blvd., Suite 300
                                 Irving, Texas 75038
                                 Fax No.: 972-717-1588
                                 Telephone No.:  972-717-0300
                                 Attention:   Treasurer







        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 AGENT:
                                 -----

                                 CREDIT LYONNAIS NEW YORK BRANCH
                                 individually as a Bank and as the Agent



                                 By: /s/ James B. Hallock
                                     -------------------------------------------
                                     Name:  James B. Hallock
                                     Title: Vice President



                                 Address for Notices:
                                 -------------------

                                 Credit Lyonnais New York Branch
                                 1301 Avenue of the Americas
                                 New York, New York 10019
                                 Telephone No.:  212-261-3259
                                 Facsimile No.:  212-261-7861
                                 Attention:  Mr. James Hallock


                                 With a copy to:
                                 --------------

                                 Credit Lyonnais Dallas Branch
                                 2200 Ross Avenue, Suite 4400 West
                                 Dallas, Texas 75201
                                 Telephone No.:  214-220-2304
                                 Facsimile No.:  214-220-2323
                                 Attention:  David Cagle






        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 BANKS:
                                 -----

                                 ARK CLO 2000-1, LIMITED

                                 By:  Patriarch Partners, LLC, its
                                      Collateral Manager



                                 By: /s/ Dennis J. Dolan
                                     -------------------------------------------
                                     Name:  Dennis J. Dolan
                                     Title: Authorized Signatory



                                 Address for Notices:
                                 -------------------


                                 Ark CLO 2000-1, Limited
                                 c/o Patriarch Partners, LLC
                                 40 Wall Street, 25th Floor
                                 New York, New York 10005
                                 Telephone No.: (212) 825-0550
                                 Facsimile No.: (212) 825-2038
                                 Attention:  Dennis Dolan/Lynn Tilton

                                 And

                                 Woodside Capital Management, LLC
                                 36 Woodland Street
                                 2nd Floor
                                 Hartford, CT  06105
                                 Telephone No.: (860) 547-1761
                                 Facsimile No.: (860) 547-1870
                                 Attention:  Anthony Varone







        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 BANK ONE N.A.



                                 By: /s/ Phillip D. Martin
                                     -------------------------------------------
                                     Name:  Phillip D. Martin
                                     Title: Senior Vice President



                                 Address for Notices:
                                 -------------------

                                 Bank One N.A.
                                 Mail Code IL1-0631
                                 1 Bank One Plaza
                                 Chicago, IL 60670







        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 CERBERUS PARTNERS, L.P.

                                 By: Cerberus Associates, L.L.C., its
                                     general partner



                                 By: /s/ Kevin Genda
                                     -------------------------------------------
                                     Name:  Kevin Genda
                                     Title: Attorney-in-Fact



                                 Address for Notices:
                                 -------------------

                                 450 Park Avenue, 28th Floor
                                 New York, New York 10022
                                 Attn: Kevin Genda







        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 AVENUE SPECIAL SITUATIONS FUND II L.P.

                                 By:  Avenue Capital Management II, LLC
                                      Its General Partner

                                      By: GLS Partners II, LLC, Managing Member
                                          Of General Partner



                                 By: /s/ Sonia Gardner
                                     -------------------------------------------
                                     Name:  Sonia Gardner
                                     Title: Managing Member




                                 Address for Notices:
                                 -------------------

                                 Avenue Special Situations Fund II
                                 535 Madison Avenue, 15th Floor
                                 New York, New York 10022






        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 CREDIT AGRICOLE INDOSUEZ



                                 By: /s/ Kathleen M. Sweeney
                                     -------------------------------------------
                                     Name:  Kathleen M. Sweeney
                                     Title: Vice President



                                 By: /s/ Leo von Reissig
                                     -------------------------------------------
                                     Name:  Leo von Reissig
                                     Title: Vice President





                                 Address for Notices:
                                 -------------------

                                 Credit Agricole Indosuez, New York Branch
                                 666 Third Avenue
                                 New York, NY   10017-4011
                                 Telephone No.: 646-658-2058
                                 Facsimile No.: 646-658-2051
                                 Attention: Kathleen Sweeney







        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                 PPM AMERICA SPECIAL INVESTMENTS
                                 FUND, LP

                                 By:  PPM America, Inc., as its attorney-in-fact



                                 By: /s/ Brian T. Schinderle
                                     -------------------------------------------
                                     Name:  Brian T. Schinderle
                                     Title: Senior Managing Director




                                 Address for Notices:
                                 -------------------

                                 PPM America, Inc.
                                 225 West Wacker Drive, 9th Floor
                                 Chicago, IL  60606
                                 Tel No.:  312-634-2572
                                 Fax No.:  312-634-0053
                                 Attention:  Brian Schinderle
                                             Senior Managing Director






        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                               WELLS FARGO BANK (TEXAS) NATIONAL ASSOCIATION



                                 By: /s/ Nipul V. Patel
                                     -------------------------------------------
                                     Name:  Nipul V. Patel
                                     Title: Vice President




                               Address for Notices:
                               -------------------

                               Wells Fargo Bank (Texas) National Association 1000 Louisiana Avenue, Suite 4300
                               Houston, TX 77002


        SIGNATURE PAGE TO FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT

                                                                      PROXY CARD

                           DARLING INTERNATIONAL INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Joseph R. Weaver and Brad Phillips, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters, 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, on April 30, 2002 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the "Annual Meeting"), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.


(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1, 2, 3 and 4.


Please mark your vote as indicated in this example [X]

1. Proposal to approve the issuance by the Company to its lenders of (i) approximately 46.7 million shares of our common stock, such that the lenders will collectively own 75% our issued and outstanding common stock and (ii) up to 110,000 shares of our newly created Series A Preferred Stock in connection with the Recapitalization (Proposal No. 1):

                           FOR            AGAINST         ABSTAIN
                          [   ]            [   ]           [   ]


2. Proposal to approve an amendment to the Company's Certificate of Incorporation in connection with the Recapitalization to (i) increase the number of authorized shares of our common stock from 25 million to 100 million (Proposal No. 2):


                           FOR            AGAINST         ABSTAIN
                          [   ]            [   ]           [   ]


3.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation in connection with the Recapitalization to grant to the lenders preemptive rights to purchase our common stock (Proposal No. 3):

                           FOR            AGAINST         ABSTAIN
                          [   ]            [   ]           [   ]


4.   Election of Directors (Proposal No. 4):


                          VOTE FOR ALL*                WITHHOLD FOR ALL
                              [   ]                         [   ]

     Nominees:
     Denis J. Taura                 Charles Macaluso
     O. Thomas Albrecht             Richard A. Peterson
     Fredric J. Klink



* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:


-------------------------------------------------------------------------



5.   Other Matters:

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS NO. 1, 2, 3 AND 4 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Annual Meeting dated April [__], 2002, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended December 29, 2001 forwarded therewith.


                                Dated: _______________________________, 2002


                                       -------------------------------
                                                   Signature

                                       -------------------------------
                                                    Signature